As filed with the Securities and Exchange Commission on March 8, 2007

Registration No. 333-

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORMS F-10*, F-4* and S-4*

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Angiotech Pharmaceuticals, Inc.*

(Exact name of Registrant as specified in its charter)

British Columbia, Canada	2834	98-0226269
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No. if applicable)

1618 Station Street

Vancouver, BC Canada V6A 1B6

(604) 221-7676

(Address and telephone number of Registrant’s principal executive offices)

Angiotech Pharmaceuticals (US), Inc.

101 North Bend Way, Suite 201

North Bend, WA 98045

(425) 831-4402

Attention: General Counsel

(Name, address and telephone number of agent for service in the United States)

Copies to:

Alison S. Ressler Sullivan & Cromwell LLP 1888 Century Park East Suite 2100 Los Angeles, CA 90067 (310) 712-6600	Ian A. Webb Borden Ladner Gervais LLP 1200 Waterfront Centre 200 Burrard Street P.O. Box 48600 Vancouver, Canada V7X 1T2 (604) 687-5744

*	The companies listed below under the heading “Additional Registrants” are included in this combined registration statement as additional registrants. This registration statement is a combined registration statement comprised of (i) a filing on Form F-10 with respect to the securities of Angiotech Pharmaceuticals, Inc. and the additional registrants incorporated under the laws of the provinces of British Columbia and Nova Scotia, Canada, (ii) a filing on Form S-4 with respect to the securities of the registrants incorporated under the laws of the States of Delaware, New York, Nevada, Washington and Colorado, and (iii) a filing on Form F-4 with respect to the securities of the registrants incorporated under the laws of Puerto Rico and England & Wales. The address for each of the additional registrants is c/o Angiotech Pharmaceuticals, Inc., 1618 Station Street, Vancouver, BC Canada V6A 1B6.

Approximate date of commencement of proposed sale of the securities to the public:

As soon as practicable after this Registration Statement becomes effective.

British Columbia, Canada

(Principal jurisdiction regulating this offering)

Form F-10			Form S-4
It is proposed that this filing shall become effective (check appropriate box):			If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with the General Instruction G, check the following box ☐
A. ☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).		If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
B. ☒	at some future date (check the appropriate box below):
	1. ☐	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).	If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
	2. ☐	pursuant to Rule 467(b) on (date) at (time) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).
	3. ☒	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4. ☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

Form F-4

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered		Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)		Amount of Registration Fee
Floating Rate Debt Securities	US$	325,000,000	100%	US$	325,000,000	US$	9,978
Guarantees		(2)	(2)		(2)		None(3)

(1)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(f)(2) of the Securities Act of 1933.
(2)	Each subsidiary of Angiotech Pharmaceuticals, Inc. that is listed on the table of Additional Registrants below has guaranteed the notes registered hereby.
(3)	Pursuant to Rule 457(n) of the Securities Act of 1933, no separate consideration will be received for the guarantee and, therefore, no additional registration fee is required.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

ADDITIONAL REGISTRANTS

Form F-10 Registrants

Exact Name of Additional Registrants*	Jurisdiction of Formation	Primary Standard Industrial Classification Code Number	IRS Employer Identification No. (if applicable)
0741693 B.C. Ltd.	British Columbia, Canada	2834	N/A
0761717 B.C. Ltd.	British Columbia, Canada	2834	85-2643164
3091796 Nova Scotia Company	Nova Scotia, Canada	2834	98-0440809
3091797 Nova Scotia Company	Nova Scotia, Canada	2834	98-0440808
3091798 Nova Scotia Company	Nova Scotia, Canada	2834	98-0440807
3091799 Nova Scotia Company	Nova Scotia, Canada	2834	98-0440806
3129537 Nova Scotia Company	Nova Scotia, Canada	2834	98-0484296
3129538 Nova Scotia Company	Nova Scotia, Canada	2834	98-0484290
3129539 Nova Scotia Company	Nova Scotia, Canada	2834	98-0484293
3129540 Nova Scotia Company	Nova Scotia, Canada	2834	98-0484294
3129541 Nova Scotia Company	Nova Scotia, Canada	2834	98-0484295
3132933 Nova Scotia Company	Nova Scotia, Canada	2834	98-0487063
3132934 Nova Scotia Company	Nova Scotia, Canada	2834	98-0487091
3132935 Nova Scotia Company	Nova Scotia, Canada	2834	98-0487092
3132936 Nova Scotia Company	Nova Scotia, Canada	2834	98-0487094
Angiotech International Holdings, Corp.	Nova Scotia, Canada	2834	98-0487151
Angiotech Investment Partnership	British Columbia, Canada	2834	98-0440805
Tercentenary Holdings, Corp.	Nova Scotia, Canada	2834	98-0487149

Form S-4 Registrants
Exact Name of Additional Registrants*	Jurisdiction of Formation	Primary Standard Industrial Classification Code Number	IRS Employer Identification No. (if applicable)
Afmedica, Inc.	Delaware, U.S.	2834	74-3033293
American Medical Instruments Holdings, Inc.	Delaware, U.S.	2834	56-2331114
American Medical Instruments, Inc.	Delaware, U.S.	2834	04-3246401
Angiotech BioCoatings Corp.	New York, U.S.	2834	16-1388560
Angiotech Capital, LLC	Nevada, U.S.	2834	N/A
Angiotech Pharmaceuticals (US), Inc.	Washington, U.S.	2834	91-2089490
B.G. Sulzle, Inc.	Delaware, U.S.	2834	36-4194551
Crimson Cardinal Capital, LLC	Nevada, U.S.	2834	98-0484296
Manan Medical Products, Inc.	Delaware, U.S.	2834	36-4083265
Medical Device Technologies, Inc.	Delaware, U.S.	2834	36-3723996
NeuColl, Inc.	Delaware, U.S.	2834	77-0508863
Point Technologies, Inc.	Colorado, U.S.	2834	84-1450991
Surgical Specialties Corporation	Delaware, U.S.	2834	23-2879848
Quill Medical, Inc.	Delaware, U.S.	2834	56-1747914

Form F-4 Registrants
Exact Name of Additional Registrants*	Jurisdiction of Formation	Primary Standard Industrial Classification Code Number	IRS Employer Identification No. (if applicable)
Surgical Specialties Puerto Rico, Inc.	Puerto Rico	2834	N/A
Surgical Specialties UK Holdings Limited	England & Wales	2834	N/A

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective and any necessary Canadian filings have been made and are declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 8, 2007

PROSPECTUS

$325,000,000

Angiotech Pharmaceuticals, Inc.

Offer to Exchange new Senior Floating Rate Notes due 2013 for any and all of its

outstanding Senior Floating Rate Notes due 2013.

Subject to the Terms and Conditions described in this Prospectus

The Exchange Offer will expire at 5:00 p.m. Eastern Daylight Time on             , 2007 unless extended

The Notes

We are offering to exchange (the “Exchange Offer”), upon the terms and subject to the conditions of this prospectus and the accompanying letter of transmittal, up to $325,000,000 of our new Senior Floating Rate Notes due 2013 for any and all of our outstanding old Senior Floating Rate Notes due 2013. We refer to our outstanding Senior Floating Rate Notes due 2013 as the “Old Notes” and to the new Senior Floating Rate Notes due 2013 to be issued in this Exchange Offer as the “Notes.” The Notes are substantially identical to the Old Notes that we issued on December 11, 2006, except for certain transfer restrictions and registration rights provisions relating to the Old Notes, and will evidence the same continuing indebtedness as the Old Notes. The CUSIP numbers for the Old Notes are 034918AD4, C04305AB1 and 034918AE2.

Material Terms of the Exchange Offer

•	You will receive an equal principal amount of Notes for all Old Notes that you validly tender and do not validly withdraw.

•	The exchange will not be a taxable exchange for United States federal income tax purposes. Similarly, the exchange will not constitute a disposition for Canadian federal income tax purposes.

•

There has been no public market for the Old Notes and we cannot assure you that any public market for the Notes will develop. We do not intend to list the Notes on any national securities exchange or any automated quotation system.

Special Note for Broker-Dealers

Each broker-dealer that receives Notes for its own account pursuant to this Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended, or the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 90 days after the expiration date of the Exchange Offer, it will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution”.

Consider carefully the “ Risk Factors” beginning on page 11 of this prospectus.

The offering of the Notes is made by Angiotech Pharmaceuticals, Inc. and the offering of the guarantees accompanying the Notes is made by Angiotech Pharmaceuticals, Inc.’s wholly-owned subsidiaries listed as “Additional Registrants”. Certain of these entities are foreign issuers in the United States and are permitted, under a multijurisdictional disclosure system adopted by the United States, to prepare this prospectus in accordance with the disclosure requirements of Canada. Prospective investors should be aware that such requirements are different from those of the United States.

Owning the securities described herein may subject you to tax consequences both in the United States and in Canada. This prospectus may not describe these tax consequences fully. You should read the tax discussion contained in this prospectus.

The enforcement by investors of civil liabilities under the federal securities laws may be affected adversely by the fact that Angiotech Pharmaceuticals, Inc. and certain of the Guarantors are incorporated or organized under the laws of Canada, that their respective officers and directors are residents of Canada, that some or all of the experts named in the registration statement may be residents of Canada, and that a substantial portion of the assets of Angiotech Pharmaceuticals, Inc., the Guarantors and such persons may be located outside the United States.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

The date of this prospectus is                     , 2007

The terms “Angiotech”, “Company”, “we”, “our” and “us”, except as otherwise indicated in this prospectus or as the context otherwise requires, refer to Angiotech Pharmaceuticals, Inc. and its subsidiaries. The term “Issuer” refers to Angiotech Pharmaceuticals, Inc., the issuer of the Notes.

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DOCUMENTS INCORPORATED BY REFERENCE

The following documents filed by Angiotech with provincial securities commissions or similar authorities in Canada and filed with or furnished to the SEC are specifically incorporated into and form an integral part of this prospectus:

(1)	the annual information form of Angiotech for the fiscal year ended December 31, 2005 (the “AIF”) (filed on SEDAR on March 31, 2006 and with the SEC on Form 40-F on April 3, 2006);

(2)	the audited consolidated balance sheets of Angiotech as at December 31, 2006 and 2005, and the audited consolidated statements of income, stockholders’ equity and cash flows of Angiotech for the years ended December 31, 2006, 2005 and 2004, together with the notes thereto and the auditors’ report thereon (filed on SEDAR on March 1, 2007 and furnished to the SEC on Form 6-K/A on March 1, 2007);

(3)	management’s discussion and analysis of the financial condition and operations of Angiotech for the year ended December 31, 2006 (filed on SEDAR on February 22, 2007 and furnished to the SEC on Form 6-K/A on March 1, 2007);

(4)	the portions of the periodic report on Form 6-K (filed on SEDAR on October 24, 2006 and furnished to the SEC on October 25, 2006) noted below (provided, that, other than the items listed below, no other part of the Form 6-K should be deemed to be or is otherwise intended to be incorporated by reference into this prospectus):

(a)	The page from Exhibit 1 containing the Report of Independent Registered Public Accounting Firm on the consolidated balance sheets of Angiotech as of December 31, 2005 and 2004 and the consolidated statements of income, stockholders’ equity and cash flows of Angiotech for the years ended December 31, 2005 and 2004 and fifteen months ended December 31, 2003, dated February 10, 2006, except as to note 17 b (iii), as to which the date is February 24, 2006 and as to note 22, as to which the date is September 13, 2006;

(b)	Exhibit 4, which contains the audited financial statements of Quill Medical, Inc. as of December 31, 2005 and 2004 and for the years then ended and the report of Quill Medical, Inc.’s independent accounting firm regarding such financial statements; and

(c)	Exhibit 5, which contains the unaudited financial statements of Quill Medical, Inc. as of March 31, 2006 and December 31, 2005 and for the quarters ended March 31, 2006 and 2005;

(5)	material change reports dated: February 1, 2006 with respect to the entering into by Angiotech of a definitive agreement to acquire AMI; February 24, 2006 with respect to a UK trial court decision to revoke Angiotech’s UK designation of one of its European patents; March 31, 2006 with respect to the acquisition of AMI by Angiotech; May 3, 2006 with respect to the receipt of a favourable decision of a Dutch court in a patent dispute involving a subsidiary of Angiotech; May 25, 2006 with respect to its updated financial outlook for the years ending December 31, 2006 and December 31, 2007; December 7, 2006 with respect to the proposed offering of senior floating rate notes due 2013 by Angiotech; and December 15, 2006 with respect to the closing of the offering of senior floating rate notes due 2013 by Angiotech (filed on SEDAR on February 1, 2006, February 24, 2006, March 31, 2006, May 4, 2006, June 2, 2006, December 7, 2006 and December 18, 2006, and furnished to the SEC on Form 6-K on February 2, 2006, February 24, 2006, April 3, 2006, May 5, 2006, June 2, 2006, December 7, 2006 and December 15, 2006, respectively); and

(6)	management information circular dated May 5, 2006 (filed on SEDAR on May 11, 2006 and furnished to the SEC on Form 6-K on May 11, 2006).

Any document of the type referred to in the preceding paragraph (excluding confidential material change reports not required to be incorporated by reference in a short form prospectus under Canadian securities laws), filed by Angiotech with securities commissions or similar authorities in the provinces of Canada subsequent to the date of this prospectus and prior to the termination of this distribution shall be deemed to be incorporated by reference into this prospectus. In addition, any document filed with or furnished to the SEC subsequent to the date of this prospectus that specifically states it is intended to be incorporated by reference into this prospectus shall be deemed to be so incorporated by reference.

The consolidated financial statements of Angiotech filed with the SEC on a periodic report on Form 6-K/A, dated as of March 1, 2007, which are incorporated by reference into this prospectus, include the financial results of the Guarantors which were subsidiaries of Angiotech throughout the period presented in such financial statements.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

FORWARD-LOOKING STATEMENTS

Statements contained in this prospectus that are not based on historical fact, including without limitation statements containing the words “believes,” “may,” “plans,” “will,” “estimate,” “continue,” “anticipates,” “intends,” “expects” and similar expressions, constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and constitute “forward-looking information” within the meaning of applicable Canadian securities laws. All such statements are made pursuant to the “safe harbor” provisions of applicable securities legislation. Forward-looking statements may involve, but are not limited to, comments with respect to our objectives and priorities for 2007 and beyond, our strategies or future actions, our targets, expectations for our financial condition and the results of, or outlook for, our operations, research development and product and drug development. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, events or developments to be materially different from any future results, events or developments expressed or implied by such forward-looking statements.

Many such risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following: general economic and business conditions, both nationally and in the regions in which we operate; market demand; technological changes that could impact our existing products or our ability to develop and commercialize future products; competition; existing governmental regulations and changes in, or the failure to comply with, governmental regulations; adverse results or unexpected delays in drug discovery and clinical development processes; adverse findings related to the safety and/or efficacy of our products or products sold by our partners; decisions, and the timing of decisions, made by health regulatory agencies regarding approval of our technology and products; the requirement for substantial funding to conduct research and development and to expand commercialization activities or consummate acquisitions; and any other factors that may affect performance. In addition, our business is subject to certain operating risks that may cause the actual results expressed or implied by the forward-looking statements in this prospectus to differ materially from our actual results. These operating risks include: our ability to attract and retain qualified personnel; our ability to successfully complete preclinical and clinical development of our products; changes in business strategy or development plans; our failure to obtain patent protection for discoveries; loss of patent protection resulting from third-party challenges to our patents;

commercialization limitations imposed by patents owned or controlled by third parties; our ability to obtain rights to technology from licensors; liability for patent claims and other claims asserted against us; our ability to obtain and enforce timely patent and other intellectual property protection for our technology and products; the ability to enter into, and to maintain, corporate alliances relating to the development and commercialization of our technology and products; market acceptance of our technology and products; our ability to successfully manufacture, market and sell our products; the continued availability of capital to finance our activities; our ability to continue to integrate into our business the operations of American Medical Instruments Holdings, Inc. (“AMI”); our ability to achieve the operational and other synergies and the other commercial or financial benefits expected as a result of the acquisition of AMI; and any other factors referenced in our annual information form and other filings with the applicable Canadian securities regulatory authorities or the SEC. For a more thorough discussion of the risks associated with our business, see the “Risk Factors” section in this prospectus.

Given these uncertainties, assumptions and risk factors, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained in this prospectus to reflect future results, events or developments.

W HERE YOU CAN FIND MORE INFORMATION

We have filed a combined registration statement on Forms F-10, S-4 and F-4 with the SEC regarding the Notes. This prospectus is part of our combined registration statement. For further information about Angiotech and the Notes, you should refer to our combined registration statement, its exhibits and the documents incorporated by reference into such registration statement. This prospectus summarizes material provisions of contracts and other documents to which we refer you. Since the prospectus might not contain all of the information that you might find important, you should review the full text of these contracts and other documents. We have included copies of certain of these documents as exhibits to our registration statement.

Angiotech is subject to the periodic reporting and other informational requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and accordingly is required to file reports and other information with the SEC. Copies of Angiotech’s reports and other information may be inspected and copied at the public reference facilities maintained by the SEC. However, Angiotech is a “foreign private issuer” as defined in Rule 405 of the Securities Act, and therefore is not required to comply with Exchange Act provisions regarding proxy statements and short swing profit disclosure.

Copies of Angiotech’s materials filed with the SEC may also be obtained by mail at prescribed rates from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549 or by calling the SEC at 1-800-SEC-0330. Angiotech’s filings are also electronically available from the SEC’s Electronic Document Gathering and Retrieval System, which is commonly known by the acronym EDGAR and which may be accessed at www.sec.gov, as well as from commercial document retrieval services.

Angiotech also files information, such as periodic reports and financial information, with the Canadian Securities Administrators, which may be accessed at www.sedar.com.

Anyone who receives a copy of this prospectus may obtain a copy of the indenture governing the Notes without charge by writing to Angiotech’s Corporate Secretary at 1618 Station Street, Vancouver, BC, Canada V6A 1B6. The indenture governing the Notes has also been filed as an exhibit to the combined registration statement of which this prospectus is a part.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

Angiotech was formed under the laws of British Columbia, Canada. A substantial portion of Angiotech’s assets are located outside the United States. In addition, a majority of the members of Angiotech’s board of directors and officers are residents of countries other than the United States. As a result, it may be impossible for U.S. investors to affect service of process within the United States upon Angiotech or these persons or to enforce against Angiotech or these persons any judgments in civil and commercial matters, including judgments under U.S. federal or state securities laws. In addition, a Canadian court may not permit U.S. investors to bring an original action in Canada or to enforce in Canada a judgment of a state or federal court in the United States.

CURRENCY TRANSLATION

We prepare our financial statements in U.S. dollars. The following table lists, for each period presented, the high and low exchange rates, the average of the exchange rates on the last day of each month during the period indicated and the exchange rates at the end of the period for one Canadian dollar, expressed in United States dollars, based on the noon buying rate in New York City for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York. On December 29, 2006, the inverse of the noon buying rate in New York City for cable transfers of Canadian dollars was $1.00 = US$0.8582.

	Year ended December 31,
	2004	2005	2006
High for the period	.8493	.8690	.9100
Low for the period	.7158	.7872	.8528
End of period	.8310	.8579	.8582
Average for the period(1)	.7702	.8276	.8847

(1)	Average represents the average of the rates on the last day of each month during the period.

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SUMMARY

We are able to incorporate by reference information into this prospectus, which means we can disclose important information to you in documents outside this prospectus. The following summary is qualified in its entirety by and should be read in conjunction with the detailed information and financial statements appearing elsewhere in this prospectus and incorporated by reference herein. You should read the entire prospectus and the information incorporated herein closely, including management’s discussion and analysis of the financial condition and operations of Angiotech for the year ended December 31, 2006 (filed on SEDAR on February 22, 2007 and furnished to the SEC on Form 6-K/A on March 1, 2007). The terms “Angiotech”, “Company”, “we”, “our” and “us”, except as otherwise indicated in this prospectus or as the context otherwise requires, refer to Angiotech Pharmaceuticals, Inc. and its subsidiaries. The term “Issuer” refers to Angiotech Pharmaceuticals, Inc., the issuer of the Notes.

Overview

We are a specialty pharmaceutical and medical device company that discovers, develops and markets innovative technologies and medical products primarily for local diseases, or for complications associated with medical device implants, surgical interventions and acute injury. Our proprietary technologies include various drug, drug delivery, surface modification technologies and other medical biomaterials. Our research and development efforts focus on understanding and characterizing biological conditions that often occur concurrent with medical device implantation, surgery or acute trauma, including scar formation and inflammation, cell proliferation, infection and tumor tissue overgrowth. Our strategy is to apply these various technologies to create and commercialize novel, proprietary medical device, surgical implant and pharmaceutical products that reduce procedure side effects, improve surgical outcomes, shorten hospital stays, or are easier or safer for a physician to use.

On March 23, 2006, we acquired 100% of the equity of privately-held AMI, a leading independent manufacturer of over 5,000 specialty, single-use medical devices primarily for the interventional radiology, vascular surgery and general surgery markets. We refer to our acquisition of AMI as the “Acquisition”. The Acquisition has significantly diversified our revenue base and provided us with commercial resources, including sales, marketing, and manufacturing. AMI has also provided us with a broad portfolio of medical device products to which we may apply our various proprietary technologies. Since the Acquisition, we generated a significant portion of our revenue from direct AMI product sales as a complement to our royalty revenue derived from sales of TAXUS coronary stents and other products by our corporate partners.

We develop our products using a proprietary and systematic discovery approach. We use our drug screening capabilities to identify new uses for known pharmaceutical compounds. We look for compounds that address the underlying biological causes of conditions that can occur concurrent with medical device implantation, surgery or acute trauma. Once appropriate drugs have been identified, we formulate the drug, or combination of drugs, with our portfolio of drug, drug delivery and surface modification technologies and biomaterials to develop a novel drug-eluting medical device or surgical implant. We have patent protected, or have filed patent applications for, our technology and many of our products and potential product candidates, and our portfolio of intellectual property developed, or acquired to date, includes over 160 issued U.S. patents and 190 pending U.S. patent applications.

We operate in two segments: Pharmaceutical Technologies and Medical Products.

Pharmaceutical Technologies:

The Pharmaceutical Technologies segment develops, licenses and sells technologies that improve the performance of medical devices and the outcomes of surgical procedures. These technologies include various drug, drug delivery and surface modification materials and other medical biomaterials designed to be applied across a wide range of medical devices and technologies, surgical procedures and medical disciplines. This segment focuses primarily on establishing product development and marketing partnerships with major medical device, pharmaceutical or biomaterials companies and to date has derived the majority of its revenue from royalties due from partners that develop, market and sell products incorporating our technologies. Currently our principal revenues in this segment come from royalties derived from sales by Boston Scientific Corporation (“BSC”) of TAXUS® coronary stent systems incorporating the drug paclitaxel. We also expect to apply certain of the technologies developed by this business segment to develop novel next generation products for the Medical Products segment to market and sell directly to end users or medical product distributors.

Medical Products:

The Medical Products segment manufactures and markets a wide range of single use, specialty medical devices, with products focused primarily on general surgery, oncology and tumor biopsy, interventional radiology and vascular surgery, ophthalmology and aesthetic surgery. The Medical Products segment also manufactures finished medical devices and medical device components for third party medical device manufacturers and marketers.

The Medical Products segment has several specialized direct sales and distribution organizations in the U.S. and the European Union (“EU”), as well as significant manufacturing capabilities. This business segment derives the majority of its revenue from direct product sales to end users or various medical products distributors. Many of these products are made using our proprietary manufacturing processes, or are protected by intellectual property.

As discussed above, it is expected that the Medical Products segment may eventually market and sell certain products developed by the Pharmaceutical Technologies segment through its direct sales and distribution channels, and may apply certain of that segment’s technologies to its products to create novel, next generation medical products to market directly to end users or medical products distributors. There are currently numerous product development efforts underway that explore the application of certain of Pharmaceutical Technologies’ proprietary drug, drug delivery and surface modification materials and other medical biomaterials to products marketed by our Medical Products segment.

Clinical Programs

We expect our product development efforts to focus primarily on the areas of vascular surgery, biopsy and oncology, wound closure, aesthetics and ophthalmology. Our discovery approach has yielded a number of technologies and product candidates that are in various stages of research and clinical development. Our most significant product candidates currently undergoing human clinical trials include:

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TAXUS Liberté paclitaxel-eluting coronary stent system. The TAXUS Liberté coronary stent system, which was developed and is under evaluation in clinical trials being conducted by our partner BSC, represents BSC’s next generation product incorporating our research, technology and intellectual property related to the use of paclitaxel to prevent restenosis and other local inflammatory diseases. It has been designed to further enhance coronary stent deliverability and blood vessel conformability, particularly in challenging coronary lesions. BSC has to date commenced sales of the TAXUS Liberté only in countries outside of the United States. On August 24, 2004, BSC initiated the ATLAS trial, a pivotal study to collect data to support regulatory filings in the United States for product commercialization of TAXUS Liberté. The ATLAS trial is a global, multicenter pivotal study designed to support the U.S. Food and Drug Administration (“FDA”) approval of the TAXUS Liberté stent system. The trial is assessing the safety and efficacy of a slow-release dose formulation paclitaxel- eluting TAXUS Liberté stent system. On February 22, 2005, ATLAS completed enrolment of 872 patients at 72 sites in the United States, Canada, Australia, New Zealand, Singapore and Hong Kong. In addition to the ATLAS trial, the TAXUS Liberté clinical development program includes several expansion studies for long lesion stenting, small vessel stenting and direct stenting of coronary lesions. In October 2006, BSC announced 12-month follow up data from the ATLAS trial. The data demonstrated that the safety and efficacy benefits with the TAXUS Liberté stent were maintained at 12 months. These data are currently being reviewed by the FDA, and BSC expects to receive approval and begin marketing the TAXUS Liberté stent in the United States in 2007.

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ZILVER® PTX paclitaxel-eluting peripheral vascular stent. The ZILVER PTX peripheral vascular stent, which was developed and is under evaluation in clinical trials being conducted by our partner Cook Group, Inc. (“Cook”), a multinational medical device manufacturer, is a specialized stent product incorporating our proprietary paclitaxel technology and is designed for placement in diseased arteries in the limbs to restore blood flow. The ZILVER PTX paclitaxel-eluting peripheral stent is designed to reduce restenosis following placement of a stent in peripheral artery disease patients and is currently undergoing human clinical trials in the United States and the EU to assess product safety and efficacy. These studies are being conducted by our partner Cook, which is a co-exclusive licensee, together with BSC, to our proprietary paclitaxel technology to reduce restenosis following stent placement in peripheral artery disease. In January 2007, Cook released nine-month data from its EU clinical study. The preliminary data presented by Cook on the first 60 patients in the randomized trial, which is examining the safety of using Cook’s ZILVER PTX paclitaxel-eluting stent to treat blockages, or lesions, of the superficial femoral artery (SFA) above the knee, indicated that the ZILVER PTX showed an equal adverse event rate to conventional angioplasty for treating SFA lesions. The ZILVER PTX stent also displayed a zero-percent fracture rate for 41 lesions at six months and 18 lesions at one year. Effectiveness of the device in treating lesions of the SFA will be evaluated in a pivotal trial, which is expected to start in 2007 in the United States. The study is planned to enroll 420 patients at 50 investigative sites.

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Vascular WrapTM. Our paclitaxel-eluting mesh surgical implant, or Vascular WrapTM, is designed to treat complications associated with vascular graft implants in patients that undergo hemodialysis or have peripheral artery disease. We are currently conducting, or are planning to conduct, several human clinical trials to assess the safety and efficacy of our Vascular Wrap product. In November 2006, we announced the results from our initial human clinical trial, which was conducted in the EU and was designed to evaluate the safety of the Vascular Wrap product in patients with peripheral artery disease in the limb. The trial produced evidence that the Vascular Wrap product reduced the overall incidence of leg amputation, a common complication of peripheral artery disease, and prolonged limb retention time for patients in the treatment group relative to the control group. The Vascular Wrap product was well tolerated, with no adverse events being considered related to the use of the product. In November 2006, we filed for a CE Mark for use of the Vascular Wrap product in peripheral vascular disease. Upon receipt of a CE Mark, we would commence commercialization of our Vascular Wrap product in the EU and in certain other countries outside the United States. We currently plan to initiate additional clinical trials to evaluate the use of the Vascular Wrap product in hemodialysis patients in 2007. Should these studies provide positive efficacy data, we would submit the results to the FDA and attempt to secure approval to market the Vascular Wrap product in the United States.

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Anti-Infective Catheter. Central venous catheters (“CVC”) are usually inserted into critically ill patients for extended periods of time to administer fluids, drugs, and nutrition, as well as facilitate frequent blood draws. Through our proprietary drug identification strategy, we have elected to evaluate 5-Fluorouracil (“5-FU”), a drug previously approved by the FDA for treatment of various types of cancer, as a compound that may help to prevent certain types of infection in patients receiving a CVC. Our 5-FU-eluting CVC is currently undergoing a human clinical trial in the United States designed to assess the safety and efficacy of the catheter in preventing various types of catheter related infections.

The study is a randomized, single-blind, 850-patient, 20-center study. There were 532 patients enrolled in the study as of December 31, 2006. If the CVC study results are favorable, we intend to request a 510(k) clearance from the FDA to market and sell the CVC in the United States.

Additionally, during the year ended December 31, 2006, we completed the following clinical program:

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Non drug-loaded sprayable biomaterial adhesion barrier (Adhibit™). Our non drug-loaded Adhibit sprayable barrier product is designed to provide for the reduction of surgery-induced adhesions that can occur after a surgical procedure. In April 2006, we announced data from our 71 patient human clinical study conducted in the EU, designed to assess the safety and efficacy of Adhibit sprayable barrier in preventing adhesions in patients undergoing a procedure to remove fibroids from the uterus (myomectomy surgery). The data indicated that the use of Adhibit sprayable barrier reduced post-operative adhesion formation as measured by the modified American Fertility Society (“mAFS”) score, a scoring system that factors in both the extent and tenacity of adhesions. Patients in the group that were treated with Adhibit sprayable barrier experienced a statistically significant reduction in their mAFS score when compared with those in the control group. We are currently evaluating, together with our partner Baxter Healthcare Corporation (“Baxter”), the timing and form of any regulatory submission for approval of this indication in the EU. We granted Baxter exclusive worldwide marketing and distribution rights to our non-drug loaded Adhibit sprayable barrier product, except in the United States, where Baxter has an option to obtain those rights.

Angiotech Strategy

Our strategy is to apply our various technologies to develop and commercialize novel, proprietary medical device, surgical implant and pharmaceutical products that address the most frequent problems or complications observed in connection with medical device use or surgical procedures. Specific elements of our strategy include:

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Identify and Prioritize Market Opportunities. We begin our product development process by identifying medical devices or surgical procedures where problems or complications arise soon after device implantation or the initial procedure, and where re-intervention is expensive, potentially harmful for patients or difficult to perform. We target areas where we have previously developed successful technologies, such as the treatment of scar formation and cell formation with paclitaxel and its analogues or derivatives, or where we have particular scientific focus or expertise.

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Develop Novel, Proprietary Product Candidates. After prioritizing opportunities, we identify the underlying biology that contributes to complications or failures in the devices or procedures. We then combine our drug screening and selection process with our diverse formulation technologies to create a combination drug-device or drug-biomaterial product candidate.

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Establish and Develop Intellectual Property Portfolio. After identifying potentially useful technologies or developing novel product candidates, we incorporate all of these elements into our existing patent portfolio where applicable, and we attempt to develop and establish new intellectual property in jurisdictions throughout the world.

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Select Commercialization Path. Once we reach a certain stage with a technology or product candidate, we select a development and commercialization path. This process may include pursuing a major corporate development partner, or establishing a development partnership with a venture stage company. We may also independently develop and commercialize a technology or product candidate and retain all manufacturing, marketing and other commercial rights.

•	Pursue Selective Strategic Acquisitions and Licenses. To support our product development and commercialization activities, we have pursued, and will continue to selectively pursue, acquisitions or licenses to obtain proprietary pharmaceutical compounds or compound classes, formulation technologies, and intellectual property or other commercial assets. For example, the Acquisition enables us to pursue the commercialization of certain of our product candidates in selected medical markets, including vascular and general surgery, and potentially introduce new products incorporating our technology into the portfolio of products obtained through the Acquisition.

Competitive Strengths

We believe that the combination of the following competitive strengths differentiates us from our competitors:

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Paclitaxel-Eluting Coronary Stent Franchise. We originally partnered our proprietary paclitaxel technology with BSC and Cook Group Incorporated, or Cook, in 1997. Our technology is currently used exclusively in coronary applications by BSC on its TAXUS Express coronary stent platform, which is the second BSC coronary stent platform incorporating our technology. Our technology is also being used on BSC’s TAXUS Liberté coronary stent platform, which was recently launched commercially in the European Union and BSC is expecting to launch in the first half of 2007 in the United States. As of December 31, 2006, over three million TAXUS coronary stents have been implanted in patients worldwide for the treatment of coronary artery disease. New potential competitive entrants to the drug-eluting coronary stent marketplace must market their product against the most substantial portfolio available of human clinical trial data for any drug-eluting coronary stent product, as well as combat a significant track record of successful day-to-day clinical use that demonstrate the safety and efficacy of paclitaxel in coronary artery disease treatment.

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Broad Device Product Portfolio. The AMI device product line, which targets multiple medical specialties of interest to us, consists of over 5,000 SKUs, creating a high degree of revenue diversity, such that no single product is estimated to contribute greater than 5% of AMI’s direct sales revenue. Importantly, the majority of these products are sold directly to physicians as opposed to large hospital groups or group purchasing organizations.

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Cell Biology, Drug Screening and Biomaterials Expertise. We have developed a unique array of in vitro and in vivo biological assays that we believe provide predictive models of the medical device and surgical problems we attempt to address. We have screened over 600 known single-agent compounds and over 2,000 drug combinations against these assay groups to date, and believe we have identified and prioritized, by potential for efficacy, drugs that could be combined with a significant number of medical devices or surgical implants. In addition, we have acquired or developed various drug, drug delivery and surface modification technologies and biomaterials, including implantable and sprayable materials. We have developed expertise in manipulating these materials to deliver accurate doses of chosen drugs over varying periods of time, which is a critical aspect of achieving desired treatment outcomes.

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Intellectual Property Position. We have developed, licensed and acquired a broad intellectual property portfolio relating to our proprietary paclitaxel technology, with access to over 80 issued U.S. and foreign equivalent patents covering this technology. In addition, we have access to a large portfolio (through license or ownership) of over 460 U.S. patents and patent applications relating to various other drugs, drug classes, formulation and other technologies for use in combination with a wide range of medical devices and surgical implants.

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Significant, Established Commercialization Operations. As a result of the Acquisition, we have two specialty, surgeon-focused sales forces that market and sell our products for which we have retained commercial rights. These sales forces sell single-use products directly to physicians, which has enabled sales personnel to establish strong relationships with existing and potential customers. In addition, with the Acquisition, our continuing operations consist of over 590,000 square feet of manufacturing, research and administrative space located in 17 facilities across four different countries, and a group of experienced manufacturing employees. We believe this significant manufacturing capacity may allow for market introduction of new product candidates and future growth without the need for significant additional capital expenditures by us.

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Management and Technical Experience. Our management and scientific teams combine experience across both the specialty pharmaceutical and medical device industries, including expertise in pharmaceutical chemistry and formulation as well as medical device manufacturing and commercialization. Our executives and management team bring experience from various aspects of the specialty pharmaceutical and biotechnology industries, including scientific expertise in pharmaceutical chemistry and formulation and business development and financial expertise in complex partnering, licensing and intellectual property procurement transactions. The executives and management team that joined us in the Acquisition provide skills that are highly complementary to our team, specifically in the areas of medical device engineering, manufacturing, product commercialization, and sales and marketing.

THE EXCHANGE OFFER

The Exchange Offer relates to the exchange of up to $325,000,000 aggregate principal amount of outstanding Senior Floating Rate Notes due 2013, for an equal aggregate principal amount of Notes. The form and terms of the Notes are identical in all material respects to the form and terms of the corresponding outstanding Old Notes, except that the Notes will be registered under the Securities Act, and therefore they will not bear legends restricting their transfer.

The Exchange Offer

We are offering to exchange $1,000 principal amount of our Notes that we have registered under the Securities Act for each $1,000 principal amount of outstanding Old Notes. In order for us to exchange your Old Notes, you must validly tender them to us and we must accept them. We will exchange all outstanding Old Notes that are validly tendered and not validly withdrawn.

Resale of the Notes

Based on interpretations by the staff of the SEC set forth in no-action letters issued to other parties, we believe that you may offer for resale, resell and otherwise transfer your Notes without compliance with the registration and prospectus delivery provisions of the Securities Act if you are not our affiliate, you acquire the Notes issued in the exchange offer in the ordinary course of your business, you are not a broker-dealer that acquired any of its Old Notes directly from us and you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the Notes we issue to you in the exchange offer.

Each broker-dealer that receives Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Notes. See “Plan of Distribution”.

Expiration Date

The Exchange Offer will expire at 5:00 p.m., Eastern Daylight Time,             , 2007, unless we decide to extend the expiration date. We may extend the expiration date for any reason. If we fail to consummate the Exchange Offer, you will have certain rights against us under the registration rights agreement we entered into as part of the offering of the Old Notes.

Special Procedures for Beneficial Owners

If you are the beneficial owner of Old Notes and you registered your Old Notes in the name of a broker or other institution, and you wish to participate in the exchange, you should promptly contact the person in whose name you registered your Old Notes and instruct that person to tender the Old Notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding Old Notes, either make appropriate arrangements to register ownership of the outstanding Old Notes in your name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

Guaranteed Delivery Procedures

If you wish to tender your Old Notes and time will not permit your required documents to reach the exchange agent by the expiration date, or you cannot complete the procedure for book-entry transfer on time or you cannot deliver your certificates for registered Old Notes on time, you may tender your Old Notes pursuant to the procedures described in this prospectus under the heading “The Exchange Offer—How to Use the Guaranteed Delivery Procedures if You Will Not Have Enough Time to Send All Documents to Us”.

Withdrawal Rights	You may withdraw the tender of your Old Notes at any time prior to the expiration date.

Certain Canadian Federal and United States Federal Income Tax Consequences

An exchange of Old Notes for Notes will not be subject to United States federal income tax. Similarly, the exchange will not constitute a disposition for Canadian federal income tax purposes. See “Important Canadian Federal and United States Federal Income Tax Considerations”.

Use of Proceeds

We will not receive any proceeds from the issuance of Notes pursuant to the Exchange Offer. Old Notes that are validly tendered and exchanged will be retired and canceled. We will pay all expenses incident to the Exchange Offer.

Exchange Agent

You can reach Wells Fargo Bank, N.A., the Exchange Agent, at 707 Wilshire Blvd., 17th Floor, Los Angeles, CA 90017, Attention: Madeliena J. Hall. For more information with respect to the Exchange Offer, you may call the Exchange Agent at (213) 614-2588; the fax number for the Exchange Agent is (213) 614-3355 (eligible institutions only).

Dissenter or Appraisal Rights	Holders of Old Notes will not have dissenters’ or appraisal rights in connection with the Exchange Offer.

THE NOTES

The following summary is provided solely for your convenience. This summary is not intended to be complete. For a more detailed description of the Notes, see “Description of the Notes”.

Issuer	Angiotech Pharmaceuticals, Inc., a British Columbia corporation.

Notes Offered	$325 million aggregate principal amount of senior floating rate notes due 2013.

Maturity Date	December 1, 2013.

Interest

The notes will accrue interest from the date of their issuance at a floating rate per year equal to LIBOR (as defined) plus 3.75%, and will be reset quarterly. Interest on the notes will be payable quarterly in arrears on March 1, June 1, September 1 and December 1, commencing on March 1, 2007.

Guarantees

The notes will be fully and unconditionally guaranteed on a joint and several basis by all of our existing and future subsidiaries that guarantee any of our other indebtedness, including our $250 million senior subordinated notes due 2014 we issued on March 23, 2006. These notes maturing in 2014 are referred to in this prospectus as our 2014 Notes. See “Description of Notes—Note Guarantees”.

Ranking	The notes and the guarantees will be:

•	pari passu in right of payment to all of our and our guarantors’ existing and future senior indebtedness;

•	senior in right of payment to any of our or our guarantors’ existing and future indebtedness that is expressly subordinated in right of payment to the notes, including our 2014 Notes;

•	effectively subordinated in right of payment to all of our and our guarantors’ existing and future secured indebtedness to the extent of the assets securing such indebtedness; and

•	effectively subordinated to all of the existing and future indebtedness, including trade payables, of our subsidiaries that do not guarantee the notes.

Excluding intercompany transactions, our subsidiaries that will not be guarantors of the Notes accounted for approximately $13.2 million or 14%, and $38.5 million or 12%, of our total revenues from continuing operations for the three months and year ended December 31, 2006, respectively, and approximately $184.5 million or 15% of our total assets and approximately $32.4 million or 4% of our total liabilities as of December 31, 2006.

Optional Redemption	We may redeem some or all of the notes at any time on or after June 1, 2008 at the redemption prices listed under “Description of

Notes—Optional Redemption”. In addition, we may redeem up to 35% of the aggregate principal amount of the notes using net proceeds from certain equity offerings completed prior to June 1, 2008.

Make-Whole Redemption	We may redeem the notes at any time prior to June 1, 2008, in whole or in part, by paying a redemption price equal to the sum of:

(1)	100% of the principal amount of the notes to be redeemed, plus

(2)	the Applicable Premium (as defined in “Description of Notes”),

plus accrued interest thereon, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Change of Control

If we experience a change of control (as defined in the indenture governing the notes), we will be required to make an offer to repurchase the notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. See “Description of Notes—Repurchase at the Option of Holders—Change of Control”.

Certain Covenants	The indenture governing the notes will contain certain covenants that will, among other things, limit our ability and the ability of our restricted subsidiaries to:

•	incur, assume or guarantee additional indebtedness or issue preferred stock;

•	pay dividends or make other equity distributions to our stockholders;

•	purchase or redeem our capital stock;

•	make certain investments;

•	create liens;

•	sell or otherwise dispose of assets;

•	engage in transactions with our affiliates; and

•	merge or consolidate with another entity or transfer all or substantially all of our assets.

All of these restrictive covenants are subject to a number of important exceptions and qualifications. See “Description of Notes—Certain Covenants”. Certain of these covenants will cease to be applicable to us if the notes are rated investment grade. See “Description of Notes—Changes in Covenants when Notes Rated Investment Grade”. We cannot assure you that the notes will ever achieve or maintain an investment grade rating.

RISK FACTORS

Before you decide to participate in the Exchange Offer, you should carefully consider the following risk factors and other information contained or incorporated by reference in this prospectus.

Risks Related to our Business

You should consider carefully the following information about these risks, together with all of the other information contained or incorporated by reference in this prospectus. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may impair our business operations. If any of the following risks actually occur, our business, results of operations and financial condition could be harmed.

Boston Scientific may be enjoined from selling, or otherwise become subject to limitations applicable to its ability to sell, TAXUS in the United States.

Our royalty revenue relating to paclitaxel-eluting coronary stents depends on BSC’s ability to continue to sell its TAXUS Express2™ stent and launch and sell the TAXUS Liberté stent in the United States. BSC is involved in several legal proceedings concerning challenges to its stent business. As an example, on June 21, 2005, a Delaware jury held that BSC’s TAXUS Express2™ paclitaxel-eluting stent and its Liberté and Express bare metal stents infringe the Palmaz Schatz patent (U.S. 4,739,762) and the Gray patent (U.S. 5,895,406) which are both owned by Cordis Corporation (“Cordis”), a subsidiary of Johnson & Johnson Inc. (“JNJ”). These jury verdicts were upheld by the District Court of Delaware on May 11, 2006. On July 1, 2005, the jury held that Cordis/JNJ’s Bx VELOCITY, Bx SONIC, CYPHER® and PALMAZ GENESIS stents infringe BSC’s Jang patent (U.S. 5,922,021) and that Cordis/JNJ’s CYPHER stent infringed BSC’s Ding patent (U.S. 6,120,536). On May 11, 2006, the District Court of Delaware decided that JNJ’s CYPHER stent infringes one of BSC’s patents. Cordis is not seeking injunctive relief against the TAXUS Express2 stent. Although the Palmaz Schatz patent expired at the end of 2005, the Gray patent does not expire until 2016. Cordis has indicated that it will assert the claims of the Gray patent against the TAXUS Liberté stent if and when it is launched. If Cordis were to seek an injunction and if it were successful, BSC would not be able to sell the TAXUS Liberté stent in the United States until the Gray patent expires, unless the injunction were lifted or BSC were able to complete clinical trials for a version of the product using another stent design that does not infringe the claims of the Gray patent. As a result, if Cordis were to obtain an injunction, our revenue as a result of sales of the TAXUS Liberté stent would likely be significantly reduced. As another example, BSC was recently involved in breach of contract litigation with Medinol, Ltd. for sales of TAXUS Express2™ paclitaxel-eluting and Express bare metal stents. A settlement in this matter was announced on September 21, 2005. On November 8, 2005, BSC filed a civil action in Delaware asserting infringement of BSC’s Jang patent by Conor Medsystems, Inc. (“Conor”). The Delaware Court has set a trial date in October 2007. We expect that our licensees, including BSC and others, may be involved in other material legal proceedings in the future relating to paclitaxel-eluting stents.

We depend on BSC for a significant amount of our future revenues and development of TAXUS.

Although the Acquisition has diversified our revenue, we anticipate that a significant amount of our revenue for the next few years will be derived from and dependent upon royalty revenues from BSC. We do not have control over the sales and marketing efforts, stent pricing, production volumes, distribution or regulatory environment related to BSC’s paclitaxel-eluting coronary stent program. Our involvement is limited to the terms of our 1997 license agreement, (as amended) with BSC and Cook (the “1997 License Agreement”), which provides for the receipt of royalty revenue based on the net sales of TAXUS and specifies the applicable royalty rates. Certain recent medical studies indicate that the use of drug-eluting stents in patients may increase the rate of late stent thrombosis (the formation of blood clots in the stent), which may cause heart attacks or death, in comparison to the rate of late stent thrombosis when bare-metal stents are used, and BSC has announced in a press release that a recent independent study of stent patients showed a small but statistically significant increase in the incidence of stent thrombosis after one year for the TAXUS stent as compared to a bare-metal control stent. The FDA held meetings on December 7th and 8th of 2006 with a panel of experts to examine these studies and to make a recommendation to the FDA about whether additional studies or labeling changes are needed for drug-eluting stents. On January 4, 2007, the panel released a statement recommending that larger and longer premarket clinical trials and longer follow-up for post-approval studies are needed. The panel also recommended that, until more data on off-label use of drug-eluting stents is available, drug-eluting stent labels should indicate that when drug-eluting stents are used off-label patient outcomes may not be the same as the results observed in clinical trials used to support marketing approval.

In a January 25, 2006 corporate warning letter (the “FDA Letter”), the FDA advised BSC that it had not adequately corrected significant regulatory deficiencies previously cited by the FDA in three site-specific warning letters issued to BSC. As stated in the FDA Letter, the FDA may not grant BSC’s request for foreign exportation certificates or approve applications for devices reasonably related to the deficiencies cited by the FDA until these deficiencies are resolved. BSC has disclosed that it expects to be ready for a re-inspection by the FDA by the end of the first quarter of 2007. If BSC is impaired in its ability to market and distribute TAXUS, whether due to a failure to comply with applicable regulatory requirements, discovery of a defect in the device, increased incidence of adverse events or identification of other safety issues, or previously-unknown problems with the manufacturing operations for TAXUS (any of which could, under certain circumstances, result in a manufacturing injunction), our revenues could be significantly reduced. BSC’s failure to resolve these issues in a timely manner and to the satisfaction of the FDA and other regulatory authorities, or the occurrence of similar problems in the future, could delay the anticipated launch of TAXUS Liberté in the United States in 2007 and could have a significant impact on our royalty revenue from sales of TAXUS. Additionally, BSC may terminate the 1997 License Agreement under certain circumstances, including, if BSC is unable to acquire a supply of paclitaxel at a commercially reasonable price, if BSC reasonably determines that the paclitaxel-eluting coronary stent is no longer commercially viable, or if our license agreement with the National Institutes of Health (“NIH”), certain of which rights are sublicensed to BSC, terminates. During the year ended December 31, 2006, revenue from BSC represented approximately 51% of our total revenue from continuing operations and 46% of our total revenue from continuing operations on a pro forma basis.

The amounts payable by BSC to us vary from 1% to 9% of net sales depending on various factors, including volume of sales from time to time. From these amounts, we must pay certain royalties to our licensors, including the NIH and the University of British Columbia (“UBC”), under license agreements. The average gross royalty rate earned in the year ended December 31, 2006 on BSC’s sales for the period October 1, 2005 to September 30, 2006 was 7.9% for sales in the U.S. (as compared to 8.3% in the year ended December 31, 2005) and 6.0% for sales in other countries (as compared to 6.5% in the year ended December 31, 2005). There is no guarantee that royalty payments under the license agreement with BSC will continue, and demand for BSC’s paclitaxel-eluting coronary stent products could decline as a result of competition, technological change, reimbursement or other factors.

We may not be successful in integrating the operations of AMI into our operations, or we may be delayed in doing so, which may lead to higher operating costs.

Successful integration of AMI into our business depends upon our management’s continued ability to manage the combined operations effectively and to benefit from increased manufacturing and sales and marketing capabilities, product synergies and revenue diversification. The Acquisition substantially increased the scale and scope of our operations. In connection with the integration of AMI, we must manage the creation of new divisions, or the consolidation or elimination of divisions, in our business and expand the functions currently performed by us. In particular, AMI has significant manufacturing operations and capacity, marketing and dedicated sales teams and highly fragmented operations, including manufacturing facilities located in four different countries and approximately 1,400 employees. The integration process involves complex operational and personnel-related challenges. This process is time-consuming and expensive. It may require a longer than expected time frame to achieve integration and integration may not result in the benefits, in the times or amounts, we currently expect.

Other risks that may result from the Acquisition include:

•	difficulties associated with integrating into our business and operations the operations and personnel of AMI;

•	potential disruption of both companies’ business;

•	inability to introduce new products into the marketplace or maintain or increase current sales levels of existing products;

•	inability to maintain a competitive product offering;

•	diversion of management’s attention and other resources;

•	successful integration may be more complex and require a longer time frame to achieve;

•	inability of the companies to maintain uniform standards, controls, procedures and policies;

•	difficulties associated with attracting and retaining key personnel;

•	loss of customers;

•	unanticipated costs of terminating or relocating facilities and operations; and

•	unanticipated issues in integrating information, communications and other systems.

We have only recently achieved profitability and may not be able to maintain profitability.

We began operations in 1992 and have incurred a loss from operations in each of the years of our existence except for fiscal 2004 and 2006. As of December 31, 2006, our accumulated deficit was $41.0 million. Our ability to maintain profitability will depend on, among other things, the successful integration of acquired operations, and the successful commercialization of new technologies.

While we believe that our available cash, working capital and cash generated from operations should be sufficient to meet our operating and capital needs for the short-term and long-term periods, our funding needs may vary depending upon a number of factors including: progress of our research and development programs; costs associated with completing clinical studies and the regulatory process; collaborative and license arrangements with third parties; opportunities to in-license complementary technologies; cost of filing, prosecuting and enforcing our patent claims and other intellectual property rights; expenses associated with litigation; costs associated with integrating AMI; and potential acquisitions and technological and market developments. Consequently, we may need to raise additional funds to satisfy the funding of our current research and development programs, to repay or refinance our indebtedness, to commence or to continue the preclinical studies and clinical studies necessary to obtain marketing approval contractual obligations, to meet other operating and capital requirements, to complete the integration of AMI, or for potential acquisitions and in-licensing of technologies. Additional financing may not be available, and even if available, may not be on acceptable terms. We may seek to raise additional capital through an offering of equity or debt.

If our products are alleged to be harmful, we may not be able to sell them, we may be subject to product liability claims not covered by insurance and our reputation could be damaged.

The nature of our business has exposed us to, and will continue to expose us to, potential liability risks inherent in the testing, manufacturing and marketing of pharmaceutical products and medical devices. Using our drug candidates or devices in clinical trials may expose us to product liability claims. These risks will expand with respect to drugs or devices, if any, that receive regulatory approval for commercial sale. In addition, some of the products we manufacture and sell are designed to be implanted in the human body for varying periods of time. Even if a drug or device were approved for commercial use by an appropriate governmental agency, there can be no assurance that users will not claim that effects other than those intended may have resulted from our products. Component failures, manufacturing flaws, quality system failures, design defects, inadequate disclosure of product-related risks or product-related information or other safety issues with respect to these or other products we manufacture or sell could result in an unsafe condition or injury to, or death of, a patient.

As a result of allegations that any of our products are harmful, we may experience reduced consumer demand for our products or our products may be recalled from the market. In addition, we may be forced to defend individual or class action lawsuits and, if unsuccessful, to pay a substantial amount in damages. A recall of some of our products could result in exposure to additional product liability claims, lost sales and significant expense to perform the recall. The outcome of litigation, particularly class action lawsuits, is difficult to assess or quantify. Plaintiffs in these types of lawsuits often seek recovery of very large or indeterminate amounts, including not only actual damages, but also punitive damages. The magnitude of the potential loss relating to these types of lawsuits may remain unknown for substantial periods of time. In addition, the cost to defend against any such litigation may be significant.

We do not have insurance covering our costs and losses as a result of any recall of products or devices incorporating our technologies whether such recall is instituted by a device manufacturer or us as required by a regulatory agency. Insurance to cover costs and losses associated with product recalls is expensive. If we seek insurance covering product recalls in the future it may not be available on acceptable terms. Even if obtained, insurance may not fully protect us against potential liability or cover our losses. Some manufacturers that suffered such claims in the past have been forced to cease operations or even to declare bankruptcy.

We do have insurance covering product liability. However, our insurance may not fully protect us from potential product liability claims. If a product liability claim or a series of claims is brought against us in excess of our insurance coverage, our business could suffer. Some manufacturers that suffered such claims in the past have been forced to cease operations or even to declare bankruptcy.

Our success depends on the successful commercialization of our technology, including the technology of AMI.

The successful commercialization of our technology is crucial for our success. Successful product development in the pharmaceutical industry is highly uncertain and very few research and development projects produce a commercial product. Medical devices, pharmaceutical applications and surgical implants utilizing our technology are in various stages of clinical and commercial development and face a variety of risks and uncertainties. Principally, these risks include the following:

•	future clinical trial results may show that some or all of our technology, or the technology of our strategic collaborators that incorporate our technology, is not safe or effective;

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even if our technology is shown to be safe and effective, we and our strategic collaborators may face significant or unforeseen difficulties in manufacturing our medical devices or the medical devices and surgical implants that use our technology. These difficulties may become apparent when we or our strategic collaborators manufacture the medical devices or surgical implants on a small scale for clinical trials and regulatory approval or may only become apparent when scaling-up the manufacturing to commercial scale;

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even if our technology-based products are successfully developed, receive all necessary regulatory approvals and are commercially produced, there is no guarantee that there will be market acceptance of them or that they will not cause unanticipated side effects in patients. For example, if drug-eluting stents are found to cause, or are perceived to be the cause of, blood clots in patients, then sales of our drug-eluting stent products may be adversely affected. In addition, there is no guarantee that there will be market acceptance of our products. Our ability to achieve market acceptance for any of our products will depend on a number of factors, including whether or not competitors may develop technologies which are superior to or less costly than our technology-based products, and whether governmental and private third-party payers provide adequate coverage and reimbursement for our products, with the result that our technology-based products, even if they are successfully developed, manufactured and approved, may not generate significant revenues.

If we are unsuccessful in dealing with any of these risks, or if we are unable to successfully commercialize our technology for some other reason, it would likely seriously harm our ability to generate revenue.

We depend on our strategic collaborators for the development, regulatory approval, testing, manufacturing and the potential commercialization of our products.

Historically, our strategy has been to enter into various arrangements with corporate and academic collaborators, licensors, licensees and others for the research, development, clinical testing, regulatory approval, manufacturing, marketing and commercialization of our product candidates. For instance, we collaborate with BSC and Cook to develop and market paclitaxel-eluting coronary and peripheral stents, and with Baxter to manufacture and market our CoSeal® and Adhibit™ products. Strategic collaborators, both existing (particularly BSC) and those that we may collaborate with in the future, are or may be essential to the development of our technology and potential revenue and we have little control over or access to information regarding our collaborators’ activities with respect to our products.

Our strategic collaborators may fail to successfully develop or commercialize our technology to which they have rights for a number of reasons, including:

•	failure of a strategic collaborator to continue, or delays in, its funding, research, development and commercialization activities;

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the pursuit or development by a strategic collaborator of alternative technologies, either on its own or with others, including our competitors, as a means for developing treatments for the diseases targeted by our programs;

•	the preclusion of a strategic collaborator from developing or commercializing any product, through, for example, litigation or other legal action; and

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the failure of a strategic collaborator to make required milestone payments, meet contractual milestone obligations or exercise options which may result in our terminating applicable licensing arrangements.

We have and we expect that we will continue to enter into licensing agreements with third parties to give us access to technologies that we may use to develop products through our strategic collaboration and partnership arrangements. The technologies governed by these license agreements may be critical to our ability to maintain our competitive advantage in our existing products and to develop future products. For example, through licenses with the NIH and UBC, we have been granted access to technologies that have contributed to the development of the TAXUS paclitaxel-eluting coronary stent.

Pursuant to terms of existing license agreements, licensors will have the ability under certain specified circumstances to terminate the license. Events which may allow licensors to exercise these termination provisions include our bankruptcy, sub-licensing without the licensor’s consent, a transaction which results in our change of control, failure to use the required level of diligence efforts to develop, market and sell products based on the licensed technology, our inability to maintain adequate levels of insurance with respect to the licensed technologies or other acts or omissions that may constitute a breach by us of our license agreement. In addition, any failure to continue to have access to these technologies may materially affect the benefits that we currently derive from the collaboration and partnership arrangements and may negatively impact our results and operations.

We may utilize others to manufacture products that use our technology, and we intend to contract with third-party manufacturers to produce commercial quantities of our potential products but we do not know whether satisfactory arrangements will be reached with such parties. If we are not able to reach such an arrangement, the commercialization of our products could be delayed. If third parties cannot deliver commercial quantities of our products in a timely manner, our revenues could be significantly reduced.

We also may elect to perform manufacturing operations internally. Developing additional commercial scale manufacturing facilities would require raising substantial additional funds and hiring and retaining additional management and technical personnel who have the necessary manufacturing experience. While we expect to extend AMI’s manufacturing capabilities to other parts of our business, we may not be able to achieve this efficiently or timely given the numerous challenges associated with the integration process. We can give no assurance that we will be successful in developing commercial scale manufacturing facilities or leveraging AMI’s manufacturing capabilities or obtaining necessary approvals in a timely manner or at all.

If our process related to product development does not result in an approved and commercially successful product, our business could be adversely affected.

We focus our research and development activities on areas in which we have particular strengths. The outcome of any development program is highly uncertain, notwithstanding how promising a particular program may seem. Success in preclinical and early-stage clinical trials may not necessarily translate into success in large scale clinical trials. Further, to be successful in clinical trials, increased investment will be necessary, which will adversely affect our short-term profitability.

In addition, we will need to obtain and maintain regulatory approval in order to market new products. Notwithstanding the outcome of clinical trials for new products, regulatory approval may not be achieved. The results of clinical trials are susceptible to varying interpretations that may delay, limit or prevent approval or result in the need for post-marketing studies. In addition, changes in regulatory policy for product approval during the period of product development and review by regulators of a new application may cause delays or rejection. Even if we receive regulatory approval, this approval may include limitations on the indications for which we can market the product. There is no guarantee that we will be able to satisfy the needed regulatory requirements, and we may suffer a significant variation from planned revenue as a result.

Our current and planned clinical trials may not begin on time, or at all, and may not be completed on schedule, or at all.

The commencement or completion of any of our clinical trials may be delayed or halted for numerous reasons, including, but not limited to, the following:

•	the FDA or other regulatory authorities do not approve a clinical trial protocol or a clinical trial, or place a clinical trial on hold;

•	the data and safety monitoring committee of a clinical trial recommends that a trial be placed on hold or suspended;

•	patients do not enroll in clinical trials at the rate we expect;

•	patients are not followed-up at the rate we expect;

•	patients experience adverse side effects or events related to our products;

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patients die or suffer adverse medical effects during a clinical trial for a variety of reasons, including the advanced stage of their disease and medical problems, which may or may not be related to our product candidates;

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regulatory inspections of our clinical trials or manufacturing facilities, which may, among other things, require us to undertake corrective action or suspend or terminate our clinical trials if investigators find us not to be in compliance with regulatory requirements;

•	the failure of our manufacturing process to produce finished products which conform to design and performance specifications;

•	changes in governmental regulations or administrative actions;

•	the interim results of the clinical trial are inconclusive or negative;

•	pre-clinical or clinical data is interpreted by third parties in different ways; or

•	our trial design, although approved, is inadequate to demonstrate safety and/or efficacy.

Clinical trials may require the enrollment of large numbers of patients, and suitable patients may be difficult to identify and recruit. Patient enrollment in clinical trials and completion of patient follow-up in clinical trials depend on many factors, including the size of the patient population, the nature of the trial protocol, the proximity of patients to clinical sites and the eligibility criteria for the study and patient compliance. For example, patients may be discouraged from enrolling in our clinical trials if the trial protocol requires them to undergo extensive post-treatment procedures to assess the safety and effectiveness of our stents, or they may be persuaded to participate in contemporaneous trials of competitive products. Delays in patient enrollment or failure of patients to continue to participate in a study may cause an increase in costs and delays or result in the failure of the trial.

Our clinical trial costs will increase if we have material delays in our clinical trials or if we need to perform more or larger clinical trials than planned. Adverse events during a clinical trial could cause us to repeat a trial, terminate a trial or cancel the entire program.

Pre-clinical development is a long, expensive and uncertain process, and we may terminate one or more of our pre-clinical development programs.

We may determine that certain pre-clinical product candidates or programs do not have sufficient potential to warrant the allocation of resources. Accordingly, we may elect to terminate our programs for such product candidates. If we terminate a pre-clinical program in which we have invested significant resources, our prospects will suffer, as we will have expended resources on a program that will not provide a return on our investment and will have missed the opportunity to have allocated those resources to potentially more productive uses.

We may not be able to protect our intellectual property or obtain necessary intellectual property rights from third parties, which could adversely affect our business.

Our success depends, in part, on ensuring that our intellectual property rights are covered by valid and enforceable patents or effectively maintained as trade secrets and our ability to detect violations of our intellectual property rights and enforce such rights against others.

The validity of our patent claims depends, in part, on whether prior art references described or rendered obvious our inventions as of the filing date of our patent applications. We may not have identified all prior art, such as U.S. and foreign patents or published applications or published scientific literature, that could adversely affect the validity of our issued patents or the patentability of our pending patent applications. For example, patent applications in the United States are maintained in confidence for up to 18 months after their filing. In some cases, however, patent applications remain confidential in the U.S. Patent and Trademark Office, which we refer to as the U.S. Patent Office, for the entire time prior to issuance as a U.S. patent. Patent applications filed in countries outside the United States are not typically published until at least 18 months from their first filing date. Similarly, publication of discoveries in scientific or patent literature often lags behind actual discoveries. Therefore, we cannot be certain that we were the first to invent, or the first to file patent applications related to, our technology. In the event that a third party has also filed a U.S. patent application covering a similar invention, we may have to participate in an adversarial proceeding, known as an interference, declared by the U.S. Patent Office to determine priority of invention in the United States. It is possible that we may be unsuccessful in the interference, resulting in a loss of some portion or all of our U.S. patent positions. The laws in some foreign jurisdictions do not protect intellectual property rights to the same extent as in the United States, and many companies have encountered significant difficulties in protecting and defending such rights in foreign jurisdictions. If we encounter such difficulties or we are otherwise precluded from effectively protecting our intellectual property rights in foreign jurisdictions, our business prospects could be substantially harmed.

We have filed and are pursuing patent applications in Canada, the United States and other jurisdictions. We hold more than 160 U.S. patents and have over 190 U.S. patent applications that cover various aspects of our technology, where many of these patents and applications have foreign counterparts. We may not be able to obtain patent protection for key elements of our technology, as the patent positions of pharmaceutical, biotechnology and medical device companies are uncertain and involve complex legal and factual questions for which important legal issues are largely unresolved. For example, no consistent policy has emerged regarding the scope of health-related patent claims that are granted by the U.S. Patent Office or enforced by the U.S. federal courts. Rights under any of our issued patents may not provide us with commercially meaningful protection for our products or afford us a commercial advantage against our competitors or their competitive products or processes. In addition, even if a patent is issued, the coverage claimed in a patent application may be significantly reduced in the patent as granted. There can be no assurance that:

•	patent applications will result in the issuance of patents;

•	additional proprietary products developed will be patentable;

•	licenses we have obtained from third parties that we use in connection with our technology will not be terminated;

•	patents issued will provide adequate protection or any competitive advantages;

•	patents will not be successfully challenged by any third parties; or

•	the patents of others will not impede our or our collaborators’ ability to commercialize our technology.

For example, the drug paclitaxel is itself not covered by composition of matter patents. Therefore, although we are developing an intellectual property portfolio around the use of paclitaxel for intended commercial applications, others may be able to engage in off-label use of paclitaxel for the same indications, causing us to lose potential revenue. Furthermore, others may independently develop similar products or technologies or, if patents are issued to us, design around any patented technology developed by us, which could affect our potential to generate revenues and harm our results of operations.

Patent protection for our technology may not be available based on prior art. The publication of discoveries in scientific or patent literature often lags behind actual discoveries. As a consequence, there may be uncertainty as to whether we or a third party were the first creator of inventions covered by issued patents or pending patent applications or that we or a third party were the first to file patent applications for such inventions. Moreover, we might have to participate in interference proceedings declared by the U.S. Patent Office, or other proceedings outside the United States, including oppositions, to determine priority of invention or patentability, which could result in substantial cost to us even if the outcome were favorable. An unfavorable outcome in an interference or opposition proceeding could preclude us, our collaborators and our licensees from making, using or selling products using the technology or require us to obtain license rights from prevailing third parties. We do not know whether any prevailing party would offer us a license on commercially acceptable terms, if at all. We may also be forced to pay damages or royalties for our past use of such intellectual property rights, as well as royalties for any continued usage.

As part of our patent strategy, we have filed a variety of patent applications internationally. Oppositions have been filed against various granted patents that we either own or license and which are related to certain of our technologies. On January 25, 2005, the European Patent Office Opposition Division announced a favorable ruling and maintained the validity of our European Patent No. EP0706376 with various claims, including claims to stents coated with a composition of paclitaxel and a polymeric carrier. None of the original parties to the proceedings filed an Appeal of this decision. Two non-parties to the Opposition (Conor Medsystems and

Sahajanand Medical Technologies Pvt. Ltd. (“SMT”)) subsequently submitted various documents to the European Patent Office, including Notices of Intervention and of Appeal. On March 14, 2007, the European Patent Office is scheduled to hold an Oral Hearing to determine whether these Notices of Intervention and of Appeal were validly filed. With respect to European Patent No. EP0711158 (which Angiotech licenses from the NIH) the European Patent Office has scheduled an Oral Hearing for October 25, 2007. The oppositions against European Patent Nos. EP0809515, EP0975340 and EP1155690 are at an early stage, with briefs being exchanged. On September 29, 2006 and October 4, 2006, oppositions were filed by three parties against European Patent No. EP1118325 (which Angiotech licenses from NIH), and the parties are waiting for the European Patent Office to take further action. Beginning on December 21, 2006, six parties filed oppositions to the grant of EP1407786, where Angiotech licenses this patent from Scimed Life Systems, Inc. On July 7, 2006, an Opposition was filed against our New Zealand Patent No. 523799, and we have indicated our intent to defend an amended form of this patent. The grant of European Patent No. EP0830100, which relates to our ePTFE vascular graft products, was opposed with an Oral Hearing conducted on September 28, 2006. At the end of the Hearing, the European Patent Office determined that an amended form of the patent was valid. The opponent appealed this decision. On March 1, 2006, the Board of Appeals of the Japanese Patent Office issued a final order of revocation regarding certain claims of our Japanese Patent No. 3423317, directed to a stent coated with paclitaxel. Angiotech has appealed this decision to Japan’s Intellectual Property High Court, and a hearing was held on December 11, 2006. As a result of that hearing, Angiotech and the Japanese Patent Office were each asked to file an additional brief with the court, and the next hearing date was scheduled for April 17, 2007. The ultimate outcomes of these oppositions, including possible appeals, are uncertain at this time.

Our future success and competitive position depend in part on our ability to obtain and maintain certain proprietary intellectual property rights used in our approved products and principal product candidates. Any such success depends in part on effectively prosecuting claims against others who we believe are infringing our rights and by effectively defending claims of intellectual property infringement brought by our competitors and others. The stent-related markets have experienced rapid technological change and obsolescence in the recent past, and our competitors have strong incentives to stop or delay us from introducing new products and technologies. See “—We may incur substantial costs as a result of litigation or other proceedings relating to patent and other intellectual property rights.”

We do not know whether the patents that we have received or licensed or may be able to obtain or license in the future, would be held valid or enforceable by a court or whether a competitor’s technology or product would be found to infringe such patents. Further, we have no assurance that third parties will not properly or improperly modify or terminate any license they have granted to us.

We have obtained licenses from third parties with respect to their intellectual property that we use in connection with our technology. However, we may need to obtain additional licenses for the development of our current or future products. Licenses may not be available on satisfactory terms or at all. If available, these licenses may obligate us to exercise diligence in bringing our technology to market and may obligate us to make minimum guarantee or milestone payments. These diligence and milestone payments may be costly and could seriously harm our business. We may also be obligated to make royalty payments on the sales, if any, of products resulting from licensed technology and may be responsible for the costs of filing and prosecuting patent applications. These costs could affect our results of operations and decrease our earnings.

Certain of our key technology includes trade secrets and know-how that may not be protected by patents. There can be no assurance that we will be able to protect our trade secrets. To help protect our rights, we undertake to require employees, consultants, advisors and collaborators to enter into confidentiality agreements. We cannot assure you that all employees, consultants, advisors and collaborators have signed such agreements, or that these agreements will adequately protect our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure. Furthermore, any confidentiality agreements in existence may be breached and we may not have adequate remedies for any such breach. Any disclosure of confidential data into the public domain or to third parties could allow our competitors to learn our trade secrets and use the information in competition against us.

Compulsory licensing and/or generic competition may affect our business in certain countries.

In a number of countries governmental authorities and other groups have suggested that companies which manufacture medical products (i.e., pharmaceuticals and medical devices) should make products available at a low cost. In some cases, governmental authorities have held that where a pharmaceutical or medical device company does not do so, their patents might not be enforceable to prevent generic competition. Alternatively, some governmental authorities could require that we grant compulsory licenses to allow competitors to manufacture and sell their own versions of our products, thereby reducing our sales or the sales of our licensee(s). In all of these situations, the results of our operations in these countries could be adversely affected.

We may incur substantial costs as a result of litigation or other proceedings relating to patent and other intellectual property rights.

In connection with maintaining the value of our various intellectual property and exclusivity rights, we regularly evaluate the activities of others worldwide. Our success will depend, in part, on our ability to obtain patents, or licenses to patents, maintain trade secret protection and enforce our rights against others. Should it become necessary to protect those rights, we intend to pursue all cost-efficient strategies, including when appropriate negotiation or litigation in any relevant jurisdiction.

For example, on February 1, 2005, we announced that, together with BSC, we commenced a legal action in the Netherlands against Conor for patent infringement of the Netherlands-equivalent of EP0706376. The Dutch Court has scheduled a Hearing for this lawsuit on June 8, 2007. On February 18, 2005, a claim was filed by Conor in a court in the United Kingdom alleging that the U.K.-equivalent of EP0706376 is invalid and seeking to have that patent revoked. Trial on this issue was held in the United Kingdom in October 2005 and in December 2005. On February 24, 2006, the court held that this U.K. patent was invalid. We appealed this decision by the High Court of Justice; however, our appeal was dismissed by the U.K. Court of Appeal in a Judgment dated January 16, 2007. An appeal to the House of Lords was lodged on February 13, 2007. On March 31, 2005, a claim was filed by Conor in a court in Australia, alleging invalidity of three of our Australian patents. A bifurcated trial in this Australian patent revocation action is scheduled for March 12-16, 2007 and September 17 through October 26, 2007. On April 4, 2005, we along with BSC commenced legal action in the Netherlands against SMT for patent infringement of the Netherlands-equivalent of EP0706376. A hearing was held on March 10, 2006, and the court issued a decision on May 3, 2006, finding the patent valid and the activity of SMT to be an infringement of the patent. SMT appealed this decision, but a date for the appeal hearing has not yet been set. In November 2005, Conor commenced a legal action in the Netherlands against us, asserting that the Netherlands patent which corresponds to our EP0706376 patent is invalid and should be revoked. A hearing on both the patent validity issue and the issue of whether Conor’s CoStar™ stent infringes at least one claim of the Netherlands-equivalent to EP0706376 occurred on October 27, 2006, in the Hague. The Court issued their decision on January 17, 2007 finding that the patent contains a valid claim which was infringed by the state of Conor’s CoStar stent. Conor was enjoined from selling CoStar in the Netherlands. The Court requested that various submissions be made by April 18, 2007 in regard to potential claim amendments. In December 2005, BSC and we initiated a Preliminary Proceedings action against Occam International BV and its parent company Biosensors BV requesting a preliminary injunction for infringement of the Netherlands-equivalent of EP0706376. A hearing was held on January 13, 2006, and the court issued a judgment on January 27, 2006, denying the relief requested by us. BSC and Angiotech filed an appeal to this judgment on February 24, 2006. The outcomes of these legal proceedings are uncertain at this time. JNJ recently acquired Conor and we are uncertain what effect, if any, the acquisition will have on our legal proceedings against Conor.

On September 9, 2005, DePuy Mitek, Inc., filed suit against Arthrex Inc. and Pearsalls Limited (“Pearsalls”), one of AMI’s subsidiaries, for infringement of DePuy Mitek’s patent which relates to certain sutures (U.S. Patent No. 5,314,446). On September 26, 2006, both Markman and Summary Judgment Hearings were held, and the Court has taken the matter under advisement with no date for further action being set. Arthrex has indemnified Pearsalls against any potential damages regarding sale of FiberWire products, and will pay for the cost of this defense. Also, on July 2, 2004, Dr. Gregory W. Baran filed a complaint for willful patent infringement against one of AMI’s subsidiaries, Medical Device Technologies, Inc. A Markman hearing to construe the claims of the asserted patents (U.S. Patent No. 5,025,797 and U.S. Patent No. 5,400,798) was held in December 2005, and a decision is awaited.

We intend to pursue and to defend vigorously any and all actions of third parties related to our extensive patent portfolio and pioneering technology. Any failure to obtain and protect intellectual property could adversely affect our business and our ability to operate could be hindered by the proprietary rights of others.

Our involvement in intellectual property litigation could result in significant expense, adversely affecting the development of product candidates or sales of the challenged product or intellectual property and diverting the efforts of our technical and management personnel, whether or not such litigation is resolved in our favor. Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources and intellectual property litigation may be used against us as a means of gaining a competitive advantage. Competing parties frequently file multiple suits to leverage patent portfolios across product lines, technologies and geographies and to balance risk and exposure between the parties. Uncertainties resulting from the initiation and continuation of any litigation could affect our ability to continue our operations. In the event of an adverse outcome as a defendant in any such litigation, we may, among other things, be required to:

•	pay substantial damages or back royalties;

•	cease the development, manufacture, use or sale of product candidates or products that infringe upon the intellectual property of others;

•	expend significant resources to design around a patent or to develop or acquire non-infringing intellectual property;

•	discontinue processes incorporating infringing technology; or

•	obtain licenses to the infringed intellectual property.

We cannot assure you that we will be successful in developing or acquiring non-infringing intellectual property or that necessary licenses will be available upon reasonable terms, if at all. Any such development, acquisition or license could require the expenditure of substantial time and other resources and could have a material adverse effect on our business and financial results. If we cannot develop or acquire such intellectual property or obtain such licenses, we could encounter delays in any introduction of products or could find that the development, manufacture or sale of products requiring such licenses could be prohibited.

If third parties file patent applications, or are issued patents claiming technology also claimed by us in pending applications, we may be required to participate in interference proceedings with the U.S. Patent Office, or other proceedings outside the United States, including oppositions, to determine priority of invention or patentability, which could result in substantial cost to us even if the eventual outcome were favorable.

Our ability to operate could be hindered by the proprietary rights of others.

A number of pharmaceutical, biotechnology and medical device companies as well as research and academic institutions have developed technologies, filed patent applications or received patents on various technologies that may be related to our business. Some of these technologies, applications or patents may conflict with or adversely affect our technologies or intellectual property rights, including those that we license from others. We are aware of other parties holding intellectual property rights that may represent prior art or other potentially conflicting intellectual property, including stents coated with agents intended to reduce restenosis.

Any conflicts with the intellectual property of others could limit the scope of the patents, if any, that we may be able to obtain or result in the denial of our current or future patent applications altogether.

If patents that cover our activities are issued to other persons or companies, we could be charged with infringement. In the event that other parties’ patents cover any portion of our activities, we may be forced to develop alternatives or negotiate a license for such technology. We do not know whether we would be successful in either developing alternative technologies or acquiring licenses upon reasonable terms, if at all. Obtaining any such licenses could require the expenditure of substantial time and other resources and could harm our business and decrease our earnings. If we do not obtain such licenses, we could encounter delays in the introduction of our products or could find that the development, manufacture or sale of products requiring such licenses is prohibited.

Technological advances and evolving industry standards could reduce our future product sales, which could cause our revenues to grow more slowly or decline.

The markets for our products are characterized by rapidly changing technology, changing customer needs, evolving industry standards and frequent new product introductions and enhancements. The emergence of new industry standards in related fields may adversely affect the demand for our products. This could happen, for example, if new standards and technologies emerged that were incompatible with customer deployments of our applications. In addition, any compounds, products or processes that we develop may become obsolete or uneconomical before we recover any of the expenses incurred in connection with their development. We cannot assure you that we will succeed in developing and marketing product enhancements or new products that respond to technological change, new industry standards, changed customer requirements or competitive products on a timely and cost-effective basis. Additionally, even if we are able to develop new products and product enhancements, we cannot assure you that they will achieve market acceptance.

We may be subject to damages resulting from claims that we or our employees have wrongfully used or disclosed alleged trade secrets of their former employers.

Many of our employees were previously employed at universities or other biotechnology or pharmaceutical companies, including our competitors or potential competitors. Although no such claims against us are currently pending, we may be subject to claims that these employees or we have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of their former employers. Litigation may be necessary to defend against these claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management. If we fail in defending such claims, in addition to paying money claims, we may lose valuable intellectual property rights or personnel. A loss of key research personnel or their work product could hamper or prevent our ability to commercialize certain product candidates, which could severely harm our business.

We may incur significant costs complying with environmental laws and regulations.

Our research and development processes and manufacturing operations involve the use of hazardous materials. We are subject to federal, state, provincial, local and other laws and regulations in the countries in which we operate or sell our products, which govern the use, manufacture, storage, handling and disposal of such materials and certain waste products. The risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of an accident or the discovery of pre-existing contamination at one or more of our facilities, we could be held liable for any damages that result and any such liability could exceed our resources. We may not be specifically insured with respect to this liability, and we do not know whether we will be required to incur significant costs to comply with environmental laws and regulations in the future, or whether our operations, business or assets will be harmed by current or future environmental laws or regulations.

We face and will continue to face significant competition.

Competition from pharmaceutical companies, medical device companies, biotechnology companies and academic and research institutions is intense and is expected to increase. Many of our competitors and potential competitors have substantially greater product development capabilities, experience conducting clinical trials and financial, scientific, manufacturing, sales and marketing resources and experience than our company. Some of these competitors include JNJ, Guidant Corporation, Genzyme Corporation, Baxter, Abbott Laboratories, BSC, Medtronic, Inc., Wyeth, Inc., Novartis AG, C.R. Bard, the Allegiance division of Cardinal Health, Inc., Bausch & Lomb, and Tyco Ltd., among others. We also face competition from non-medical device companies, such as pharmaceutical companies, which may offer non-surgical alternative therapies for disease states which are currently or intended to be treated using our products. Other companies may:

•	develop and obtain patent protection for products earlier than us;

•	design around patented technology developed by us;

•	obtain regulatory approvals for such products more rapidly;

•	have greater manufacturing capabilities and other resources;

•	have larger or more experienced sales forces;

•	develop more effective or less expensive products; or

•	have greater success in obtaining adequate third-party payer coverage and reimbursement for their competing products.

While we intend to expand our technological capabilities in order to remain competitive, there is a risk that:

•	research and development by others will render our technology or product candidates obsolete or non-competitive;

•	treatments or cures developed by others will be superior to any therapy developed by us; and

•	any therapy developed by us will not be preferred to any existing or newly-developed technologies.

The commercial potential of our products and product candidates will be significantly limited if we are not able to obtain adequate levels of reimbursement or market acceptance for them.

Our ability to commercialize human therapeutic products and product candidates successfully will depend in part on the extent to which coverage and reimbursement for such products and related treatments will be available from government health administration authorities, private health insurers and other third-party payers or supported by the market for these products. There can be no assurance that third-party payers’ coverage and reimbursement will be available or sufficient for the products we might develop.

Third party payers are increasingly challenging the price of medical products and services and instituting cost containment measures to control or significantly influence the purchase of medical products and services. These cost containment measures, if instituted in a manner affecting the coverage of or payment for our products, could have a material adverse effect on our ability to operate profitably. In some countries in the EU and in the United States, significant uncertainty exists as to the reimbursement status of newly-approved healthcare products, and we do not know whether adequate third-party coverage and reimbursement will be available for us to realize an appropriate return on our investment in product development, which could seriously harm our business. In the United States, while reimbursement amounts previously approved appear to have provided a reasonable rate of return, there can be no assurance that our products will continue to be reimbursed at current rates or that third party payers will continue to consider our products cost-effective and provide coverage and reimbursement for our products, in whole or in part.

We cannot be certain that our products will gain commercial acceptance among physicians, patients and third party payers, even if necessary international and U.S. marketing approvals are maintained. We believe that recommendations and endorsements by physicians will be essential for market acceptance of our products, and we do not know whether these recommendations or endorsements will be obtained. We also believe that surgeons will not use these products unless they determine, based on clinical data and other factors, that the clinical benefits to patients and cost savings achieved through use of these products outweigh their cost. Acceptance among physicians may also depend upon the ability to train surgeons and other potential users of our products and the willingness of such users to learn these relatively new techniques.

Future legislation or regulatory changes to, or consolidation in, the healthcare system may affect our ability to sell our product profitably.

There have been, and we expect there will continue to be, a number of legislative and regulatory proposals to change the healthcare system, and some could involve changes that could significantly affect our business. Efforts by governmental and third-party payers to reduce health care costs or the announcement of legislative proposals or reforms to implement government controls could cause a reduction in sales or in the selling price of our products, which would seriously harm our business. Additionally, initiatives to reduce the cost of healthcare have resulted in a consolidation trend in the healthcare industry, including hospitals. This in turn has resulted in greater pricing pressures and the exclusion of certain suppliers from certain market segments as consolidated groups such as group purchasing organizations, independent delivery networks and large single accounts continue to consolidate purchasing decisions for some of our hospital customers. We expect that market demand, government regulation, and third-party reimbursement policies will continue to change the worldwide healthcare industry, resulting in further business consolidations and alliances among our customers and competitors, which may reduce competition, exert further downward pressure on the prices of our products and may adversely impact our business, financial condition or results of operations.

We must receive regulatory approval for each of our product candidates before they can be sold commercially in Canada, the United States or internationally, which can take significant time and be very costly.

The development, manufacture and sale of medical devices and human therapeutic products in Canada, the United States and internationally is governed by a variety of statutes and regulations. These laws require, among other things:

•	approval of manufacturing facilities and practices;

•	adequate and well-controlled research and testing of products in pre-clinical and clinical trials;

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review and approval of submissions containing manufacturing, pre-clinical and clinical data in order to obtain marketing approval based on establishing the safety and efficacy of the product for each use sought, including adherence to good manufacturing practices during production and storage; and

•	control of marketing activities, including advertising and labeling.

The product candidates currently under development by us or our collaborators will require significant research, development, pre-clinical and clinical testing, pre-market review and approval, and investment of significant funds prior to their commercialization. We are dependent on our collaborators for regulatory approval and compliance, and have little or no control over these matters. The process of completing clinical testing and obtaining such approvals is likely to take many years and require the expenditure of substantial resources, and we do not know whether any clinical studies by us or our collaborators will be successful, that regulatory approvals will be received, or that regulatory approvals will be obtained in a timely manner. Despite the time and resources expended by us, regulatory approval is never guaranteed. Even if regulatory approval is obtained, regulatory agencies may limit the approval to certain diseases, conditions or categories of patients who can use them.

If any of our development programs are not successfully completed in a timely fashion, required regulatory approvals are not obtained in a timely fashion, or products for which approvals are obtained are not commercially successful, it could seriously harm our business.

The products and manufacturing facilities of AMI that have regulatory approval, as well as any of our products and manufacturing facilities that may receive regulatory approval, are or will be subject to ongoing regulation.

We currently manufacture Lifespan® Vascular Grafts, for sale by Edwards Lifesciences Corporation (“Edwards”) in our Laguna Hills, CA facility, specialty coatings for use with medical device products at our Henrietta, NY facility and we rely on our collaborators for the manufacture of some of our other products. In addition, with the Acquisition, we have acquired AMI’s significant manufacturing facilities both in the United States and abroad. Our and our collaborators’ manufacturing practices may not satisfy regulatory requirements. As we contract with third parties for manufacturing of a significant portion of our products, our ability to control third-party compliance with FDA and other regulatory requirements will be limited to contractual remedies and rights of inspection. Our failure or the failure of third party manufacturers to comply with regulatory requirements applicable to our products may result in legal or regulatory action by those regulatory authorities. There can be no assurance that our or our collaborators’ manufacturing processes will satisfy GMP or ISO requirements.

In addition, there may be uncertainty as to whether or not we or others who are involved in the manufacturing process will be able to make the transition to commercial production. A failure to achieve regulatory approval for manufacturing facilities or a failure to make the transition to commercial production for our products will harm our prospects, business, financial condition and results of operations. We do not have a history of experience operating significant manufacturing facilities. See “—We may not be successful in integrating the operations of AMI into our operations, or we may be delayed in doing so, which may lead to higher operating costs” for a discussion of risks associated with integrating AMI’s manufacturing facilities.

AMI’s products and manufacturing operations are subject to extensive regulation in the United States by the FDA and by similar regulatory agencies abroad. Ongoing regulation includes compliance with an array of manufacturing and design controls and testing, quality control, storage and documentation procedures. Regulatory agencies may also require expensive post-approval studies. Any adverse events associated with our products must also be reported to regulatory authorities. If deficiencies in our or our collaborators’ manufacturing and laboratory facilities are discovered, or we or our collaborators fail to comply with applicable post-market regulatory requirements, a regulatory agency may close the facility or suspend manufacturing. With respect to products manufactured by third party contractors, we are, and we expect to continue to be, dependent on our collaborators for continuing regulatory compliance and we may have little or no control over these matters.

If we are unable to fully comply with federal and state “fraud and abuse laws”, we could face substantial penalties, which may adversely affect our business, financial condition and results of operations.

We are subject to various laws pertaining to health care fraud and abuse, including the federal Anti-Kickback Statute, physician self-referral laws, the federal False Claims Act, the federal Health Insurance Portability and Accountability Act of 1996, the federal False Statements Statute, and state law equivalents to these federal laws, which may not be limited to government-reimbursed items and may not contain identical exceptions. Violations of these laws are punishable by criminal and civil sanctions, including, in some instances, civil and criminal penalties, damages, fines, exclusion from participation in federal and state healthcare programs, including Medicare and Medicaid, and the curtailment or restructuring of operations. Any action against us for violation of these laws could have a significant impact on our business. In addition, we are subject to the U.S. Foreign Corrupt Practices Act (“FCPA”). We have a network of approximately 160 distributors. Any action against us for violation by us or our distributors of this act could have a significant impact on our business.

We may be unsuccessful in marketing, selling and distributing certain of our products.

We distribute a number of our products worldwide. If our distribution personnel or methods are not sufficient to ensure we have supply to meet demand for our products or if there is a quality control failure with our products, it could harm our prospects, business, financial condition and results of operations.

Prior to the Acquisition, we had limited experience in marketing and selling our products. In order to achieve commercial success for our approved products, we may have to develop an effective marketing and sales force, or we will have to successfully integrate the sales and marketing operations of AMI, or enter into further arrangements with third parties to market and sell our products. If we develop our own marketing and sales capabilities, we will be competing with other companies that currently have experienced and well-funded marketing and sales operations. To the extent that we enter into co-promotion or other marketing and sales arrangements with other companies, any revenues received will be dependent on the efforts of others, and we do not know whether these efforts will be successful. Failure to develop a direct sales and marketing force or enter into appropriate arrangements with other companies to market and sell our products will reduce our ability to generate revenues. While we expect to benefit from AMI’s marketing and sales infrastructure, we may not be able to do so effectively or in the near-term given the difficulties associated with integration.

Consolidation in the healthcare industry could have an adverse effect on our revenues and results of operations.

Many healthcare industry companies, including medical device companies, are consolidating to create new companies with greater market power. As the healthcare industry consolidates, competition to provide goods and services to industry participants will become more intense. These industry participants may try to use their market power to negotiate price concessions or reductions for medical devices that incorporate components produced by us. If we are forced to reduce our prices because of consolidation in the healthcare industry, our revenues would decrease and our consolidated earnings, financial condition or cash flows would suffer.

We may incur losses associated with foreign currency fluctuations.

Effective January 1, 2004, we commenced reporting our operating results and financial position in U.S. dollars in order to more accurately represent the currency of the economic environment in which we operate.

Our operations are in some instances conducted in currencies other than the U.S. dollar and fluctuations in the value of foreign currencies relative to the U.S. dollar could cause us to incur currency exchange losses. In addition to the U.S. dollar, we currently conduct operations in Canadian dollars, Swiss francs, Danish krone, U.K. pound sterling, and Costa Rican colon. Exchange rate fluctuations may reduce our future operating results. In the year ended December 31, 2006, we reported $515,000 of foreign exchange gains due to foreign currency fluctuations, compared to $1.1 million in the same period in 2005.

We have not entered into any forward currency contracts or other financial derivatives to hedge foreign exchange risk, and therefore we are subject to foreign currency transaction and translation gains and losses. We purchase goods and services in U.S. and Canadian dollars, Swiss francs, Danish krone, U.K. pound sterling, and Costa Rican colon, and earn a significant portion of our license and milestone revenues in U.S. dollars. Foreign exchange risk is managed primarily by satisfying foreign denominated expenditures with cash flows or assets denominated in the same currency.

Acquisition of companies or technologies may result in disruptions to our business.

As part of our business strategy, we may acquire additional assets and businesses principally relating to or complementary to our current operations. Any acquisitions or mergers by us will be accompanied by the risks commonly encountered in acquisitions of companies. These risks include, among other things, higher than anticipated acquisition costs and expenses, the difficulty and expense of integrating the operations and personnel of the companies and the loss of key employees and customers as a result of changes in management.

In addition, geographic distances may make integration of acquired businesses more difficult. We may not be successful in overcoming these risks or any other problems encountered in connection with any acquisitions.

If significant acquisitions are made for cash consideration, we may be required to use a substantial portion of our available cash, cash equivalents and short-term investments. Future acquisitions by us may cause large one-time expenses or create goodwill or other intangible assets that could result in significant asset impairment charges in the future. Acquisition financing may not be available on acceptable terms, if at all.

We may not generate sufficient cash flow from any of our future permitted acquisitions to service our indebtedness.

In any acquisition, we expect to benefit from cost savings through, for example, the reduction of overhead or the acquisition of products and from revenue enhancements resulting from the acquisition. However, there can be no assurance that we will be able to generate sufficient cash flow from any future permitted acquisitions to service any indebtedness incurred to finance such acquisitions or realize any other anticipated benefits. Nor can there be any assurance that our profitability will be improved by any one or more acquisitions. Any acquisition may involve operating risks, such as:

•	the difficulty of assimilating and integrating the acquired operations and personnel into our current business;

•	the potential disruption of our ongoing business;

•	the diversion of management’s attention and other resources;

•	the possible inability of management to maintain uniform standards, controls, procedures and policies;

•	the risks of entering markets in which we have little or no experience;

•	the potential impairment of relationships with employees;

•	the possibility that any liabilities we may incur or assume may prove to be more burdensome than anticipated; and

•	the possibility that the acquired business or products do not perform as expected.

If we fail to hire and retain key management, scientific and technical personnel, we may be unable to successfully implement our business plan.

We are highly dependent on our senior management and scientific and technical personnel. The competition for qualified personnel in the healthcare field is intense, and we rely heavily on our ability to attract and retain qualified managerial, scientific and technical personnel. Our ability to manage growth effectively will require continued implementation and improvement of our management systems and the ability to recruit and train new employees. We may not be able to successfully attract and retain skilled and experienced personnel, which could harm our ability to develop our product candidates and generate revenues. In addition, the success of the Acquisition is dependent on our continued ability to retain key employees at various levels of AMI and its subsidiaries not only through the integration period but beyond. If we are unable to continue to retain key AMI employees or provide them with performance incentives through equity plans, employment agreements or otherwise, the business of the combined company may be harmed and the integration of our two companies may be delayed or we may incur unanticipated expenses.

Risks Relating to our Indebtedness

Our existing and future permitted debt could adversely affect our operations.

As of December 31, 2006, we had outstanding $575 million of indebtedness, excluding accrued interest. We are currently considering other credit facilities to replace the revolving portion of the credit facility that was terminated in connection with the issuance of the Old Notes, but there can be no assurance that we will be able to obtain such a facility or that any such facility will be available on commercially reasonable terms. Excluding intercompany transactions, our subsidiaries that are not guarantors of the Old Notes and that will not be guarantors of the Notes accounted for approximately $13.2 million or 14%, and $38.5 million or 12%, of our total revenues from continuing operations for the three months and year ended December 31, 2006, respectively, and approximately $184.5 million or 15% of our total assets and approximately $32.4 million or 4% of our total liabilities as of December 31, 2006. The Notes will be and our 2014 Notes are, guaranteed by the same group of our subsidiaries.

The amount and terms of our indebtedness and other financial obligations could have important consequences for our operations. For example, it:

•	could increase our vulnerability to general adverse economic and industry conditions;

•	could limit our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes;

•

will require us to dedicate a substantial portion of our cash flow from operations to the payment of principal and interest on our indebtedness, thereby reducing the funds available to us for operations and any future business opportunities, including acquisitions permitted by our 2014 Notes and the Notes;

•	will limit our planning flexibility for, or ability to react to, changes in our business and the industry; and

•	could place us at a competitive disadvantage with competitors who may have less indebtedness and other obligations or greater access to financing.

The Old Notes bear and the Notes will bear interest at rates that fluctuate with changes in certain prevailing benchmarks. If interest rates increase, we may be unable to meet our debt service obligations under the Notes and other indebtedness.

Additionally, the terms of the indentures governing the Old Notes and the 2014 Notes permit us to obtain and incur indebtedness under a new revolving credit facility, and if we incur such indebtedness the risk outlined above could be exacerbated.

We and our subsidiaries are permitted to incur substantially more debt, which could further exacerbate the risks associated with our leverage.

The terms of the indentures governing the Notes and our 2014 Notes expressly permit the incurrence of additional amounts of debt for specified purposes. For example, if we are successful in obtaining commitments for a new revolving credit facility, all borrowings under that facility will rank senior to the Notes and the guarantees, to the extent of the value of the assets securing such borrowings. Moreover, the indentures governing the Notes and the 2014 Notes do not impose any limitation on our incurrence of liabilities that are not defined as “Indebtedness” under such indentures (such as trade payables). If new debt or other liabilities are added to our and our subsidiaries’ current levels of debt, the related risks that we and they now face could be exacerbated.

If our cash flows prove inadequate to service our debt and provide for our other obligations, we may be required to refinance all or a portion of our existing debt or future debt at terms unfavorable to us.

Our ability to make payments on and refinance our debt, including the Notes, the 2014 Notes and other financial obligations, and to fund our capital expenditures and acquisitions will depend on our ability to generate substantial operating cash flow. This will depend on our future performance, which will be subject to prevailing economic conditions, factors related to the integration of AMI into our business, and to financial, business and other factors beyond our control. If our cash flows were to prove inadequate to meet our debt service and other obligations in the future, we may be required to refinance all or a portion of our existing or future debt, including the Notes and our 2014 Notes, on or before maturity, to sell assets or to obtain additional financing. We cannot assure you that we will be able to refinance any of our indebtedness, including the Notes and our 2014 Notes, sell any such assets or obtain such additional financing on commercially reasonable terms or at all.

The right to receive payments on the Notes could be adversely affected if any of our non-guarantor subsidiaries declare bankruptcy, liquidate, or reorganize.

Some of our subsidiaries (including some of our foreign subsidiaries) will not guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us.

Excluding intercompany transactions, our subsidiaries that are not guarantors of the Old Notes and that will not be guarantors of the Notes accounted for approximately $13.2 million or 14%, and $38.5 million or 12%, of our total revenues from continuing operations for the three months and year ended December 31, 2006, respectively, and approximately $184.5 million or 15% of our total assets and approximately $32.4 million or 4% of our total liabilities as of December 31, 2006.

The indenture governing the Old Notes contains covenants that may limit our ability to take advantage of certain business opportunities advantageous to us that may arise.

The indentures governing the Old Notes and the 2014 Notes contain certain covenants that, among other things, limit our ability and the ability of certain of our subsidiaries to:

•	incur, assume or guarantee additional indebtedness or issue preferred stock;

•	pay dividends or make other equity distributions to our stockholders;

•	purchase or redeem our capital stock;

•	make certain investments;

•	create liens;

•	sell or otherwise dispose of assets;

•	engage in transactions with our affiliates; and

•	merge or consolidate with another entity or transfer all or substantially all of our assets.

These restrictions could limit our ability to obtain future financing, make acquisitions or needed capital expenditures, withstand economic downturns in our business, industry or the economy in general, conduct operations or otherwise take advantage of business opportunities that may arise.

Although the indentures for the Old Notes and the 2014 Notes contain a fixed charge coverage test that limits our ability to incur indebtedness, this limitation is subject to a number of significant exceptions and qualifications. Moreover, the indentures do not impose any limitation on our incurrence of liabilities that are not considered “Indebtedness” under the indentures (such as operating leases), nor do they impose any limitation on the amount of liabilities incurred by subsidiaries, if any, that might be designated as “Unrestricted Subsidiaries”. Despite current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks associated with our leverage. Also, although the indentures limit our ability to make restricted payments, these restrictions are subject to significant exceptions and qualifications.

We must offer to repurchase the Old Notes and the 2014 Notes upon a change of control.

The indenture governing the Old Notes requires that, upon the occurrence of a “change of control,” as defined in the indenture, we must make an offer to repurchase the Old Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.

Certain events involving a change of control may result in an event of default under other indebtedness that we may incur in the future. An event of default under other indebtedness could result in an acceleration of such indebtedness and the foreclosure by the lenders on the collateral, if any, securing any such indebtedness. We cannot assure you that we would have sufficient resources to repurchase any of the Notes or pay our obligations if the indebtedness under our other indebtedness, including the 2014 Notes, were accelerated upon the occurrence of a change of control. The acceleration of indebtedness and our inability to repurchase all the tendered Notes would constitute events of default under the indenture governing the Notes. No assurance can be given that the terms of any future indebtedness will not contain cross default provisions based upon a change of control or other defaults under such debt instruments.

U.S. federal and state statutes may restrict the enforceability of the guarantees to Note holders. These statutes allow creditors, under specific circumstances, to void guarantees, restrict a subsidiary’s ability to make payments thereon or the ability of a subsidiary to pay dividends or require noteholders to return payments received from guarantors.

Under U.S. federal bankruptcy law and provisions of state fraudulent transfer and corporate laws, there may be limitations on the enforceability of a guarantee. A guarantee may be characterized as a fraudulent transfer if the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

•	received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

•	was insolvent or rendered insolvent by reason of such incurrence; or

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature; or

•	intended to hinder, delay or defraud creditors.

In addition, any payment by such a guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor. Further, if a guarantor makes a payment under the guarantee within 90 days of a bankruptcy filing related to the guarantor, and such payment is made while the guarantor is insolvent, such payment may be required to be returned to the guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the then fair saleable value of all of its assets; or

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

The market for the Old Notes may be significantly more limited after the Exchange Offer, and to participate in the Exchange Offer, you must properly tender your Old Notes.

The Old Notes have not been registered under the Securities Act and are subject to transfer restrictions in order to ensure compliance with U.S. federal and state securities laws. Because we anticipate that most holders of Old Notes will elect to exchange their Old Notes and because of these transfer restrictions, we expect that the liquidity of the market for any Old Notes remaining after the completion of the Exchange Offer may be substantially limited. Any Old Notes tendered and exchanged in the Exchange Offer will reduce the aggregate principal amount of the Old Notes outstanding. Accordingly, the liquidity of the market for any Old Notes could be adversely affected and you may be unable to sell them. The extent of the market for the Old Notes and the availability of price quotations would depend on a number of factors, including the number of holders of Old Notes remaining outstanding and the interest of securities firms in maintaining a market in the Old Notes. An issue of securities with a smaller number of units available for trading may command a lower, and more volatile, price than would a comparable issue of securities with a larger number of units available for trading; therefore, the market price for the Old Notes that are not exchanged may be lower and more volatile as a result of the reduction in the aggregate principal amount of the Old Notes outstanding.

We will issue Notes only in exchange for Old Notes that are timely received by the Exchange Agent, together with all required documents, including a properly completed and duly signed letter of transmittal. Therefore, you should allow sufficient time to ensure timely delivery of the Old Notes, and you should carefully follow the instructions on how to tender your Old Notes.

Neither we nor the Exchange Agent is required to tell you of any defects or irregularities with respect to your tender of the Old Notes. If you do not tender your Old Notes or if we do not accept your Old Notes because you did not tender your Old Notes properly, then, after we consummate the Exchange Offer, you will continue to hold Old Notes that are subject to the existing special interest and transfer restrictions. In general, you may not offer or sell the Old Notes in the United States unless they are registered under the Securities Act or offered or sold in a transaction exempt from, or not subject to, the registration requirements of the Securities Act and applicable state securities laws.

There is no public trading market for the Notes.

The Notes are a new issue of securities and there is no existing trading market for the Notes. We cannot assure you that a liquid market will develop, or will continue if one develops for the Notes, that you will be able to sell your Notes at a particular time or that the prices that you receive when you sell the Notes will be favorable. If a liquid market is established, various factors could have a material adverse effect on the trading of the Notes, including fluctuations in prevailing interest rates. We do not intend to apply for listing or quotation of the Notes on any securities exchange or stock market.

Historically, the market for non-investment grade debt has been subject to substantial volatility. We cannot assure you that the market for the Notes will be free from similar volatility.

U.S. investors may not be able to obtain enforcement of civil liabilities against us.

We were formed under the laws of British Columbia, Canada. A substantial portion of our assets are located outside the United States. In addition, a majority of the members of our board of directors and our officers are residents of countries other than the United States. As a result, it may be impossible for U.S. investors to affect service of process within the United States upon us or these persons or to enforce against us or these persons any judgments in civil and commercial matters, including judgments under U.S. federal or state securities laws. In addition, a Canadian court may not permit U.S. investors to bring an original action in Canada or to enforce in Canada a judgment of a state or federal court in the United States.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the Notes in exchange for the outstanding Old Notes. We are making this exchange solely to satisfy our obligations under the Registration Rights Agreement entered into in connection with the offering of the Old Notes. In consideration for issuing the Notes, we will receive Old Notes in the same aggregate principal amount.

We received net proceeds of approximately $318.3 million from the sale by private placement of our Old Notes, after deducting the initial purchasers’ commission and offering expenses. These net proceeds and approximately $2.9 million in cash on hand were used to repay the outstanding principal amount under our senior secured term loan facility.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2006. The information in this table should be read in conjunction with the audited—“Consolidated Financial Statements of Angiotech for December 31, 2006 and 2005” of Angiotech and the respective accompanying notes thereto incorporated by reference into this prospectus.

As of December 31, 2006
(in thousands of U.S.$)
Long-term debt:
Senior floating rate notes due 2013	$325,000
7.75% senior subordinated notes due 2014	250,000

Total debt	575,000

Stockholders’ equity
Share capital	470,190
Additional paid-in capital	27,564
(Accumulated deficit)	(41,022)
Accumulated other comprehensive income	26,101

Total stockholders’ equity	482,833
Total capitalization	$1,057,833

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table sets forth selected consolidated financial information for each of our three most recently completed financial years. This data should be read in conjunction with our audited consolidated financial statements, including the notes to the financial statements, and the risk factors set out or incorporated by reference in this prospectus.

We report our consolidated financial statements in accordance with U.S. generally accepted accounting principles, or U.S. GAAP, which conforms in all material respects with Canadian generally accepted accounting principles, or Canadian GAAP, except as disclosed in note 21 of the consolidated financial statements for the year ended December 31, 2005 (“Fiscal 2005”) incorporated herein by reference to our Annual Information Form dated March 27, 2006 filed with the SEC on Form 40-F on April 3, 2006.

CONSOLIDATED STATEMENTS OF INCOME

	Year ended December 31, 2006	Year ended December 31, 2005	Year ended December 31, 2004
	(in thousands of U.S.$, except per share data)
STATEMENT OF INCOME DATA:
Revenue:
Royalty revenue	$175,254	$189,203	$100,638
Product sales, net	138,590	5,334	8,281
License fees	1,231	5,111	17,312

	315,075	199,648	126,231
Expenses:
License and royalty fees	25,605	28,345	18,072
Cost of goods sold	68,067	5,653	5,632
Research and development	45,393	31,988	26,659
Selling, general and administration	78,732	37,837	21,180
Depreciation and amortization	36,014	9,540	9,235
In-process research and development	1,042	54,957	6,375

	254,853	168,320	87,153

Operating income	60,222	31,328	39,078

Other income (expenses):
Foreign exchange gain	515	1,092	2,050
Investment and other income	6,235	10,006	5,668
Interest expense on long-term debt	(35,502)	—	—
Write-down of investment	—	(5,967)	—
Write-down of deferred financing cost	(9,297)	—	—

Total other income (expenses)	(38,049)	5,131	7,718

Income from continuing operations before income taxes	22,173	36,459	46,796

Income tax expense (recovery)	10,279	28,055	(6,183)

Net income from continuing operations	11,894	8,404	52,979

Loss from discontinued operations, net of income taxes	(7,708)	(9,591)	(527)

Cumulative effect of change in accounting policy	399	—	—

Net income (loss)	$4,585	$(1,187)	$52,452

	Year ended December 31, 2006	Year ended December 31, 2005	Year ended December 31, 2004
	(in thousands of U.S.$, except per share data)
Basic net income (loss) per common share:
Continuing operations	$0.14	$0.10	$0.63
Discontinued operations	(0.09)	(0.11)	—

Total	$0.05	$(0.01)	$0.63

Diluted net income (loss) per common share:
Continuing operations	0.14	$0.10	$0.62
Discontinued operations	(0.09)	(0.11)	(0.01)

Total	$0.05	$(0.01)	$0.61

Basic weighted average number of common shares outstanding (in thousands)	84,752	84,121	83,678
Diluted weighted average number of common shares outstanding (in thousands)	85,437	85,724	85,697

BALANCE SHEET INFORMATION

	As at December 31, 2006	As at December 31, 2005
	(in thousands of U.S.$)
Cash, cash equivalents and short-term investments	108,617	195,442
Total assets	1,205,874	494,694
Deficit	(41,022)	(45,607)
Total stockholders’ equity	482,833	462,680

BUSINESS

Introduction

We are a specialty pharmaceutical and medical device company that discovers, develops and markets innovative technologies and medical products primarily for local diseases or for complications associated with medical device implants, surgical interventions and acute injury. Our proprietary technologies include various drug, drug delivery, surface modification technologies and other medical biomaterials. Our research and development efforts focus on understanding and characterizing biological conditions that often occur concurrent with medical device implantation, surgery or acute trauma, including scar formation and inflammation, cell proliferation, infection and tumor tissue overgrowth. Our strategy is to apply these various technologies to create and commercialize novel, proprietary medical device, surgical implant and pharmaceutical products that reduce procedure side effects, improve surgical outcomes, shorten hospital stays, or are easier or safer for a physician to use.

The TAXUS® paclitaxel-eluting coronary stent incorporates our technology and is sold by our partner BSC. As of December 31, 2006, over three million TAXUS coronary stents have been implanted in patients with coronary artery disease. A stent is a small tube that is inserted permanently into a diseased section of a coronary artery or other blood vessel in the body. Coronary stents such as TAXUS elute drugs after implantation and, as a result, have contributed to a significant reduction in the chance that arteries will become blocked again, based on data from several large human clinical studies. Due to the efficacy of drug-eluting stents, the market for stents has grown significantly. Prior to the launch in March 2004 of the TAXUS coronary stent, BSC’s sales of bare metal coronary stents not incorporating our technology were $328 million for the 12 months ended December 31, 2003. For the year ended December 31, 2005, sales of the TAXUS paclitaxel-eluting coronary stent by BSC represented approximately 41% of its revenue and were approximately $2.6 billion, from which we received $183.6 million in royalty. TAXUS paclitaxel-eluting coronary stent sales by BSC were approximately $2.5 billion for the twelve months ended September 30, 2006. We received royalty revenue from BSC for the sales of TAXUS paclitaxel-eluting coronary stents of approximately $159.5 million for the twelve months ended December 31, 2006.

On March 23, 2006, we acquired 100% of the equity of privately-held AMI, a leading independent manufacturer of over 5,000 specialty, single-use medical devices primarily for the interventional radiology, vascular surgery and general surgery markets. We refer to our acquisition of AMI as the “Acquisition”. The Acquisition has significantly diversified our revenue base and provided us with commercial resources, including sales, marketing and manufacturing. AMI has also provided us with a broad portfolio of medical device products to which we may apply our various proprietary technologies. Since the Acquisition, we generated a significant portion of our revenue from direct AMI product sales as a complement to our royalty revenue derived from sales of TAXUS coronary stents and other products by our corporate partners.

We develop our products using a proprietary and systematic discovery approach. We use our drug-screening capabilities to identify new uses for known pharmaceutical compounds. We look for compounds that address the underlying biological causes of conditions that can occur concurrent with medical device implantation, surgery or acute trauma. Once appropriate drugs have been identified, we formulate the drug, or combination of drugs, with our portfolio of drug, drug delivery and surface modification technologies and biomaterials to develop a novel drug-eluting medical device or surgical implant. We have patent protected, or filed patent applications for, many of our products and product candidates, and our portfolio of intellectual property developed, or acquired, to date includes over 160 issued U.S. patents and 190 pending U.S. patent applications.

Our discovery approach has yielded a number of product candidates that are in various stages of research and clinical development. This product pipeline includes the Vascular Wrap to treat complications associated with vascular graft implants in hemodialysis patients, and our 5-FU eluting anti-microbial CVC to prevent line infections in critical care patients, both of which are currently undergoing human clinical trials in the United

States. A paclitaxel-eluting peripheral stent, designed for placement in diseased arteries in the lower limb to restore blood flow and improve a patient’s ability to walk, is currently in worldwide clinical trials being conducted by another partner, the multinational medical device manufacturer Cook.

Our revenue prior to the date of the Acquisition had been primarily derived from royalties paid to us by partners who market and sell products that incorporate our technology. The Acquisition provides us with significant direct product sales, as well as product commercialization and manufacturing capabilities. AMI manufactures and markets a wide range of single use, specialty medical devices with products focused primarily on interventional radiology, tumor biopsy, vascular surgery, general surgery, aesthetic surgery and ophthalmology markets. Our operations have surgeon-focused direct sales and distribution resources in the United States and the European Union as well as significant specialized medical device manufacturing capabilities.

As a complement to our existing strategy of establishing product development and marketing partnerships, we are utilizing AMI’s direct sales and distribution resources to market and sell certain of our existing approved products, as well as potentially certain of our product candidates currently undergoing human clinical trials. We intend to apply many of our various drug, drug delivery and surface modification technologies to many of AMI’s medical devices in order to potentially improve the performance, ease of use, safety, or the outcomes of the medical procedures in which they are used. We believe that applying our technologies to products and product candidates that are owned by us, in addition to providing technology to partners, may enhance returns on our research and development initiatives by enabling us to capture the substantial majority of the potential revenue from improvements in market share or market opportunity for these products and product candidates.

Angiotech History

We were founded in 1992. Our initial research focused on exploring new ways to use known pharmaceutical compounds to inhibit abnormal and/or rapid proliferation of cells in a variety of disease indications, either by inhibiting the formation of new blood vessels or exploiting other molecular mechanisms to inhibit cell replication. One of the initial applications of our research was in the use of known pharmaceutical classes for the treatment of complications that can occur after the minimally invasive treatment of coronary artery disease. Certain minimally invasive surgical treatments for coronary artery disease have experienced rapid growth over the past several decades as alternatives to open, invasive coronary artery bypass surgery. These surgical treatments include balloon angioplasty, where a balloon catheter is directed into a coronary artery through a small incision in the groin and inflated to clear a blockage, and coronary stenting, where small tubes are implanted in coronary arteries in conjunction with balloon angioplasty. In 2005, it is estimated that over one million angioplasty procedures were performed, implanting approximately 1.5 million coronary stents, including drug-eluting stents, in the United States.

These treatments are growing in popularity despite the fact that many patients experience a re-blockage of the treated artery, commonly referred to as restenosis, within six months of an initial angioplasty or stent implantation procedure. It is believed that the angioplasty or stent procedure causes an injury to the blood vessel wall, and thereby stimulates a biological healing response, including scar formation and tissue overgrowth. In selected patients this biological process may be overly aggressive and lead to restenosis, and the potential need for a repeat angioplasty, stent placement or other surgical procedure. Of all balloon angioplasty and stent procedures, it is estimated that between 20% and 40% of patients, as indicated by various studies, experience restenosis in the treated vessel, resulting in the need for additional treatment and significant additional risks for patients, as well as significant additional procedure and hospital costs.

Our pioneering research led to the key discovery that paclitaxel blocks an important cellular pathway involved in the scar formation and tissue growth that can lead to restenosis. This early research indicated that paclitaxel or its analogues and derivatives could potentially be used in combination with balloon angioplasty and stents to reduce the complication rates of those procedures. As a result of our research, we established a co-exclusive, worldwide license agreement with BSC and Cook in July 1997, both international medical device manufacturers and distributors. That license agreement granted both BSC and Cook rights to develop and market paclitaxel-eluting coronary, peripheral and gastrointestinal stents using our technology. The 1997 License Agreement was amended in 2004, giving BSC exclusive rights for coronary applications of our technology. Subsequent multiple human clinical trials, conducted primarily by BSC, indicated that the use of paclitaxel-eluting stents significantly reduced observed rates of restenosis. In the TAXUS IV clinical trial, which enrolled a total of 1,326 patients, restenosis rates averaged 7.9% in the group treated with the TAXUS stent, as compared to 26.6% in the control group in the study where non drug-eluting, or bare metal, stents were used.

In March 2004, BSC received FDA approval for and commenced sales in the United States of its paclitaxel-eluting coronary stent, the TAXUS Express. Under the terms of our license with BSC, we receive royalties derived from worldwide sales by BSC of paclitaxel-eluting stents. Due to the efficacy of drug-eluting stents, the market for stents has grown significantly. Prior to the launch in March 2004 of the TAXUS coronary stent, BSC’s sales of bare-metal coronary stents not incorporating our technology were $328 million for the 12 months ended December 31, 2003. There is a one quarter delay between the time that stent sales are recorded by BSC and the period in which we record the associated royalty revenue because we record revenue on a cash basis. In the twelve months ended September 30, 2006, BSC’s sales of TAXUS paclitaxel-eluting coronary stents were approximately $2.5 billion and in the twelve months ended December 31, 2006, we recorded royalty revenue from BSC for those sales of approximately $159.5 million. We will not record royalty revenue from sales by BSC of the TAXUS paclitaxel-eluting coronary stent for the three months ended December 31, 2006 until the three month period ending March 31, 2007.

As discussed above, on March 23, 2006, we completed the acquisition of 100% of the equity of privately held AMI, a leading independent manufacturer of specialty, single-use medical devices for the interventional radiology, vascular surgery and general surgery markets. AMI generates substantial revenue from sales of its broad product line and from selected products manufactured for other medical device company customers. In the period since the Acquisition, AMI generated revenue of $134.4 million.

Industry Overview

The medical device industry recorded approximately $88 billion in worldwide product sales in 2005. There were also over 28 million surgical procedures in various indications completed in the United States in 2004. Medical device products and procedures target a wide variety of medical markets and disease conditions.

Despite the long history of many medical technologies and the large numbers of surgical procedures completed annually, many of these treatments deliver sub-optimal outcomes, suffer from significant complication rates or do not completely address underlying medical problems. In addition, many medical devices can be dangerous or difficult for a physician to use, and as a result, require significant training and experience in order to achieve the desired procedural result. The most frequent problems or complications observed in connection with medical device use or surgical procedures can be categorized into four primary areas. These areas with selected examples of procedures and complications include:

•	The Closing of Body Passageways Due to the Accumulation of Scar Tissue or Inflammation

•	Coronary vascular stents re-occlusion of the treated vessel—restenosis at the treatment site, leading to need for repeat surgical procedure

•	Sinus surgery—scarring and occlusion of the opening to the sinus cavity, resulting in failed procedure

•	Synthetic hemodialysis access grafts—restenosis at the bypass graft attachment site, resulting in need for repeat surgical procedure

•	Coronary artery bypass grafts—restenosis at the bypass graft attachment site, resulting in the need for repeat surgical procedure

•	Spine surgery—scarring, or adhesions, at the surgical site, leading to significant post-operative pain

•	Myomectomy surgery for removal of uterine fibroids—adhesions at the surgical site, leading to potential fertility issues

•	Pacemaker or implantable defibrillator leads—scar formation over leads makes removal very difficult and impairs the transmission of electrical impulses

•	Hydro-cephalic shunts—scar formation or cell proliferation leads to occlusion of shunt

•	Infusion pumps—occlusion of the pump channel due to overgrowth of excess scar leads to pump failure

•	Insufficient Healing of Adjacent Tissues, or Adjacent Tissue and a Device, Brought Together During Surgery

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Abdominal aortic aneurysm stent grafts—inadequate vascular remodeling or other tissue formation between stent graft implant and adjacent vessel wall, leading to loosening or migration of the graft within the vessel and potential leakage of blood into aneurysm sac

•	Neurological aneurysm coils or fillers—inadequate formation of fibrotic tissue in aneurysm space, leading to incomplete filling of space and the continued risk of rupture

•	Artificial hip or knee implants—inadequate fit between joint space and prosthetic implant, leading to potential implant loosening

•	Embolization therapy for treatment of fibroids or varicose veins—inconsistent treatment success due to failure to completely seal off blood supply or flow

•	Surgical or Device-Related Infections

•	CVCs or peripherally inserted central catheter (“PICC”) lines—insertion site and bloodstream infection

•	Pacemaker or implantable defibrillators—lead or implant pocket infection

•	Artificial hip or knee implants—implant site infection

•	Vascular access devices or trocars—insertion site and bloodstream infection

•	Mechanical heart valves—site related valve cuff infections

•	Implantable ear tubes—insertion site infections

•	Complications Related to Surgical Procedures Designed to Eradicate Benign or Malignant Tumors

•	Liver or breast cancer tumor surgical resection—recurrence of cancer due to potential residual cells remaining around surgical margins

•	Embolization agents for uterine fibroids—recurrence due to incomplete eradication of blood flow

•	Implantable radioactive seeds for prostate cancer—potential recurrence due to incomplete eradication of cells using radiation alone

•	Urological, respiratory or esophageal stents—proliferation of cells into stented area after tumor removal

While medical device manufacturers have attempted to address many of the most common problems and procedure complications with new device designs, in many cases it may not be possible to address certain biology-related complications through device engineering or changes in surgical technique alone. In addition, pharmaceutical and biotechnology companies primarily focus on large chronic or primary care markets for oral, intravenous or other systemic therapies, and have in the majority of cases chosen not to pursue local therapies or opportunities for their products in medical device or surgical markets. As a result, a significant need and opportunity exists to combine pharmaceuticals and biomaterials science with engineering to address certain medical problems or procedure complications.

Business Strategy

Our strategy is to apply our various technologies to develop and commercialize novel, proprietary medical device, surgical implant and pharmaceutical products that address the most frequent problems or complications observed in connection with medical device use or surgical procedures. We provide biological and mechanical solutions in combination with drug-loaded medical device products or drug-loaded surgical implants, or in standalone biomaterial formulations, focused in the areas of vascular surgery, biopsy and oncology, wound closure, aesthetics and ophthalmology. Our goal is to develop novel medical device, surgical implant or pharmaceutical products for use by surgeons and interventionists that reduce medical device or surgery side effects, shorten hospital stays, convert open surgical procedures to minimally invasive surgical procedures or that make medical devices easier or safer for a physician to use. Specific elements of our strategy include:

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Identify and Prioritize Market Opportunities. We begin our product development process by identifying medical devices or surgical procedures where problems or complications arise soon after device implantation or the initial procedure, and where re-intervention is expensive, potentially harmful for patients or difficult to perform. We target areas where we have previously developed successful technologies, such as the treatment of scar formation and cell formation with paclitaxel and its analogues or derivatives, or where we have particular scientific focus or expertise. For example, numerous human trials have indicated paclitaxel dramatically improves the clinical performance of stents used to treat patients with coronary artery disease, which has led to improved patient outcomes, premium pricing and growth of the stent market. We believe other medical devices and surgical implants could be similarly affected through the proprietary addition of locally-delivered therapeutics. Our paclitaxel-eluting Vascular Wrap product candidate, used in the management of vascular graft failure in hemodialysis patients, is an example of this type of next generation product.

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Develop Novel, Proprietary Product Candidates. After prioritizing opportunities, we identify the underlying biology that contributes to complications or failures in the devices or procedures. We then combine our drug screening and selection process with our diverse formulation technologies to create a combination drug-device or drug-biomaterial product candidate. We continually assess and study applications of our technology, including analyzing the biology pertaining to the failure of certain medical devices and surgical implants, and determining the therapeutic drug selection, concentration, total dose and drug release characteristics required to enhance medical device and surgical implant performance and modulating the interaction between tissue and the relevant medical devices or surgical implants. We believe this approach may allow us to create additional novel drug-eluting medical devices and surgical implants that achieve better clinical results than either drugs, medical devices or surgical implants may achieve independently.

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Establish and Develop Intellectual Property Portfolio. After identifying potentially useful technologies or developing novel product candidates, we incorporate all of these elements into our existing patent portfolio where applicable, as well as develop and establish new intellectual property in jurisdictions throughout the world. We believe we are among the first companies to develop an extensive intellectual property portfolio of products combining approved pharmaceutical agents, such as paclitaxel, with medical devices and surgical implants. Recognizing the importance of intellectual property in our industry, we plan to continue to aggressively pursue patent protection in the United States, the European Union and other significant markets, as well as to protect trade secrets and know-how as our research and development activities uncover additional important medical product and therapeutic opportunities.

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Select Commercialization Path. Once we reach a certain stage with a technology or product candidate, we select a development and commercialization path. This process may include pursuing a major corporate development partner, or establishing a development partnership with a venture stage company. We may also independently develop and commercialize a technology or product candidate and retain all manufacturing, marketing and other commercial rights. We expect that we will continue to pursue a strategy of selectively executing agreements with strategic collaborators in product areas where we choose not to establish an independent product development effort or commercial sales and manufacturing presence. Because under such an agreement, our strategic collaborators would be responsible for selling and marketing these products should they be approved, we expect to gain the benefit of their expertise and avoid the cost associated with these activities in the selected product areas. We expect that we will focus on retaining commercial rights for those product candidates that are the best fit with the sales, marketing and manufacturing capabilities of AMI.

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Pursue Selective Strategic Acquisitions and Licenses. To support our product development and commercialization activities, we have pursued, and will continue to selectively pursue, acquisitions or licenses to obtain proprietary pharmaceutical compounds or compound classes, formulation technologies, and intellectual property or other commercial assets. We believe that strategic acquisitions may provide an effective means to broaden our product lines, enhance our revenue opportunities and diversify or add selected commercialization capabilities, such as sales and marketing, manufacturing or product development. For example, the Acquisition enables us to pursue the commercialization of certain of our product candidates in selected medical markets, including vascular and general surgery, and potentially introduce new products incorporating our technology into the portfolio of products obtained through the Acquisition.

Competitive Strengths

We believe that the combination of the following competitive strengths differentiates us from our competitors:

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Paclitaxel-Eluting Coronary Stent Franchise. We originally partnered our proprietary paclitaxel technology with BSC and Cook in 1997. Our technology is currently used exclusively in coronary applications by BSC on the TAXUS Express coronary stent platform, which is the second BSC coronary stent platform incorporating our technology. Our technology is also being used on BSC’s TAXUS Liberté coronary stent platform, which was recently launched commercially in the European Union and which BSC is expecting to launch in the first half of 2007 in the United States. As of December 31, 2006, over three million TAXUS coronary stents have been implanted in patients worldwide for the treatment of coronary artery disease. New potential competitive entrants to the drug-eluting coronary stent marketplace must market their product against the most substantial portfolio of human clinical trial data available for any drug-eluting coronary stent product, as well as combat a significant track record of successful day-to-day clinical use that demonstrate the safety and efficacy of paclitaxel in coronary artery disease treatment.

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Broad Device Product Portfolio. The AMI device product line, which targets multiple medical specialties of interest to us, consists of over 5,000 SKUs, creating a high degree of revenue diversity, such that no single product is estimated to contribute greater than 5% of AMI’s direct sales revenue. Importantly, the majority of these products are sold directly to physicians as opposed to large hospital groups or group purchasing organizations.

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Cell Biology, Drug Screening and Biomaterials Expertise. We have developed a unique array of in vitro and in vivo biological assays that we believe provide predictive models of the medical device and surgical problems we attempt to address. We have screened over 600 known single-agent compounds and over 2,000 drug combinations against these assay groups to date, and believe we have identified and prioritized, by potential for efficacy, drugs that could be combined with a significant number of medical devices or surgical implants. In addition, we have acquired or developed various drug, drug delivery and surface modification technologies and biomaterials, including implantable and sprayable materials. We have developed expertise in manipulating these materials to deliver accurate doses of chosen drugs over varying periods of time, which is a critical aspect of achieving desired treatment outcomes.

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Intellectual Property Position. We have developed, licensed and acquired a broad intellectual property portfolio relating to our proprietary paclitaxel technology, with access to over 80 issued U.S. and foreign equivalent patents covering this technology. In addition, we have access to a large portfolio (through license or ownership) of over 460 U.S. patents and patent applications relating to various other drugs, drug classes and formulation technologies for use in combination with a wide range of medical devices and surgical implants.

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Significant, Established Commercialization Operations. As a result of the Acquisition, we have two specialty, surgeon-focused sales forces that market and sell our products for which we have retained commercial rights. These sales forces sell single-use products directly to physicians, which has enabled sales personnel to establish strong relationships with existing and potential customers. In addition, with the Acquisition our continuing operations consist of over 590,000 square feet of manufacturing, research and administrative space located in 17 facilities across four different countries, and a group of experienced manufacturing employees. We believe this significant manufacturing capacity may allow for market introduction of new product candidates and future growth without the need for significant additional capital expenditures by us.

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Management and Technical Experience. Our management and scientific teams combine experience across both the specialty pharmaceutical and medical device industries, including expertise in pharmaceutical chemistry and formulation as well as medical device manufacturing and commercialization. Our executives and management team bring experience from various aspects of the specialty pharmaceutical and biotechnology industries, including scientific expertise in pharmaceutical chemistry and formulation and business development and financial expertise in complex partnering, licensing and intellectual property procurement transactions. The executives and management team that joined us in the Acquisition provide skills that are highly complementary to our team, specifically in the areas of medical device engineering, manufacturing, product commercialization, and sales and marketing.

Technology Overview

We have organized our research and development efforts into the following two key functional areas: (i) the screening and evaluation of known pharmaceutically-active compounds; and (ii) the development and testing of novel biomaterials, as well as drug, drug delivery and surface modification technologies. We then combine the capabilities and know-how of these two research efforts to develop our portfolio of drug-eluting medical device, surgical implant and biomaterial products and product candidates.

Significant resources have been devoted to our drug-screening efforts and technology. We have carefully investigated disease mechanisms and the target cell-level biology of greatest interest to us, and, based on the results of those investigations, we have identified specific biological targets of interest. Through selective screening we have identified compounds of interest among the thousands available, and have developed panels of in vitro cell-based assays which focus on these targets. This proprietary technology enables us to discover new uses for known pharmaceutically active compounds. As of December 31, 2006, we have screened over 600 compounds using our approach, and have identified over 80 compounds of potential interest to our product discovery and development programs. Some of the initial discoveries of our drug screening activities related to the use of paclitaxel for the treatment of restenosis in vascular disease have formed the basis for our technology which is used on the drug-eluting TAXUS Express coronary stent as well as several of our other key product candidates under development.

We have also internally developed, acquired or licensed through our various business development activities, a broad portfolio of drug, drug delivery and surface modification technologies and biomaterials. Our surgical implants and biomaterials are based on a platform of proprietary technologies, including specific formulations of polyethylene glycol (PEG) based, sprayable hydrophilic polymers that quickly react inside the body to bind tissue, as well as various formulations and proprietary combinations of bovine collagen and thrombin. Collagen is a common connective tissue which can act as a scaffold for cell growth and migration as well as a drug delivery vehicle in a body space. Thrombin promotes hemostasis, or the clotting of blood.

Our polymer-based, fully synthetic device and drug delivery surface modification technologies include patented, non-reactive hydrophilic and hydrophobic polymer matrices, which are chain-like structures that can be varied to optimize medical device performance characteristics such as lubricity, flexibility, hydration or device visibility under ultrasound.

We also own a family of biocompatible formulation technologies comprising a patented hybrid polymer system designed to facilitate local delivery of bioactive pharmaceutical agents from medical devices. This technology consists of entrapping drugs in patented mixtures of hydrophilic and hydrophobic polymers, which are designed for controlled elution of a drug from an implantable object. Examples of classes of drugs suitable for use with our technology include anti-infective, anti-thrombotic, anti-angiogenic, anti-proliferative, immune-modulating and scar-forming drugs. In addition, our patented primer system allows adhesion of various agents to metal substrates, with the flexibility to meet the potential requirements of many metal medical devices, such as cochlear implants, implanted cardioverter defibrillators (ICDs), orthopedic hardware, screws, plates, spinal cages, and lead wires.

We also have several bioerodable surgical mesh and suture-related technologies, as well as biodegradable tissue adhesive technologies, all of which can be designed to degrade over desired time periods and which are suitable for drug delivery.

Products

Our product portfolio is grouped into two business segments; Pharmaceutical Technologies and Medical Products.

The Pharmaceutical Technologies segment develops, licenses and sells technologies that improve the performance of medical devices and the outcomes of surgical procedures. These technologies include various drug, drug delivery and surface modification materials and other medical biomaterials designed to be applied across a wide range of medical devices and technologies, surgical procedures and medical disciplines. This segment focuses primarily on establishing product development and marketing partnerships with major medical device, pharmaceutical or biomaterials companies and to date has derived the majority of its revenue from royalties due from partners that develop, market and sell products incorporating our technologies. Currently our principal revenues in this segment come from royalties derived from sales by Boston Scientific Corporation (“BSC”) of TAXUS® coronary stent systems incorporating the drug paclitaxel. We also expect to apply certain of the technologies developed by this business segment to develop novel next generation products for the Medical Products segment to market and sell directly to end users or medical product distributors.

The Medical Products segment manufactures and markets a wide range of single use, specialty medical devices, with products focused primarily on general surgery, oncology and tumor biopsy, interventional radiology and vascular surgery, ophthalmology and aesthetic surgery. The Medical Products segment also manufactures finished medical devices and medical device components for third party medical device manufacturers and marketers.

The Medical Products segment has several specialized direct sales and distribution organizations in the U.S. and the European Union (“EU”), as well as significant manufacturing capabilities. This business segment derives the majority of its revenue from direct product sales to end users or various medical products distributors. Many of these products are made using our proprietary manufacturing processes, or are protected by intellectual property.

As discussed above, it is expected that the Medical Products segment may eventually market and sell certain products developed by the Pharmaceutical Technologies segment through its direct sales and distribution channels, and may apply certain of that segment’s technologies to its products to create novel, next generation medical products to market directly to end users or medical products distributors. There are currently numerous product development efforts underway that explore the application of certain of Pharmaceutical Technologies’ proprietary drug, drug delivery and surface modification materials and other medical biomaterials to products marketed by our Medical Products segment.

Pharmaceutical Technologies Business Segment

TAXUS Drug-Eluting Stents

The most significant commercial products containing technology developed and licensed by our Pharmaceutical Technologies segment are the TAXUS Express and TAXUS Liberté coronary stent systems. They are sold by BSC, our exclusive licensee in the coronary paclitaxel-eluting stent field. We derive royalty revenue from sales by BSC of TAXUS coronary stent systems. Royalty revenue received from BSC was $159.5 million for the year ended December 31, 2006.

BSC commenced sales of the TAXUS Express paclitaxel-eluting coronary stent system in January 2003 in the European Union and other countries outside of the United States, and in March 2004 in the United States. The TAXUS Express coronary stent system represents the first commercial product developed from our research efforts and intellectual property related to the use of paclitaxel to treat restenosis (the re-occlusion of a blood vessel after initial treatment for vascular disease) and other local inflammatory diseases. As of December 31, 2006, over three million TAXUS paclitaxel-eluting coronary stents incorporating our technology have been implanted worldwide in patients with coronary artery disease.

BSC announced the completion of the initial launch of the TAXUS Liberté paclitaxel-eluting coronary stent system in 18 countries in January 2005 and in Europe in September 2005. The TAXUS Liberté stent system represents BSC’s next generation product incorporating our research, technology and intellectual property related to the use of paclitaxel to treat restenosis and other local inflammatory diseases. The TAXUS Liberté stent has been designed by BSC to further enhance coronary stent deliverability and blood vessel conformability, particularly in challenging coronary lesions. BSC hopes to gain FDA approval to market and sell TAXUS Liberté in the United States in 2007.

In July 1997, we established a co-exclusive, worldwide license agreement with BSC and Cook, both international medical device manufacturers and distributors. The 1997 License Agreement granted both BSC and Cook rights to develop and market paclitaxel-eluting coronary, peripheral and gastrointestinal stents using our technology.

In September 2004, we amended the 1997 License Agreement to accommodate Cook’s election to exit and return all licensed rights related to the coronary vascular field. In doing so, Cook elected to focus on the development of paclitaxel-eluting peripheral vascular and gastrointestinal stents. The amendment to the 1997 License Agreement included a $25 million payment from us to Cook. The 1997 License Agreement was amended to (i) increase the royalty rate payable by Cook to us upon the commercial sale of paclitaxel-eluting peripheral vascular stent products and (ii) to provide a multi-year extension to the 1997 License Agreement for Cook related to the peripheral vascular and gastrointestinal fields of use.

In November 2004, we amended the 1997 License Agreement upon BSC’s election to become the exclusive worldwide licensee to our coronary paclitaxel-eluting stent technology. Pursuant to the terms of the 1997 License Agreement, the royalty rates applied to sales of paclitaxel-eluting coronary stents by BSC were increased by one percentage point (1%) across all royalty tiers as of November 23, 2004, where patent coverage exists, when BSC exercised its election for exclusivity in the paclitaxel-eluting coronary stent field. We also granted BSC the right to sublicense our paclitaxel-eluting coronary stent technology to third parties in return for a $13.9 million payment to us. If BSC exercises its sublicensing rights in the future, we will receive a percentage of any sublicensing consideration paid to BSC and a royalty rate payable on any third party product sales.

BSC has concluded several clinical trials of paclitaxel-eluting coronary stents that have demonstrated positive results, including six separate clinical studies, with a total of over 31,000 patients studied over a 5 year period, designed to evaluate the near and long-term safety and efficacy of both the slow and moderate drug release versions of the TAXUS Express coronary stent system. Certain recent medical studies indicate that the use of drug-eluting stents in patients may increase the rate of late stent thrombosis (the formation of blood clots in the stent), which may cause heart attacks or death, in comparison to the rate of late stent thrombosis when bare-metal stents are used, and BSC has announced that a recent independent study of stent patients showed a small but statistically significant increase in the incidence of stent thrombosis after one year for the TAXUS stent as compared to a bare-metal control stent. The FDA held meetings on December 7th and 8th of 2006 with a panel of experts to examine these studies and to make a recommendation to the FDA about whether additional studies or labeling changes are needed for drug-eluting stents. On January 4, 2007, the panel released a statement recommending that larger and longer premarket clinical trials and longer follow-up for post-approval studies are needed. The panel also recommended that, until more data on off-label use of drug-eluting stents is available, drug-eluting stent labels should indicate that when drug-eluting stents are used off-label patient outcomes may not be the same as the results observed in clinical trials used to support marketing approval.

CoSeal® Surgical Sealant

CoSeal surgical sealant is a commercially approved, non-drug-loaded biomaterial product and was obtained as part of our acquisition of Angiotech BioMaterials (formerly known as Cohesion Technologies) in 2003. CoSeal is the first fully synthetic vascular sealing agent approved by the FDA, and has been sold in the United States since February 2002. CoSeal is approved for use in the United States and the European Union to achieve adjunctive hemostasis in vascular reconstruction by mechanically sealing areas of leakage. CoSeal is designed to rapidly seal tissue surfaces, suture lines and synthetic grafts during surgery. A premixed configuration of CoSeal received both FDA and European CE Mark approval in February 2003 and April 2003 respectively, and received Health Canada approval in October 2003. The premixed configuration of CoSeal is simpler to use, can be stored at room temperature and has a two-hour lifespan once activated.

On February 25, 2003, we entered into a strategic alliance with Baxter, which provides Baxter with worldwide (excluding Japan and certain other territories) sales, marketing and distribution rights of our CoSeal surgical sealant product. This alliance also gives Baxter an option for distribution rights in Japan. In April 2003, we broadened the strategic alliance to provide Baxter with worldwide manufacturing rights for CoSeal. As a result of these transactions, we receive royalties on the end-user sales of CoSeal by Baxter. We have retained all development and commercial rights for drug-loaded versions of CoSeal.

Medical Products Business Segment

Vascular Surgery and Interventional Radiology Products

We offer a variety of products targeted at vascular surgeons and interventional radiologists. We currently sell the majority of these products either directly to our various customers or distributors. Our most significant commercial products in this market area include:

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Lifespan® ePTFE Vascular Grafts—We manufacture reinforced ePTFE synthetic vascular graft products that are sold by Edwards under the Lifespan name in the United States and the European Union. These products are intended for use in bypass or reconstruction of diseased or occluded blood vessels or to provide arteriovenous shunts for blood access in hemodialysis patients. Our ePTFE product line has over 75 product iterations and includes vascular grafts of various sizes and lengths. We have entered into a distribution arrangement with Edwards that allows Edwards to be the exclusive European distributor of the ePTFE graft products for a period of 3 years. Angiotech has co-marketing rights to the

ePTFE graft products in the United States. The Lifespan graft products are currently being used in combination with our paclitaxel eluting Vascular Wrap in on-going clinical trials.

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EnSnare—The EnSnare product is a catheter-based intra vascular device used for retrieving foreign bodies or articles from either vascular structures or larger vessels, organs, or ducts. Due to its proprietary loop configuration, the EnSnare is ideally suited to address the needs of physicians performing complex endovascular procedures in the peripheral vascular system. We are the exclusive worldwide distributor of the EnSnare product.

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CanaliZer® Guidewires—The CanaliZer product is a hydrophilic polyurethane covered nitinol guidewire. These guidewires are used in many interventional cardiology procedures. The CanaliZer allows the clinician maximum radiopacity due to its polyurethane sleeve and is kink resistant due to its elastic nitinol core.

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V+Pad®—The V+Pad product is a hydrophilic wound dressing that is intended for use in the local management of bleeding wounds such as vascular access sites (percutaneous catheters or tubes), surgical debridement and lacerations. The V+Pad promotes rapid control of bleeding in patients on anticoagulation therapy and in patients following hemodialysis. We are the exclusive distributor of V+Pad in the United States.

Biopsy and Oncology Products

We offer a variety of products targeted at surgeons, oncologists and interventional radiologists for the diagnosis and treatment of solid tumor cancers. We currently sell the majority of these products either directly to our various customers or distributors. We also sell selected biopsy needles and product components to other third party medical device suppliers that compete in the biopsy and oncology market. Our most significant commercial products in this market area include:

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Soft Tissue Biopsy Needles—We offer a wide range of soft tissue biopsy needles, both disposable and re-usable for use in different types of breast, lung, spinal and bone marrow biopsies. Some key features of our biopsy needles include: an echogenic tip for placement under ultrasound guidance, numerically ordered centimeter markings to facilitate precise depth placement, and adjustable needle stops allowing the restriction of forward movement and localizing the needle to the biopsy site. We are also currently developing biopsy needles coated with Echo-Coat, our proprietary polyurethane coating, which allows small needles to be better visualized on ultrasound. We are expecting to launch this product in the United States by mid 2007.

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BioPince® Full Core Biopsy Devices—The BioPince device is one of our key automatic biopsy instruments. BioPince’s proprietary Tri-axial “Cut and Trap” cannula system allows the device to deliver cylindrical, full-length biopsy specimens that are complete and largely undamaged, thereby greatly improving the diagnostic value of the sample.

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Bone Marrow Biopsy Device—Our bone marrow biopsy device, the T-Lock, has an ergonomically designed twist-lock handle, which facilitates a clinician’s ability to penetrate hard bone to obtain the biopsy sample. An adjustable needle stop to control the depth of penetration allows the clinician to safely aspirate at the sternum of the patient.

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SKATER® Drainage Catheters—We offer two types of SKATER drainage catheters: the All-Purpose and Nephrostomy catheters, both of which feature large catheter lumens, large drainage holes, and large lumen hubs, all designed to promote maximum flow and drainage. The SKATER All-Purpose drainage catheter is designed for both the Seldinger and Trocar insertion techniques and the SKATER Nephrostomy catheter is designed for the Seldinger insertion technique. The SKATER drainage catheters are formulated for patient comfort, kink-resistance, easy insertion, resistance to encrustation, and high degree of radiopacity.

•	Other Selected Products—Fixation pins, tunneling stylets and surgical tunnelers, isotope seed spacers and needles for prostate cancer treatment.

Wound Closure Products

We offer a variety of products targeted at various surgical disciplines for wound closure and wound healing. We are a leading manufacturer of sutures and needles for wound closure. We have proprietary in-house manufacturing processes that ensure that each suture and needle falls within exceptionally tight tolerances. We currently sell the majority of these products either directly or through distributors to various customers including surgeons in the cardiovascular, general surgery, veterinary, and dental fields. We also sell selected surgical needles, suture products and wound closure product components to other third-party medical device suppliers that compete in various general surgery markets. Our most significant commercial products in this market area include:

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Drilled End Needles—Drilled end suture needles have a precisely drilled butt end for maximum suture holding strength and are adequately tempered for securing strong attachment of the suture. A smooth finished drill hole reduces the abrasive effect on the suture.

•	Channel Needles—Channel needles have a channel with an underlying receptacle for attachment of the suture.

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Specialty Microsurgical Needles—The Sharpoint brand has been in existence for thirty years and has gained a reputation of providing the highest-quality needles. All Sharpoint needles are manufactured from specialty stainless steel wire that has been tempered to a specific balance of hardness and tensile strength. The result is a needle that holds a fine edge and resists bending as the surgeon applies the necessary pressure.

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Silk and Polyester, Non-Biodegradable and Synthetic Absorbable Braided and Monofilament Suture Materials—We manufacture a wide array of configurations of non-absorbable and absorbable sutures. Sutures configurations can vary in diameter size, length, and material.

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Self-Anchoring Sutures—In addition to our traditional sutures, we manufacture and distribute self-anchoring sutures to the wound closure market. The self-anchoring suture received its 510(k) clearance from the FDA for soft tissue approximation in September 2005 and for wound closure and dermal tissue in November 2004 and CE Mark approval in May 2004. Self-anchoring sutures have tiny teeth-like barbs along the surface of the suture which provide the suture with incremental tensile strength at each barb, allowing the suture to hold and close tissue better, as it passes through the tissue at the wound site. This attribute of self-anchoring sutures may eliminate the need for surgeons to tie knots when using traditional sutures to close wounds. In our bench testing experiments, we have demonstrated that the use of the self-anchoring suture versus a traditional suture to close wounds can reduce surgical time and the risk of infection. We announced the U.S. launch of our self-anchoring sutures for the wound closure market in January 2007.

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VITAGEL™ Surgical Hemostat (formerly CoStasis)—VITAGEL surgical hemostat is a bioresorbable hemostatic biomaterial designed for use in cardiovascular, orthopedic, urologic and general surgery indications to reduce patient blood loss during surgical procedures. Hemostatic devices are used to control bleeding during surgeries to avoid serious problems such as tissue damage, gross swelling and excessive scarring or life-threatening complications, such as blood loss. We currently expect to launch our VITAGEL for the wound closure market in 2007.

Ophthalmology Products

We offer a variety of products targeted at ophthalmic surgeons for use in various eye surgery procedures. We currently sell the majority of these products either directly to our various customers or distributors. We also sell selected of our ophthalmic surgical blade and suture products to other third party medical device suppliers that compete in various ophthalmology markets. Our most significant commercial products in this market area include:

•	Surgical Blades Used in Cataract Surgery—We have a wide range of surgical blades for cataract surgery including: clear corneal knives, standard implant knives, pilot tip implant knives, precision depth knives, sharptone crescent knives, spoon knives, stab knives, vitrectomy knives to create small, precise incisions, sub-2mm series knives, and a variety of slit and specialty knives.

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Micro Sutures and Needles for Ophthalmic Surgery—We have seven types of micro-sutures and nine types of needles for use in ophthalmic surgery. The types of micro-sutures include: chromic gut, nylon black mono, plain gut, polyglycolic acid undyed-braided, polypropylene blue mono, silk black braided and silk blue virgin. Each suture can be used with one or more of the following needles: precision conventional/reverse cutting, reverse cutting, center point spatula, DermaGlide, side cutting lancet, ultra-glide, taper and taper cutting needles.

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Lasik™ Products—We have a variety of products used in the Lasik laser eye surgery procedure including: the Lasik drainage rings, the Lasik flap spatula/irrigator cannulas, the Lasik irrigating cannulas, the Lasik shields, nasal hinge and superior hinge, and the Lasik universal eye shields.

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Other Instruments Used for Ophthalmic Surgery—We have a variety of other instruments used for ophthalmic surgery including: needles, cannulas, capsule polishers, cystotomes, cortex extractors, spring assisted syringes, punctum plugs for dry eye syndrome, corneal trephines and irrigating lenses.

Aesthetic and Reconstructive Surgery Products

We offer a unique surgical product line targeted at plastic surgeons and dermatological surgeons for use in various aesthetic procedures, primarily procedures in and around the face. We currently sell the majority of these products either directly to our various customers or distributors. Our most significant commercial products in this market area include:

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DermaGlide™ Cosmetic and Reconstructive Surgery Needles—The DermaGlide suture is a specialty suture designed especially for reconstructive surgery procedures. Its tip is a long-taper, precision-faceted diamond shape with four ultra sharp edges that are formed using a proprietary process. DermaGlide is designed to easily penetrate highly elastic dermal tissue without tenting, drag, or unwanted cutting of the periphery.

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Reconstructive Surgical Instruments—We distribute a wide array of reconstructive plastic surgery instruments which include scalpel knives, retractors, bone cutting forceps, and plaster cast instruments.

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Self-Anchoring Suture Products for ContourLift Procedures—In addition to our traditional sutures, we manufacture and distribute self-anchoring sutures to plastic surgeons in the aesthetics market for minimally invasive face lift procedures. Self-anchoring sutures have tiny teeth-like barbs along the surface of the suture which provide the suture with incremental tensile strength at each barb, allowing the suture to hold and lift tissue as it passes through the tissue. As a result, the lifted cheek or brow of a patient can be contoured, creating a more natural, youthful appearance.

Research and Product Development

The following table outlines our most advanced product candidates and their stage of development:

Product	Indications	Regulatory Status	Partner

TAXUS Liberté (paclitaxel-eluting coronary stent)	Coronary artery disease	Pivotal study (ATLAS) designed for U.S. approval; commercially available in Europe and various other countries outside the United States	BSC

ZILVER® PTX paclitaxel-eluting peripheral vascular stent	Peripheral vascular disease	European and United States first-in-man studies in femoral- popliteal indications currently enrolling	Cook

Vascular Wrap™ (paclitaxel-eluting mesh)	Peripheral vascular disease	Filed for CE Mark in November 2006	Edwards (for European distribution only)

	Arteriovenous access	Clinical study received European approval in 2006; conditional approval for PREVAIL study in the U.S. received in January 2007	Edwards (for European distribution only)

Anti-Infective Catheter	General	Pivotal human clinical study for United States currently enrolling	None

Adhibit (adhesion prevention gel)	Adhesion prevention post-myomectomy	European study completed; European regulatory submission to be determined with Baxter	Baxter

TAXUS Liberté paclitaxel-eluting coronary stent system. The TAXUS Liberté coronary stent system, which was developed and is under evaluation in clinical trials being conducted by our partner BSC, represents BSC’s next generation product incorporating our research, technology and intellectual property related to the use of paclitaxel to prevent restenosis and other local inflammatory diseases. It has been designed to further enhance coronary stent deliverability and blood vessel conformability, particularly in challenging coronary lesions. BSC has to date commenced sales of the TAXUS Liberté only in countries outside of the United States. On August 24, 2004, BSC initiated the ATLAS trial, a pivotal study to collect data to support regulatory filings in the United States for product commercialization of TAXUS Liberté. The ATLAS trial is a global, multicenter pivotal study designed to support the FDA approval of the TAXUS Liberté stent system. The trial is assessing the safety and efficacy of a slow-release dose formulation paclitaxel-eluting TAXUS Liberté stent system. On February 22, 2005, ATLAS completed enrolment of 872 patients at 72 sites in the United States, Canada, Australia, New Zealand, Singapore and Hong Kong. In addition to the ATLAS trial, the TAXUS Liberté clinical development program includes several expansion studies for long lesion stenting, small vessel stenting and direct stenting of coronary lesions. In October 2006, BSC announced 12-month follow up data from the ATLAS trial. The data demonstrated that the safety and efficacy benefits with the TAXUS Liberté stent were maintained at 12 months.

These data are currently being reviewed by the FDA, and BSC expects to receive approval and begin marketing the TAXUS Liberté stent in the United States in 2007.

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ZILVER® PTX paclitaxel-eluting peripheral vascular stent. The ZILVER PTX peripheral vascular stent, which was developed and is under evaluation in clinical trials being conducted by our partner Cook, a multinational medical device manufacturer, is a specialized stent product incorporating our proprietary paclitaxel technology and is designed for placement in diseased arteries in the limbs to restore blood flow. The ZILVER PTX paclitaxel-eluting peripheral stent is designed to reduce restenosis following placement of a stent in peripheral artery disease patients and is currently undergoing human clinical trials in the United States and the EU to assess product safety and efficacy. These studies are being conducted by our partner Cook, which is a co-exclusive licensee, together with BSC, to our proprietary paclitaxel technology to reduce restenosis following stent placement in peripheral artery disease. In January 2007, Cook released nine-month data from its EU clinical study. The preliminary data presented by Cook on the first 60 patients in the randomized trial, which is examining the safety of using Cook’s ZILVER PTX paclitaxel-eluting stent to treat blockages, or lesions, of the superficial femoral artery (“SFA”) above the knee, indicated that the ZILVER PTX showed an equal adverse event rate to conventional angioplasty for treating SFA lesions. The ZILVER PTX stent also displayed a zero-percent fracture rate for 41 lesions at six months and 18 lesions at one year. Effectiveness of the device in treating lesions of the SFA will be evaluated in a pivotal trial, which is expected to start in 2007 in the United States. The study is planned to enroll 420 patients at 50 investigative sites.

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Vascular WrapTM. Our paclitaxel-eluting mesh surgical implant, or Vascular WrapTM, is designed to treat complications associated with vascular graft implants in patients that undergo hemodialysis or have peripheral artery disease. We are currently conducting, or are planning to conduct, several human clinical trials to assess the safety and efficacy of our Vascular Wrap product. In November 2006, we announced the results from our initial human clinical trial, which was conducted in the EU and was designed to evaluate the safety of the Vascular Wrap product in patients with peripheral artery disease in the limb. The trial produced evidence that the Vascular Wrap product reduced the overall incidence of leg amputation, a common complication of peripheral artery disease, and prolonged limb retention time for patients in the treatment group relative to the control group. The Vascular Wrap product was well tolerated, with no adverse events being considered related to the use of the product. In November 2006, we filed for a CE Mark for use of the Vascular Wrap product in peripheral vascular disease. Upon receipt of a CE Mark, we would commence commercialization of our Vascular Wrap product in the EU and in certain other countries outside the United States. We currently plan to initiate additional clinical trials to evaluate the use of the Vascular Wrap product in hemodialysis patients in 2007. Should these studies provide positive efficacy data, we would submit the results to the FDA and attempt to secure approval to market the Vascular Wrap product in the United States.

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Anti-Infective Catheter. Central venous catheters (“CVC”) are usually inserted into critically ill patients for extended periods of time to administer fluids, drugs, and nutrition, as well as facilitate frequent blood draws. Through our proprietary drug identification strategy, we have elected to evaluate 5-Fluorouracil (“5-FU”), a drug previously approved by the FDA for treatment of various types of cancer, as a compound that may help to prevent certain types of infection in patients receiving a CVC. Our 5-FU-eluting CVC is currently undergoing a human clinical trial in the United States designed to assess the safety and efficacy of the catheter in preventing various types of catheter related infections. The study is a randomized, single-blind, 850-patient, 20-center study. There were 532 patients enrolled in the study as of December 31, 2006. If the CVC study results are favorable, we intend to request a 510(k) clearance from the FDA to market and sell the CVC in the United States.

Additionally, during the year ended December 31, 2006, we completed the following clinical program:

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Non drug-loaded sprayable biomaterial adhesion barrier (Adhibit™). Our non drug-loaded Adhibit sprayable barrier product is designed to provide for the reduction of surgery-induced adhesions that can occur after a surgical procedure. In April 2006, we announced data from our 71 patient human clinical study conducted in the EU, designed to assess the safety and efficacy of Adhibit sprayable barrier in preventing adhesions in patients undergoing a procedure to remove fibroids from the uterus (myomectomy surgery). The data indicated that the use of Adhibit sprayable barrier reduced post-operative adhesion formation as measured by the modified American Fertility Society (“mAFS”) score, a scoring system that factors in both the extent and tenacity of adhesions. Patients in the group that were treated with Adhibit sprayable barrier experienced a statistically significant reduction in their mAFS score when compared with those in the control group. We are currently evaluating, together with our partner Baxter Healthcare Corporation (“Baxter”), the timing and form of any regulatory submission for approval of this indication in the EU. We granted Baxter exclusive worldwide marketing and distribution rights to our non-drug loaded Adhibit sprayable barrier product, except in the United States, where Baxter has an option to obtain those rights.

Collaboration, License and Sales and Distribution Agreements

In connection with our research and development efforts, we have entered into various arrangements with corporate and academic collaborators, licensors, licensees and others for the research, development, clinical testing, regulatory approval, manufacturing, marketing and commercialization of our product candidates. Terms of the various license agreements may require us, or our collaborators, to make milestone payments upon achievement of certain product development and commercialization objectives and pay royalties on future sales of commercial products, if any, resulting from the collaborations.

The significant collaboration, license and sales and distribution agreements that we believe are the most critical in fully understanding and evaluating our business and reported financial results are described below:

Boston Scientific Corporation

In 1997, we entered a License Agreement with BSC (the “1997 License Agreement”), whereupon BSC became a co-exclusive licensee (together with Cook) of our proprietary paclitaxel technology for use in certain coronary and peripheral vascular fields of use. This agreement provided for payment of certain product development milestones, as well as royalties to be derived from the sales of any products commercialized by BSC relating to the licensed technology. The technology licensed by BSC through this agreement is incorporated in BSC’s proprietary TAXUS coronary vascular stent product line.

In November 2004, we amended the 1997 License Agreement upon BSC’s election to become the exclusive worldwide licensee of our proprietary paclitaxel technology for use with coronary vascular stents. Pursuant to the terms of the amendment to the 1997 License Agreement, the royalty rates payable to us by BSC were increased by one percentage point (1%) across all royalty tiers as of November 23, 2004. We also granted BSC the right to sublicense our paclitaxel-eluting coronary vascular stent technology to third parties for cash consideration of $13.9 million, which was recognized as license revenue in 2004. If BSC exercises its sublicensing rights in the future, we will receive a percentage of any sublicensing consideration paid to BSC and a royalty rate payable on any third party product sales.

Cook Group Incorporated

In 1997, we entered into the 1997 License Agreement with Cook, whereupon Cook became a co-exclusive licensee of our proprietary paclitaxel technology for use in certain coronary and peripheral vascular fields of use. This agreement provided for payment of certain product development milestones, as well as royalties to be derived from the sales of any products commercialized by Cook relating to the licensed technology. The technology licensed by Cook through this agreement is incorporated in Cook’s proprietary ZILVER PTX peripheral vascular stent product candidate, which is currently undergoing human clinical trials in the U.S. and the EU.

In September 2004, we amended the 1997 License Agreement to accommodate Cook’s election to exit and return all licensed rights related to the coronary vascular field and to focus on the development of paclitaxel-eluting peripheral vascular and gastrointestinal stents. The 1997 License Agreement was amended to increase the royalty rate upon the commercial sale of paclitaxel-eluting peripheral vascular stent products; and to provide a multi-year extension to the 1997 License Agreement for Cook related to the peripheral vascular and gastrointestinal fields of use. In consideration for these amendments, we made a $25.0 million license payment to Cook upon execution of the amendment, which is being amortized over the estimated life of the future benefit of ten years.

Baxter Healthcare Corporation

In April 2003, we finalized a Distribution and License Agreement and a Manufacturing and Supply Agreement with Baxter. These agreements gave Baxter the right to manufacture and distribute our surgical sealant product, CoSeal, currently approved for sale in the U.S. and the EU, and an option to license our non drug-loaded surgical adhesion prevention product, Adhibit, in the U.S., which is not currently approved for sale in the U.S. We received an upfront fee of $8.0 million in April 2003, of which $6.0 million is non-refundable and up to $2.0 million was potentially refundable if we terminated the agreement, at our option, upon the failure of Baxter to achieve certain minimum sales and we elected to continue distributing the product. In each of 2005 and 2006, we recognized $1.0 million of the potentially refundable amount as license fee revenue, as we did not terminate the agreement during the year. Our exposure to the remaining potential refund expired at the end of 2006. We received an additional $4.0 million in milestone payments in prior years upon the approved transfer of manufacturing of the CoSeal surgical sealant product to Baxter, and we may receive up to an additional $11.0 million if Baxter exercises options to obtain Adhibit rights in the U.S. and CoSeal rights in Japan and makes a milestone payment linked to achievement of regulatory approval for a certain indication in the U.S. The agreements, or portions thereof, may be terminated by Baxter at any time or by us if specified minimum sales are not achieved by Baxter. Unless otherwise terminated, the Agreements expire upon the later of the expiration of the last issued patent or ten years.

Genzyme Corporation

In May 2006, we entered into a Collaboration Agreement with Genzyme Corporation (“Genzyme”) to create novel, localized treatments for cancer patients that target the prevention of tumor re-growth after surgery through the direct application of a combined biomaterial / anti-cancer therapeutic at the site of tumor excision. These potential products may also be useful in treating inoperable tumors, reducing local tumor side-effects, and improving surgical outcomes while complementing existing systemic therapies. Under the agreement, the companies will conduct research jointly, with both companies contributing key personnel, technology and intellectual property. Genzyme will have primary responsibility for clinical development, manufacturing and worldwide commercialization of any collaboration products. We may participate in the development of products at our election, and we may have an ability to co-market any products eventually approved for sale. Collaboration costs and any eventual profits will be shared equally.

Athersys, Inc.

In May 2006, we entered into a Strategic Alliance Agreement with Athersys, Inc. to co-develop and commercialize Athersys’ non-embryonic stem cell platform technology, MultiStemTM, for use in the indications of myocardial infarction and peripheral vascular disease. Athersys is a privately held biopharmaceutical company engaged in the development of therapeutic products for the treatment of life threatening diseases, with development activities currently focused on drug discovery and preclinical research. We will share in the research and development costs and will be responsible for all commercialization related costs. We will be entitled to 55% (subject to certain potential adjustments) of any future profits from any products approved for sale that result from the collaboration.

Concurrent with the Strategic Alliance Agreement, we made a payment of $5.0 million to Athersys in exchange for a convertible promissory note, maturing in 6 years, with a coupon of 5% which will be convertible into Athersys stock upon Athersys obtaining additional future financing meeting certain conditions. Concurrent with Athersys fulfilling a milestone obligation, we made an additional payment of $5.0 million in January 2007, accrued as at December 31, 2006, which was also in exchange for a convertible promissory note under substantially the same terms and conditions as the original note. This payment also has been recorded as a long-term investment.

Orthovita, Inc.

In March 2006, we entered into a revised License Agreement with Orthovita, Inc. (“Orthovita”), extending and expanding the terms of our June 2004 exclusive North American Sales and Distribution Agreement with Orthovita with respect to our VITAGEL™ surgical haemostat product. Upon completion of the sale of VITAGEL products in inventory, which Orthovita purchased from us in the fourth quarter of 2005, the original Sales and Distribution Agreement was terminated.

The key terms of the revised License Agreement include the completion of the contractual transfer of manufacturing responsibilities from us to Orthovita (which occurred in June 2006), the extension of the contract term from 2009 to 2014, the expansion of distribution rights to Orthovita for the rest of the world, the retention by Orthovita of worldwide exclusive rights in the field of orthopaedic indications through 2014 and co-exclusive rights outside the field of orthopedics beginning in 2007. Under the terms of our revised Agreement, from 2007 we may distribute our own brand of the VITAGEL surgical haemostat formulation on a co-exclusive basis outside the field of orthopedics. Under the revised agreement, we have continued to retain exclusive rights to develop and sell any drug-loaded version of the VITAGEL product.

In December 2006, we entered into a definitive agreement with Orthovita where Orthovita purchased the profit-sharing royalty rights for the VITAGEL surgical hemostat and CELLPAKER® Collection Device products under our License Agreement for $9.0 million in cash. In connection with this agreement, we also entered into an amended and restated license agreement with Orthovita that, among other things, eliminates Orthovita’s obligation to pay royalties to us and extends the term of the License Agreement from 2014 through July 2017, which covers the life of the licensed VITAGEL and CELLPAKER patent portfolio. This amendment significantly changes the pattern over which economic benefits from the intellectual property will be realized as all future royalties have now been monetized and realized. In the fourth quarter of 2006, the $9.0 million was recorded as royalty revenue and $2.6 million remaining unamortized cost of the relevant intellectual property was amortized fully.

National Institutes of Health

In November 1997, we entered into an exclusive license agreement with the NIH for the use of drug delivery systems to treat fibroproliferative vascular diseases, including restenosis, using local and systemic administration of paclitaxel and other microtubule stabilizing agents. This technology contributes to the overall technology package BSC uses to produce the TAXUS paclitaxel-eluting coronary stent. In consideration for the license, we pay a royalty to the NIH. The term of the license agreement extends to the expiration of the last to expire of the patents licensed to us.

University of British Columbia

Effective August 1997, we entered into a license agreement with UBC for the use of their polymeric drug delivery methodologies incorporating paclitaxel and analogues and derivatives thereof. This technology contributes to the overall technology package BSC uses to produce the TAXUS paclitaxel-eluting coronary stent. In consideration for the license, we pay a royalty to UBC. The term of the license agreement is the longer of the expiration of the patent licensed under the agreement and 15 years.

During 2006 we modified and terminated the following significant agreement:

NuVasive, Inc.

In September 2006, we received $20.0 million from NuVasive, Inc, consisting of $12.0 million in cash and $8.0 million in NuVasive common stock. As a result of this transaction, we were obligated to pay approximately $3.4 million of the consideration received from NuVasive to certain third parties for license fees and transaction costs. We have paid $2.9 million of the $3.4 million, with the remaining amount coming due upon the disposition of our shares in NuVasive. The payment we received from NuVasive was in consideration for entering a Milestone and Royalty Buyout Agreement for the NeoDisc TM cervical disk replacement device and related technology which NuVasive, Inc. acquired from Pearsalls Limited (a subsidiary acquired by us through the acquisition of AMI) in August 2005. The payment satisfies a $10.5 million milestone payment related to FDA approval of the IDE application for NeoDisc as well as future milestones, manufacturing services and all future royalties in respect to this product and other potential products based on the technology. The contingent milestones related to the original agreement were included in the AMI purchase price allocation as other current receivables and the estimated fair value of the manufacturing and royalty agreements were included in intangible assets at a value of $3.4 million.

Acquisitions

Consistent with our strategy, we support our product development and commercialization activities with selective acquisitions of proprietary technologies and companies that complement our business. The following is a list of significant acquisitions in years 2003 through December 31, 2006:

Quill Medical, Inc. (“Quill”)

On June 26, 2006, we completed the acquisition of 100% of the equity of Quill for approximately $40 million in cash plus potential future contingent payments of up to $160 million upon the achievement of certain revenue growth and development milestones. These payments are primarily contingent on achievement of significant incremental revenue growth over a five year period, subject to certain conditions. The launch of the Quill® Self-Retaining System as described below has triggered a development milestone payment of $10.0 million payable, in cash or in Angiotech stock at our discretion, in the third quarter of 2007, and creditable against other future contingent payments. Through this acquisition, we now own the rights, in all possible fields of use, to develop and market applications of the Quill proprietary self-anchoring suture technology, including in a variety of general and specialty surgical and aesthetic surgery applications.

Unlike conventional sutures which are smooth, the Quill products have tiny teeth-like barbs or cogs along the surface. This “self-anchoring” suture technology may be used to close certain wounds or surgical incisions without the need for suture knots. Eliminating knot-tying can save surgical time, may reduce the risk of infection, and may reduce wound leakage. Our Contour Threads™ product line, a version of the Quill technology used for aesthetic surgery, enables plastic surgeons and dermatologists to offer a minimally invasive ‘face rejuvenation’ through an office-based procedure performed under local anaesthesia. We are currently working to develop a portfolio of next-generation products using this technology. In January 2007, we launched the first of these new products, the Quill® Self-Retaining System for various wound closure and tissue approximation applications in general and aesthetic surgery.

The Quill acquisition was accounted for using the purchase method of accounting. The assets, liabilities, revenues and expenses of Quill were included in our consolidated financial statements from June 26, 2006, the date of acquisition. Total consideration of $40.3 million, including direct acquisition costs, was allocated to the assets acquired and liabilities assumed based on preliminary fair values at the date of acquisition resulting in preliminary identifiable intangible assets of $39.9 million and goodwill of $13.1 million at the end of June 2006. Subsequent to the acquisition, more detailed valuation procedures were performed on the assets acquired and additional information was obtained resulting in updated purchase price allocations to identifiable intangible assets of $50.0 million and goodwill of $7.0 million as of December 31, 2006. Goodwill is the excess of the purchase price over the net assets and liabilities which includes the tax basis of the assumed assets and liabilities. The allocation of the purchase price of the net assets acquired remains preliminary and may vary if additional information becomes available with respect to estimates made in the purchase price allocation.

American Medical Instruments Holdings, Inc. (“AMI”)

On March 23, 2006, we completed the acquisition of 100% of the equity of AMI for approximately $787.9 million in cash. Concurrently, we completed an offering of $250 million in aggregate principal amount of 7.75% senior subordinated notes due in 2014 in a private placement transaction, and entered into a $425 million senior secured credit facility consisting of a $350 million term facility maturing in 2013 and a $75 million revolving credit facility. The net proceeds from the sale of the $250 million 7.75% senior subordinated notes and the $350 million term loan, as well as cash on hand, were used to finance the acquisition. We did not draw on the $75 million revolving credit facility.

On December 11, 2006, the Company issued senior floating rate notes due in 2013 in the aggregate principal amount of $325 million, and repaid the outstanding principal amount of the term facility of $319.9 million with the net proceeds from the senior floating rate notes offering plus cash on hand and terminated the revolving credit facility.

The AMI acquisition was accounted for using the purchase method of accounting. The assets, liabilities, revenues and expenses of AMI were included in our consolidated financial statements from March 23, 2006, the date of acquisition. Total consideration of $796.5 million, including acquisition costs, was allocated to the assets acquired and liabilities assumed based on fair values at the date of acquisition resulting in preliminary identifiable intangible assets of $212.2 million and goodwill of $582.0 million at the end of March 2006. Subsequent to the acquisition we performed more detailed valuation procedures on the assets acquired and obtained additional information on allocations made at March 23, 2006 resulting in updated purchase price allocations to identifiable intangible assets of $191.6 million and goodwill of $587.3 million as of December 31, 2006. The decrease in value allocated to identifiable intangibles was primarily due to an increase in value allocated to other current receivables.

During the third quarter we determined that certain operating subsidiaries acquired through the AMI acquisition were not aligned with our current business strategy and we began actively looking to dispose of these operations. These operations have been categorized as discontinued and include the following AMI subsidiaries: American Medical Instruments, Inc. located in Dartmouth, Massachusetts; Point Technologies, Inc. located in Boulder, Colorado; and Point Technologies S.A. located in Costa Rica. The assets and liabilities of these operations have been shown separately on the balance sheet as current and long-term assets and current and long-term liabilities from discontinued operations and the net loss for these operations have been shown separately on the statements of income. In late 2006, we recorded an impairment charge of $7.7 million for these assets, and now expect to fully recover the current estimated net book value of the discontinued operations.

In the fourth quarter of 2006, we began the process of replacing the divisional structure of AMI with a centralized operational structure that is integrated into the other functions of Angiotech. The restructuring is expected to result in a more efficient operating structure. As part of these centralization activities, certain employees were terminated which resulted in approximately $1.9 million in severance and related costs. The restructuring will continue into the first quarter of 2007 when we expect to record a further $1.2 million in severance charges related to this initiative.

ePTFE Vascular Graft Business (Edwards)

In November 2005, we completed the acquisition of the ePTFE Vascular Graft Business, located in Laguna Hills, California, from Edwards for cash consideration of $14 million. The primary purpose of the acquisition was to obtain the ePTFE vascular graft product line to enhance the financial potential of the Vascular Wrap product development program. The acquisition was accounted for using the purchase method of accounting and resulted in goodwill of $12.7 million. The transaction also included a distribution agreement with Edwards, as discussed above under “Collaboration, License and Sales and Distribution Agreements”.

Afmedica, Inc.

In October 2005, we completed the acquisition of 100% of the fully-diluted equity of Afmedica for cash consideration of $21.5 million. Afmedica was a private company developing perivascular technology using the drug rapamycin to treat peripheral vascular disease and coronary artery disease. The primary purpose of the acquisition was to obtain the intellectual property related to the use of the drug rapamycin in certain perivascular applications. Afmedica’s equity holders will also be entitled to total contingent consideration of $10.0 million should we reach certain development and regulatory milestones with respect to any Afmedica product. As Afmedica was a development stage company consisting of primarily one asset, the transaction was accounted for as an asset acquisition and not as a business combination. The purchase price of $23.4 million, including transactions costs but excluding contingent consideration, was allocated to acquired IPR&D and was written-off at the time of acquisition because the perivascular technology, the only asset acquired, had not reached technological feasibility and had no alternative future use. The revenue and expenses of Afmedica have been included in our consolidated financial statements from October 7, 2005, the completion date of the acquisition.

NeuColl, Inc.

In August 2004, we completed the acquisition of the remaining shares, representing approximately 58%, of NeuColl for cash consideration of $13.5 million. NeuColl is engaged in the development and commercialization of collagen-based products for orthopaedic and spinal applications. NeuColl was acquired primarily for the intellectual property related to its collagen-based products. The acquisition was accounted for as a step acquisition using the purchase method of accounting. We previously owned an equity interest in NeuColl through the acquisition of Angiotech BioMaterials Corp. (formerly Cohesion Technologies, Inc.) which was completed in January 2003.

In the fourth quarter of 2005, we decided to close down the NeuColl office and terminate certain distribution agreements with Zimmer, Inc. and other international distributors. As a result of this decision, we reviewed the carrying value of the NeuColl distribution related assets and recorded a total charge of $6.9 million, net of an income tax recovery of $2.2 million, for the year ended December 31, 2005. We expect that we will continue to use the acquired intellectual property in our ongoing research programs. The results from NeuColl operations from prior periods, including the impairment charge, have been reported as discontinued operations on the income statements for the years ended December 31, 2005 and 2004.

Angiotech BioCoatings Corp. (formerly STS Biopolymers, Inc.)

In December 2003, we completed the acquisition of all of the common shares of STS Biopolymers, Inc. for total consideration of approximately $24.4 million. Subsequent to the acquisition, we changed the name of the company to Angiotech BioCoatings Corp. (“BioCoatings”). As part of the BioCoatings acquisition, we acquired the wholly-owned Dutch subsidiary MCTec Holding BV (formerly STS Biopolymers Holding BV), including its operating subsidiary MCTec BV.

On December 30, 2005, we completed the sale of all of the outstanding shares of MCTec Holding BV for cash consideration of $3.0 million, which resulted in a loss on disposal of $1.3 million. The results of operations from the Dutch subsidiaries for the prior periods, including the loss on disposal, have been reported as discontinued operations on the income statements for the periods ended December 31, 2005, 2004 and 2003.

Angiotech BioMaterials Corp. (formerly Cohesion Technologies, Inc.)

In January 2003, we completed the acquisition of 100% of the common shares of Cohesion Technologies, Inc. in an all stock transaction, for total consideration of approximately $47.9 million. Subsequent to the acquisition we changed the name of the company to Angiotech BioMaterials Corp. (“BioMaterials”).

In October 2004, we began a process of consolidating our research and development facilities by centralizing certain research and development activities. The consolidation was completed in June 2005. We continued to manufacture the VITAGEL surgical hemostat product until December 2005, at which time we completed the process of transferring product manufacturing to Orthovita. Total restructuring and termination costs of approximately $5.2 million relating to the facility consolidation were recorded as of December 31, 2005, including $2.6 million in 2005, of which $0.4 million was included in cost of goods sold, $1.1 million was included in research and development expenses and $1.1 million was included in selling, general and administration expenses.

We have entered into distribution agreements with third parties for all of the commercial biomaterial products obtained in the BioMaterials acquisition, and we expect that we will continue to internally develop the intellectual property obtained in the acquisition. The consolidation and restructuring did not result in any impairment to the identifiable intangibles or goodwill that resulted from the original acquisition as the assets continue to be used in other areas of our company.

Patents, Proprietary Rights and Licenses

Patents and other proprietary rights are essential to our business. We file patent applications to protect technology, inventions and improvements to inventions that are considered important. We also rely upon trade secrets, know-how, continuing technological innovations and licensing opportunities to develop and maintain our competitive position. Furthermore, we endeavor to extend our intellectual property portfolio by exclusively licensing patents and patent applications from others and initiating research collaborations with outside sources.

Our patents and patent applications relate to, among other things:

•	the use of paclitaxel and other agents for the treatment of chronic inflammatory diseases, such as restenosis (including as a stent component), rheumatoid arthritis and psoriasis;

•	compositions of and use of pharmacologic agents as medical device coatings and drug-loaded biomaterials;

•	hybrid polymer systems designed for localized delivery of bioactive agents and controlled elution of drugs from medical device surfaces;

•	non-reactive hydrophilic/hydrophobic polymer matrix, which can be varied to optimize performance characteristics such as lubricity, flexibility and hydration;

•	biocompatible surface treatments used in ultrasound imaging technology to cause medical devices to shine brightly in ultrasound images providing greater echogenicity, or visibility;

•	hemostatic and sealant compositions, as well as broad intellectual property rights relating to collagen;

•	drug delivery compositions, such as our proprietary systemic formulation, medical device coatings and other local drug delivery systems; and

•	methods of administration.

As part of our patent strategy, we have filed a variety of patent applications internationally, including in the European Union and Japan. Pursuant to the review of patents in these countries, an opposition can be filed by a third party after the granting of a patent. Oppositions have been filed against various granted patents that we either own or license and which are related to certain of our technologies. On January 24, 2005, the European Patent Office Opposition Division announced a favorable ruling and maintained the validity of our European Patent No. EP0706376 with various claims, including claims to stents coated with a composition of paclitaxel and a polymeric carrier. None of the original parties to the proceedings filed an Appeal of this decision. Two non-parties to the Opposition (Conor and Sahajanand Medical Technologies Pvt. Ltd. (“SMT”)) subsequently submitted various documents to the European Patent Office, including Notices of Intervention and of Appeal. On March 14, 2007, the European Patent Office is scheduled to hold an Oral Hearing to determine whether these Notices of Intervention and of Appeal were validly filed. In European Patent No. EP0711158 (which Angiotech licenses from the NIH) the European Patent Office has scheduled an Oral Hearing for October 25, 2007. The oppositions against European Patent Nos. EP0809515, EP0975340 and EP1155690 are at an early stage, with briefs being exchanged. On September 29, 2006 and October 4, 2006, Oppositions were filed by three parties against European Patent No. EP1118325 (which Angiotech licenses from the NIH), and we have not yet filed our response. Beginning on December 21, 2006, six parties filed oppositions to the grant of EP1407786, where Angiotech licenses this patent from Scimed Life Systems, Inc. On July 7, 2006, an Opposition was filed against our New Zealand Patent No. 523799. The grant of European Patent No. EP0830100, which relates to our ePTFE vascular graft products, was opposed with an Oral Hearing conducted on September 28, 2006. At the end of the Hearing, the European Patent Office determined that an amended form of the patent was valid. The opponent has appealed this decision. On March 1, 2006, the Board of Appeals of the Japanese Patent Office issued a final order of revocation regarding certain claims of our Japanese Patent No. 3423317, directed to a stent coated with paclitaxel. Angiotech has appealed this decision to Japan’s Intellectual Property High Court, and a hearing was held on December 11, 2006. As a result of that hearing, Angiotech and the Japanese Patent Office were each asked to file an additional brief with the court, and the next hearing date was scheduled for April 17, 2007. An adverse decision by an Opposition Division in any country, or subsequently, by a Board of Appeal could result in revocation of our patent or a narrowing of the scope of protection afforded by the patent. The ultimate outcomes of the pending Japanese and European Oppositions, including appeals, are uncertain at this time. We do not know whether the patents that we have received or licensed, or those we may be able to obtain or license in the future, would be held valid or enforceable by a court or whether our patents would be found to infringe a competitor’s patents related to its technology or product. Further, we have no assurance that third parties will not (whether pursuant to or in breach of the terms) modify or terminate any license they have granted to us.

Government Regulation

The research and development, manufacture labeling, advertising, sale and marketing of our drug and medical device products and those of our collaborators are subject to extensive regulation by the FDA and comparable regulatory agencies in state and local jurisdictions and in foreign countries. As we are focused on combining pharmaceutical compounds with medical devices and biomaterials, we are subject to both drug and device regulations depending upon the categorization of the commercial product or potential product candidate.

Drug and device licensing laws require registration of manufacturing facilities, carefully controlled research and testing of products, government review and approval or clearance of results prior to marketing of products, adherence to current Good Manufacturing Practices, or cGMPs, during production and processing of products, and compliance with comprehensive post-marketing requirements including restrictions on advertising and promotion and requirements for reporting adverse events to the FDA in the United States and other regulatory authorities abroad. In the United States, these activities are subject to rigorous regulation by the FDA. Similar regulations apply in the European Union and other markets.

Our success is ultimately dependent upon our and our collaborators obtaining marketing approval or clearance for potential product candidates currently under development and will depend on our and our collaborators’ ability to comply with FDA and other market regulations governing the manufacturing, quality control, pre-clinical evaluation, and clinical testing of those candidates. If we or our present or future collaborators are not able to comply with the continuing FDA regulation that accompanies FDA approval, the

FDA may halt our clinical trials, require us to recall a drug from distribution, or withdraw approval of the new drug application for that drug or the 510(k) or PMA for the device. Depending on the circumstances surrounding the clinical evaluation of a product, we may sponsor clinical trials, contract clinical trial activities to contract research organizations, or CROs or rely upon our corporate collaborators to sponsor such clinical development. There can be no assurance that any of our and our collaborators’ clinical trials or product development activities will provide favorable data or that the data will be acceptable to any government regulatory agency to provide us with approval to market and sell our products or product candidates. Moreover, even if we and our collaborators believe the results of our product development activities are favorable, regulatory authorities may interpret the results differently than we do.

As a result of the Acquisition, we have significant medical device component engineering and manufacturing, as well as finished goods and packaging manufacturing operations. The manufacturing processes used in the production of finished medical devices are subject to FDA regulatory inspection, and must comply with FDA regulations, including its Quality Systems Regulation, or QSR, which sets forth the cGMP requirements for medical devices. The QSR requires manufacturers of finished medical devices to follow elaborate design, testing, control, documentation and other quality assurance procedures during the finished device manufacturing process. Our FDA registered facilities are subject to FDA inspection at any time for compliance with the QSR and other FDA regulatory requirements. Failure to comply with these regulatory requirements and similar foreign requirements may result in civil and criminal enforcement actions, including financial penalties, seizures, injunctions or other measures. In some cases, failure to comply with the QSR could prevent us or our customers from gaining approval to market products. Our products must also comply with state and foreign regulatory requirements.

Process Development, Manufacturing and Distribution

Prior to the Acquisition, our process development, manufacturing and distribution strategy included developing, manufacturing and commercializing our products through arrangements with major medical device or biomaterials companies. We have typically established these partnerships after completing the early stages of technology and product candidate development, as demonstrated by our partnership with BSC. We may rely on such companies, licensees or other entities for commercial scale manufacturing and marketing of selected products or product candidates. There can be no assurance, however, that we will be able to reach satisfactory arrangements with such parties, that such arrangements will be successful or that any such parties will be able to develop adequate manufacturing capabilities for commercial scale quantities.

As a complement to our strategy of establishing product development and marketing partnerships, we utilize the direct sales and distribution resources acquired from AMI to market and sell certain of our existing approved products, as well as potentially to manufacture certain of our product candidates currently undergoing human clinical trials.

We plan to devote considerable resources to develop procedures and process controls for our product candidates to ensure successful technology transfer for commercial scale manufacturing. We expect that process and assay development performed during preclinical and clinical stages of manufacturing will result in products with the desired ease of use and stability. These activities include scaling up production methods, developing quality control systems, optimizing batch-to-batch reproducibility, testing sterilization methods and establishing reliable sources of raw materials for synthesizing proprietary products.

As a result of the Acquisition, we will market and sell various medical device products through two surgeon-focused specialty sales organizations.

We have a sales team comprised of approximately 60 individuals focused primarily on selling product lines to interventional radiologists, interventional cardiologists, vascular surgeons, general surgeons and aesthetic surgeons and ophthalmologists. This sales team is supplemented by a network of over 200 independent distributors.

These sales forces target physician customers directly, as well as alternate site health care providers such as ambulatory surgery centers or urgent care centers. The primary mission of our sales teams is to increase market share of our highest margin products into markets that we believe are not well served by our larger competitors. These competitors sell their products primarily to larger hospitals or large group purchasing organizations based on contracts for a range of products and do not employ direct sales professionals targeting our key market segments.

Competition

We expect to face competition from technologies targeting the same diseases and clinical indications that our technologies target. Some of the companies developing these technologies have substantially greater product development capabilities and financial, scientific, manufacturing, sales and marketing resources and experience than we do.

The medical device, biotechnology and pharmaceutical industries are subject to rapid and substantial technological change. There can be no assurance that developments by others will not render obsolete our products or technologies or that we will be able to keep pace with technological developments. Some competitive products have an entirely different approach or means to accomplish the desired therapeutic effect than our product candidates. These competitive products, including enhancements or modifications made to such products in the future, could be more effective and less costly than our products, technologies or our product candidates.

There are a number of companies developing treatments for restenosis that would be considered to be directly competitive with our technology. In particular, JNJ has developed and commercialized a coronary drug- eluting stent using the drug rapamycin, the CYPHER stent, which demonstrated a 0% in-stent restenosis rate in a large scale European randomized controlled double-blinded trial referred to as RAVEL, and an 8.9% in-segment restenosis rate in a large scale U.S. randomized controlled double-blinded clinical study referred to as SIRIUS. CYPHER has been approved for use in the European Union and in the United States. In addition Guidant Corporation, Abbott Laboratories, Medtronic, Inc. and Conor are all developing drug-eluting stents. Successful clinical results, regulatory review and commercialization of any of these technologies could have a material adverse impact on our business. In addition, other companies are developing various other technologies for the reduction of restenosis which will compete with our approach should these products be approved. JNJ recently acquired Conor and we are uncertain what effect, if any, the acquisition will have on our legal proceedings against Conor. Additionally, on April 21, 2006, BSC acquired Guidant.

As a result of the Acquisition, we also compete with a number of additional large companies across various of our product lines. These competitors have substantially greater business and financial resources than us. These competitors include JNJ and the U.S. Surgical division of Tyco International Ltd. in surgical sutures and wound closure devices; C.R. Bard Inc., the Allegiance division of Cardinal Health, Inc. and the Sherwood, Davis & Geck division of Tyco International Ltd. in biopsy needle devices; and Alcon, Inc., Allergan, Inc. and the Allegiance division of Cardinal Health, Inc. in ophthalmology products.

Employees

As of December 31, 2006, on a worldwide basis, we have 1,582 employees, including 1,037 in manufacturing, 271 in R&D, 103 in sales and marketing and 151 in administration. In addition, we have contractual arrangements with scientists at various research and academic institutions. All personnel or their institutions execute confidentiality agreements with us. While we will continue to seek to hire highly qualified employees, we believe that we have employed sufficiently qualified personnel.

Facilities

With the Acquisition, we have 20 facilities located in four different countries, which include the United States, the United Kingdom, Denmark and Costa Rica. Of the 20 facilities, 13 are primarily used to manufacture and distribute medical devices or materials for medical device products. Our other seven facilities are primarily used for research, development and administrative activities and with respect to our Henrietta, New York facility, a combination of research, development, administration and a limited amount of manufacturing. Collectively, these facilities have over 650,000 square feet of modern technical manufacturing, research and administrative operations. The following chart summarizes our domestic and international operations:

Location	Primary Purpose	Owned or Leased
Boulder, CO(1)	Manufacturing	Leased
Chicago, IL	Administration	Leased
Dartmouth, MA(1)	Manufacturing	Owned
Gainesville, FL	Manufacturing	Owned
Henrietta, NY	Manufacturing and Research & Development	Leased
Heredia, Costa Rica(1)	Manufacturing	Leased
Herndon, VA	Research & Development Manufacturing	Leased
Laguna Hills, CA	Manufacturing	Leased
North Bend, WA	Administration	Leased
Reading, PA	Manufacturing	Owned
Research Triangle Park, NC	Research and Development	Leased
Rincon, Puerto Rico (2 facilities)	Manufacturing	1 Leased; 1 Owned
Stenlose, Denmark (2 facilities)	Manufacturing	Owned
Syracuse, NY	Manufacturing	Owned
Taunton, United Kingdom	Manufacturing	Owned
Vancouver, B.C. (2 facilities).	Administration and Research	Leased
Wheeling, IL	Manufacturing	Owned

(1)	These facilities are currently in the process of being sold or closed and are classified as discontinued operations.

We have several important, and in some cases proprietary, manufacturing capabilities and processes. These include specific capabilities in the areas of various metal bending, grinding and chemical etching, electroplating and electropolishing, plastic injection molding, wire coating, braiding and weaving of surgical textiles and kit assembly and packaging.

Reimbursement

In the United States, healthcare providers generally rely on third party payers, including both private health insurance plans and governmental payers, such as Medicare and Medicaid, to cover and reimburse all or part of the cost of a medical device and the procedures in medical devices that are used. Our ability to commercialize human therapeutic products and product candidates successfully will depend in part on the extent to which coverage and reimbursement for such products and related treatments will be available from government health administration authorities, private health insurers and other third party payers or supported by the market for these products. Third party payers are increasingly challenging the price of medical products and services and instituting cost containment measures to control or significantly influence the purchase of medical products and services. These cost containment measures, if instituted in a manner affecting the coverage for or payment of our products, could have a material adverse effect on our ability to operate profitably.

There can be no assurance that third party payers’ coverage and reimbursement will be available or sufficient for our current products or the products we might develop. We believe that recommendations and endorsements by physicians will be essential for market acceptance of our products, and we do not know whether these recommendations or endorsements will be obtained. We also believe that surgeons will not use these products unless they determine, based on clinical data and other factors, that the clinical benefits to patients and cost savings achieved through use of these products outweigh their cost. Acceptance among physicians may also depend upon the ability to train surgeons and other potential users of our products and the willingness of such users to learn these relatively new techniques.

In the United States, there have been and we expect there will continue to be a number of legislative and regulatory proposals to change the healthcare system in ways that could significantly affect our business. Efforts by governmental and third party payers to reduce health care costs or the announcement of legislative proposals or reforms to implement government controls could cause a reduction in sales or in the selling price of our products, which could seriously harm our business. We cannot predict the impact on our business of any legislation or regulations related to the healthcare system that may be enacted or adopted in the future.

Environmental

Our business is subject to a broad range of governmental regulation and requirements, including federal, state and local environmental laws and regulations governing air emissions, wastewater discharges, workplace health and safety as well as the use, handling, storage and disposal of hazardous materials and remediation of contamination associated with the release of these materials at or from our facilities or off-site disposal locations. Some of these laws can impose liability for remediation costs on a party regardless of fault or the lawfulness of its conduct. Many of our manufacturing processes involve the use and subsequent regulated disposal of hazardous materials. To date, such matters have not had a material adverse impact on our business or financial condition. We cannot assure you, however, that such matters will not have such an effect in the future.

DESCRIPTION OF OTHER INDEBTEDNESS

On March 23, 2006, we issued $250 million aggregate principal amount of the 2014 Notes, in an offering exempt from the registration requirements of the Securities Act. The following is a summary of the material provisions of the indenture dated March 23, 2006 among Angiotech Pharmaceuticals, Inc., certain of our subsidiaries and Wells Fargo Bank N.A., as trustee for our 2014 Notes governing the terms of the 2014 Notes. However, the summary does not restate the terms of the indenture or the registration rights agreement related to the 2014 Notes (also summarized below). For more information, please refer to the indenture and registration rights agreement related to the 2014 Notes, copies of which are available on SEDAR at www.sedar.com and on EDGAR at www.sec.gov.

The 2014 Notes are:

•	general unsecured obligations of Angiotech;

•	subordinated in right of payment to all existing and future senior debt of Angiotech, including the Notes;

•	pari passu in right of payment with any future senior subordinated indebtedness of Angiotech; and

•	unconditionally guaranteed by subsidiaries of ours that are guarantors of our senior credit facility.

In addition to the existing guarantees of the 2014 Notes, the 2014 Notes will also be guaranteed by each future subsidiary of ours that guarantees any of our other indebtedness. Each existing guarantee of the 2014 Notes:

•	is a general unsecured obligation of the applicable guarantor;

•	is subordinated in right of payment to all existing and future senior debt of that guarantor; and

•	ranks pari passu in right of payment with any future senior subordinated indebtedness of that guarantor.

We may issue additional 2014 Notes under the indenture from time to time. Any issuance of additional notes is subject to all of the covenants in the indenture. The 2014 Notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The 2014 Notes will mature on April 1, 2014.

Interest on the 2014 Notes accrues at the rate of 7.75% per annum and is payable semi-annually in arrears on April 1 and October 1 commencing on October 1, 2006. We will make each interest payment to the holders of record on the immediately preceding March 15 and September 15.

Interest on the 2014 Notes accrues from the date of original issuance or, if the interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The payment of principal and interest on the 2014 Notes will be subordinated to the prior payment in full of all of our senior debt, including our obligations under the Notes and other permitted debt incurred after the date of the indenture that is senior in right of repayment to the 2014 Notes.

Optional Redemption

At any time prior to April 1, 2009, we may redeem up to 35% of the aggregate principal amount of the 2014 Notes issued under the indenture at a redemption price of 107.75% of the principal amount, plus accrued and unpaid interest and Additional Interest (as defined in the indenture), if any, to the redemption date, with the net cash proceeds of one or more public equity offerings (as defined in the indenture governing the 2014 Notes); provided that:

(1) at least 65% of the aggregate principal amount of the 2014 Notes originally issued under the indenture (excluding 2014 Notes held by us and our subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 45 days of the date of the closing of such public equity offering (as defined in the indenture governing the 2014 Notes).

Except pursuant to the preceding paragraph and pursuant to “—Make Whole Redemption” below, the 2014 Notes will not be redeemable at our option prior to April 1, 2009.

On or after April 1, 2009, we may redeem all or a part of the 2014 Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and additional interest (as defined in the indenture governing the 2014 Notes), if any, on the 2014 Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below, subject to the rights of holders of the 2014 Notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2009	105.813%
2010	103.875%
2011	101.938%
2012 and thereafter	100.000%

Unless we default in the payment of the redemption price, interest will cease to accrue on the 2014 Notes or portions thereof called for redemption on the applicable redemption date.

Make Whole Redemption

We may also choose to redeem the 2014 Notes at any time prior to April 1, 2009, in whole or in part, on not less than 30 nor more than 60 days’ notice, by paying a redemption price equal to the sum of:

(1) 100% of the principal amount of the 2014 Notes to be redeemed, plus

(2) the Applicable Premium,

plus accrued interest thereon, if any to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

“Applicable Premium” means, at any time, the greater of:

(1) 1.0% of the principal amount of a 2014 Note at such time or

(2) the excess of (x) the present value at such time of (i) the redemption price of such 2014 Note at April 1, 2009 (such redemption price being described in the table appearing in the first paragraph under the caption “—Optional Redemption,” exclusive of any accrued interest) plus (ii) any required interest payments due on such 2014 Note through April 1, 2009 (including any accrued and unpaid interest) computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (y) the principal amount of such 2014 Note.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury Securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days (but not more than five business days) prior to the redemption date (or, if such Statistical Release is not so published or available, any publicly available source of similar market data selected by Angiotech in good faith)) most nearly equal to the period from the redemption date to April 1, 2009; provided, however, that if the period from the redemption date to April 1, 2009 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to April 1, 2009 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

Tax Redemption

We may, at our option, at any time redeem in whole but not in part the 2014 Notes at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest and additional interest (as defined in the indenture governing the 2014 Notes), if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) if it has become obligated to pay any Additional Amounts (as defined in the next paragraph) in respect of the notes as a result of:

(1) any change in or amendment to the laws (or regulations promulgated thereunder) of any taxing jurisdiction (as defined in the indenture), or

(2) any change in or amendment to any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced or is effective on or after March 23, 2006, the date of original issuance of the 2014 Notes.

Additional Amounts

All amounts paid or credited by us under or with respect to the 2014 Notes, or by any guarantor pursuant to its note guarantee, will be made free and clear of and without withholding or deduction for or on account of any taxes imposed or levied by or on behalf of a taxing jurisdiction (as defined in the indenture), unless we are, or any guarantor is, required by law to withhold or deduct taxes from any payment made under or with respect to the 2014 Notes or by the interpretation or administration thereof. If, after the date on which 2014 Notes are first issued and authenticated under the indenture, we are, or any guarantor is, so required to withhold or deduct any amount for or on account of taxes from any payment made under or with respect to the 2014 Notes, we or such guarantor will pay to each holder of 2014 Notes that are outstanding on the date of the required payment, such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by such holder (including the Additional Amounts) after such withholding or deduction will not be less than the amount such holder would have received if such taxes had not been withheld or deducted; provided that no additional amounts will be payable with respect to a payment made to certain holders of the 2014 Notes in the circumstances set out in the indenture.

We are not required to make mandatory redemption or sinking fund payments with respect to the 2014 Notes. However, if we experience a change of control, as that term is defined in the indenture, we will be required to make an offer to repurchase the 2014 Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and additional interest (as defined in the indenture governing the 2014 Notes), if any, to the date of purchase.

The indenture that governs the terms of the 2014 Notes contains a number of covenants that are substantially similar to the covenants that are applicable to the notes offered hereby and that, among other things, restrict, subject to certain exceptions, our ability, and the ability of our subsidiaries, to:

•	sell assets;

•	incur additional indebtedness;

•	prepay other indebtedness (including the 2014 Notes);

•	pay dividends and distributions or repurchase Angiotech’s capital stock;

•	create liens on assets;

•	make investments;

•	make certain acquisitions;

•	engage in mergers or consolidations;

•	engage in certain transactions with affiliates;

•	change the business conducted by Angiotech and its subsidiaries; and

•	enter into agreements that restrict dividends from subsidiaries.

The indenture also contains certain customary affirmative covenants and events of default. In the event that the 2014 Notes attain an investment grade rating of Baa3 by Moody’s and BBB- or better by S&P and no default or event of default has occurred, many of the above covenants will cease to be applicable.

The indenture also contains provisions pursuant to which we may defease or satisfy and discharge the indenture prior to the maturity or redemption of the 2014 Notes.

EARNINGS COVERAGE RATIOS

Angiotech’s pro forma interest requirements, assuming the Notes and the 2014 Notes were issued on January 1, 2006, amounted to $51.1 million for the 12 months ended December 31, 2006. Angiotech’s earnings before interest and income tax for the 12 months then ended was $59.7 million, which is 1.2 times Angiotech’s pro forma interest requirements for this period. Angiotech’s earnings from continuing operations before interest and income tax for the 12 months then ended was $67.0 million, which is 1.3 times Angiotech’s pro forma interest requirements for this period. The interest requirements represent a pro forma calculation of all interest obligations on all long-term debt.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

The sole purpose of the Exchange Offer is to fulfill our obligations with respect to the registration of the Old Notes. We originally issued and sold the Old Notes on December 11, 2006. We did not register those sales under the Securities Act, in reliance upon the exemption provided in section 4(2) of the Securities Act and Rule 144A and Regulation S promulgated under the Securities Act. In connection with the sale of the Old Notes, we agreed to file with the SEC an exchange offer registration statement relating to the Exchange Offer. Under the exchange offer registration statement, we will offer the Notes, in exchange for the Old Notes, as evidence of the same continuing indebtedness.

Each broker-dealer that receives Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Notes. See “Plan of Distribution”.

How to Determine If You Are Eligible to Participate in the Exchange Offer

We hereby offer to exchange, upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal accompanying it, $1,000 in principal amount of Notes for each $1,000 in principal amount of the Old Notes that you hold. The terms of the Notes are substantially identical to the terms of the Old Notes that you may exchange pursuant to this Exchange Offer, except that, generally, you may freely transfer the Notes, and you will not be entitled to certain registration rights and certain other provisions which are applicable to the Old Notes under the registration rights agreement. The Notes will be entitled to the benefits of the indenture. See “Description of the Notes”.

We are not making the Exchange Offer to, nor will we accept surrenders for exchange from, holders of outstanding Old Notes in any jurisdiction in which this Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

We are not making the Exchange Offer conditional upon the holders tendering, or us accepting, any minimum aggregate principal amount of Old Notes.

Under existing SEC interpretations, the Notes would generally be freely transferable after the Exchange Offer without further registration under the Securities Act, except that broker-dealers receiving the Notes in the Exchange Offer will be subject to a prospectus delivery requirement with respect to their resale. This view is based on interpretations by the staff of the SEC in no-action letters issued to other issuers in Exchange Offers like this one. We have not, however, asked the SEC to consider this particular Exchange Offer in the context of a no-action letter. Therefore, the SEC might not treat it in the same way it has treated other exchange offers in the past. You will be relying on the no-action letters that the SEC has issued to third parties in circumstances that we believe are similar to ours. Based on these no-action letters, the following conditions must be met:

•	you must not be a broker-dealer that acquired the Old Notes from us or in market-making transactions;

•	you must acquire the Notes in the ordinary course of your business;

•	you must have no arrangements or understandings with any person to participate in the distribution of the Notes within the meaning of the Securities Act; and

•	you must not be an affiliate of ours, as defined in Rule 405 under the Securities Act.

If you wish to exchange Old Notes for Notes in the Exchange Offer you must represent to us that you satisfy all of the above listed conditions. If you do not satisfy all of the above listed conditions:

•	you cannot rely on the position of the SEC set forth in the no-action letters referred to above; and

•	you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the Notes.

The SEC considers broker-dealers that acquired Old Notes directly from us, but not as a result of market-making activities or other trading activities, to be making a distribution of the Notes if they participate in the Exchange Offer. Consequently, these broker-dealers must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the Notes.

A broker-dealer that has bought Old Notes for market-making or other trading activities must deliver a prospectus in order to resell any Notes it receives for its own account in the Exchange Offer. The SEC has taken the position that broker-dealers may fulfill their prospectus delivery requirements with respect to the Notes by delivering the prospectus contained in the registration statement for the Exchange Offer. Each broker-dealer that receives Notes for its own account pursuant to this Exchange Offer, where such securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Notes. See “Plan of Distribution”. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date of this Exchange Offer and ending on the close of business 90 days after the expiration date, we will make this Prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution”.

By tendering Old Notes for exchange, you will exchange, assign and transfer the Old Notes to us and irrevocably appoint the exchange agent as your agent and attorney-in-fact to assign, transfer and exchange the Old Notes. You will also represent and warrant that you have full power and authority to tender, exchange, assign and transfer the Old Notes and to acquire Notes issuable upon the exchange of such tendered Old Notes. The letter of transmittal requires you to agree that, when we accept your Old Notes for exchange, we will acquire good, marketable and unencumbered title to them, free and clear of all security interests, liens, restrictions, charges and encumbrances and that they are not subject to any adverse claim.

You will also warrant that you will, upon our request, execute and deliver any additional documents that we believe are necessary or desirable to complete the exchange, assignment and transfer of your tendered Old Notes. You must further agree that our acceptance of any tendered Old Notes and the issuance of Notes in exchange for them will constitute performance in full by us of our obligations under the registration rights agreement and that we will have no further obligations or liabilities under that agreement, except in certain limited circumstances. All authority conferred by you will survive your death, incapacity, liquidation, dissolution, winding up or any other event relating to you, and every obligation of you shall be binding upon your heirs, personal representatives, successors, assigns, executors and administrators.

If you are tendering Old Notes, we will not require you to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of the Old Notes pursuant to the Exchange Offer. Each of the Notes will bear interest from the most recent date through which interest has been paid on the Old Notes for which they were exchanged, or if no interest has been paid, from December 11, 2006, which was the date of original issuance of the Old Notes. If we accept your Old Notes for exchange, you will waive the right to have interest accrue, or to receive any payment in respect to interest, on the Old Notes from the most recent interest payment date to the date of the issuance of the Notes. Interest on the Notes is payable quarterly in arrears on March 1, June 1, September 1 and December 1.

Information About the Expiration Date of the Exchange Offer and Changes to It

The Exchange Offer expires on the expiration date, which is 5:00 p.m., Eastern Daylight Time, on                 , 2007, unless we, in our sole discretion, extend the period during which the Exchange Offer is open. If we extend the expiration date for the Exchange Offer, the term “expiration date” means the latest time and date on which the Exchange Offer, as so extended, expires. We reserve the right to extend the Exchange Offer at any time and from time to time prior to the expiration date by giving written notice to Wells Fargo Bank, N.A., which is the exchange agent, and by timely public announcement communicated by no later than 9:00 a.m. Eastern Daylight Time on the next business day following the expiration date, unless applicable law or regulation requires otherwise, by making a release to the Dow Jones News Service. During any extension of the Exchange Offer, all Old Notes previously tendered pursuant to the Exchange Offer will remain subject to the Exchange Offer.

The initial exchange date will be the first business day following the expiration date. We expressly reserve the right to terminate the Exchange Offer and not accept for exchange any Old Notes for any reason, including if any of the events set forth below under “We may modify or terminate the Exchange Offer under some circumstances” have occurred and we have not waived them. We also reserve the right to amend the terms of the Exchange Offer in any manner, whether before or after any tender of the Old Notes. If we terminate or amend the Exchange Offer, we will notify the exchange agent in writing and will either issue a press release or give written notice to you as a holder of the Old Notes as promptly as practicable. Unless we terminate the Exchange Offer prior to 5:00 p.m., Eastern Daylight Time, on the expiration date, we will exchange the Notes for Old Notes on the exchange date.

We will mail this prospectus and the related letter of transmittal and other relevant materials to you as a record holder of Old Notes and we will furnish these items to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the lists of holders for subsequent transmittal to beneficial owners of Old Notes.

How to Tender Your Old Notes

If you tender to us any of your Old Notes pursuant to one of the procedures set forth below, that tender will constitute an agreement between you and us in accordance with the terms and subject to the conditions that we describe below and in the letter of transmittal for the Exchange Offer.

You may tender Old Notes by properly completing and signing the letter of transmittal or a facsimile of it. All references in this prospectus to the “letter of transmittal” include a facsimile of the letter. You must deliver it, together with the certificate or certificates representing the Old Notes that you are tendering and any required signature guarantees, or a timely confirmation of a book-entry transfer pursuant to the procedure that we describe below, to the exchange agent at its address set forth on the back cover of this prospectus on or prior to the expiration date. You may also tender Old Notes by complying with the guaranteed delivery procedures that we describe below.

Your signature does not need to be guaranteed if you registered your Old Notes in your name, you will register the Notes in your name and you sign the letter of transmittal. In any other case, the registered holder of your notes must endorse them or send them with duly executed written instruments of transfer in the form satisfactory to us. Also, an “eligible institution,” such as a bank, broker, dealer, credit union, savings association, clearing agency or other institution that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act must guarantee the signature on the endorsement or instrument of transfer. If you want us to deliver the Notes or non-exchanged Old Notes to an address other than that of the registered holder appearing on the note register for the Old Notes, an “eligible institution” must guarantee the signature on the letter of transmittal.

If your Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender Old Notes, you should contact the registered holder promptly and instruct the holder to tender Old Notes on your behalf. If you wish to tender your Old Notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your Old Notes, either make appropriate arrangements to register ownership of the Old Notes in your name or follow the procedures described in the immediately preceding paragraph. Transferring record ownership from someone else’s name to your name may take considerable time.

How to Tender If You Hold Your Old Notes Through a Broker or Other Institution and You Do Not Have the Actual Old Notes

Any financial institution that is a participant in DTC’s systems may make book-entry delivery of your Old Notes by causing DTC to transfer your Old Notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. Although you may deliver your Old Notes through book-entry transfer at DTC, you still must send the letter of transmittal, with any required signature guarantees and any other required documents, to the exchange agent at the address specified on the back cover of this prospectus on or prior to the expiration date and the exchange agent must receive these documents on time. If you will not be able to send all the documents on time, you can still tender your Old Notes by using the guaranteed delivery procedures described below.

You assume the risk of choosing the method of delivery of Old Notes and all other documents. If you send your Old Notes and your documents by mail, we recommend that you use registered mail, return receipt requested, you obtain proper insurance, and you mail these items sufficiently in advance of the expiration date to permit delivery to the exchange agent on or before the expiration date.

How to Use the Guaranteed Delivery Procedures if You Will Not Have Enough Time to Send All Documents to Us

If you desire to accept the Exchange Offer, and time will not permit a letter of transmittal or Old Notes to reach the exchange agent before the expiration date, you may tender your Old Notes if the exchange agent has received at its office listed on the letter of transmittal on or prior to the expiration date a letter, telegram or facsimile transmission from an eligible institution setting forth your name and address, the principal amount of the Old Notes that you are tendering, the names in which you registered the Old Notes and, if possible, the certificate numbers of the Old Notes that you are tendering.

The eligible institution’s correspondence to the exchange agent must state that the correspondence constitutes the tender and guarantee that within three Nasdaq National Market trading days after the date that the eligible institution executes such correspondence, the eligible institution will deliver the Old Notes, in proper form for transfer, together with a properly completed and duly executed letter of transmittal and any other required documents. We may, at our option, reject the tender if you do not tender your Old Notes and accompanying documents by either the above-described method or by a timely book-entry confirmation, and if you do not deposit your Old Notes and tender documents with the exchange agent within the time period set forth above. Copies of a notice of guaranteed delivery that eligible institutions may use for the purposes described in this paragraph are available from the exchange agent.

Valid receipt of your tender will occur as of the date when the exchange agent receives your properly completed letter of transmittal, accompanied by either the Old Notes or a timely book-entry confirmation. We will issue Notes in exchange for Old Notes that you tendered pursuant to a notice of guaranteed delivery or correspondence to similar effect as described above by an eligible institution only against deposit of the letter of transmittal, any other required documents and either the tendered Old Notes or a timely book-entry confirmation.

We Reserve the Right to Determine Validity of All Tenders

We will be the sole judge of all questions as to the validity, form, eligibility, including time of receipt, and acceptance for exchange of your tender of Old Notes and our judgment will be final and binding. We reserve the absolute right to reject any or all of your tenders that are not in proper form or the acceptances for exchange of which may, in our opinion or in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularities in your case. Neither we, the exchange agent nor any other person will be under any duty to give you notification of any defects or irregularities in tenders nor shall any of us incur any liability for failure to give you any such notification. Our interpretation of the terms and conditions of the Exchange Offer, including the letter of transmittal and its instructions, will be final and binding.

If You Tender Old Notes Pursuant to the Exchange Offer, You May Withdraw Them at any Time Prior to the Expiration Date

For your withdrawal to be effective, the exchange agent must timely receive your written or fax notice of withdrawal prior to the expiration date at the exchange agent’s address set forth on the back cover page of this prospectus. Your notice of withdrawal must specify the following information:

•	The person named in the letter of transmittal as tendering Old Notes you are withdrawing;

•	The certificate numbers of Old Notes you are withdrawing;

•	The principal amount of Old Notes you are withdrawing;

•	A statement that you are withdrawing your election to have us exchange such Old Notes; and

•	The name of the registered holder of such Old Notes, which may be a person or entity other than you, such as your broker-dealer.

The person or persons who signed your letter of transmittal, including any eligible institutions that guaranteed signatures on your letter of transmittal, must sign the notice of withdrawal in the same manner as their original signatures on the letter of transmittal including any required signature guarantees. If such persons and eligible institutions cannot sign your notice of withdrawal, you must send it with evidence satisfactory to us that you now hold beneficial ownership of the Old Notes that you are withdrawing. The exchange agent will return the properly withdrawn Old Notes promptly following receipt of notice of withdrawal. We will determine all questions as to the validity of notices of withdrawals, including time of receipt, and our determination will be final and binding on all parties.

How We Will Either Exchange Your Old Notes for Notes or Return Them to You

On the exchange date, we will determine which Old Notes the holders validly tendered, and we will issue Notes in exchange for the validly tendered Old Notes. The exchange agent will act as your agent for the purpose of receiving Notes from us and sending the Old Notes to you in exchange for Notes promptly after acceptance of the tendered Old Notes. If we do not accept your Old Notes for exchange, we will return them without expense to you. If you tender your Old Notes by book-entry transfer into the exchange agent’s account at DTC pursuant to the procedures described above and we do not accept your Old Notes for exchange, DTC will credit your non-exchanged Old Notes to an account maintained with DTC. In either case, we will return your non-exchanged Old Notes to you promptly following the expiration of the Exchange Offer.

We May Modify or Terminate the Exchange Offer Under Some Circumstances

We are not required to issue Notes in respect of any properly tendered Old Notes that we have not previously accepted and we may terminate the Exchange Offer or, at our option, we may modify or otherwise amend the Exchange Offer. If we terminate the Exchange Offer, it will be by oral or written notice to the exchange agent and by timely public announcement communicated no later than 5:00 p.m. Eastern Daylight Time on the next business day following the expiration date, unless applicable law or regulation requires us to terminate the Exchange Offer in the following circumstances:

•

Any court or governmental agency brings a legal action seeking to prohibit the Exchange Offer or assessing or seeking any damages as a result of the Exchange Offer, or resulting in a material delay in our ability to accept any of the Old Notes for Exchange Offer; or

•

Any government or governmental authority, domestic or foreign, brings or threatens any law or legal action that in our sole judgment, might directly or indirectly result in any of the consequences referred to above; or, if in our sole judgment, such activity might result in the holders of Notes having obligations with respect to resales and transfers of Notes that are greater than those we described above in the interpretations of the staff of the SEC or would otherwise make it inadvisable to proceed with the Exchange Offer; or

•	A material adverse change has occurred in our business, condition (financial or otherwise), operations or prospects.

The foregoing conditions are for our sole benefit and we may assert them with respect to all or any portion of the Exchange Offer regardless of the circumstances giving rise to such condition. We also reserve the right to waive these conditions in whole or in part at any time or from time to time in our discretion. Our failure at any time to exercise any of the foregoing rights will not be a waiver of any such right, and each right will be an ongoing right that we may assert at any time or from time to time. In addition, we have reserved the right, notwithstanding the satisfaction of each of the foregoing conditions, to terminate or amend the Exchange Offer.

Any determination by us concerning the fulfillment or nonfulfillment of any conditions will be final and binding upon all parties.

In addition, we will not accept for exchange any tendered Old Notes, and we will not issue Notes in exchange for any such Old Notes, if at that time there is, or the SEC has threatened, any stop order with respect to the registration statement that this prospectus is a part of, or if qualification of the indenture is required under the Trust Indenture Act of 1939.

Where to Send Your Documents for the Exchange Offer

We have appointed Wells Fargo Bank, N.A. as the exchange agent for the Exchange Offer. You must send your letter of transmittal to the exchange agent at:

Wells Fargo Bank, N.A.

707 Wilshire Blvd., 17th Floor

Los Angeles, CA 90017

Attn: Madeliena J. Hall

To Confirm by Telephone: (213) 614-2588

Facsimile Transmissions (eligible institutions only): (213) 614-3355

If you send your documents to any other address or fax number, you will have not validly delivered them and you will not receive Notes in exchange for your Old Notes. We will return your Old Notes to you.

We Are Paying our Costs for the Exchange Offer

We have not retained any dealer-manager or similar agent in connection with the Exchange Offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the Exchange Offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses that they incur in forwarding tenders for their customers. We will pay the expenses incurred in connection with the Exchange Offer, including the fees and expenses of the exchange agent and printing, accounting, investment banking and legal fees. We estimate that these fees are approximately $0.4 million.

No person has been authorized to give you any information or to make any representations to you in connection with the Exchange Offer other than those that this prospectus contains.

If anyone else gives you information or representations about the Exchange Offer, you should not rely upon that information or representation or assume that we have authorized it. Neither the delivery of this prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the respective dates as of which this prospectus gives information. We are not making the Exchange Offer to, nor will we accept tenders from or on behalf of, holders of Old Notes in any jurisdiction in which it is unlawful to make the Exchange Offer or to accept it. However, we may, at our discretion, take such action as we may deem necessary to make the Exchange Offer in any such jurisdiction and extend the Exchange Offer to holders of Old Notes in such jurisdiction. In any jurisdiction where the securities laws or blue sky laws require a licensed broker or dealer to make the Exchange Offer one or more registered brokers or dealers that are licensed under the laws of that jurisdiction is making the Exchange Offer on our behalf.

There Are No Dissenter or Appraisal Rights

Holders of Old Notes will not have dissenters’ rights or appraisal rights in connection with the Exchange Offer.

Canadian Federal and United States Federal Income Tax Consequences to You

Your exchange of Old Notes for Notes will not be a taxable exchange for United States federal income tax purposes, and you will not recognize any taxable gain or loss for United States federal income tax purposes as a result of the exchange. Similarly, your exchange of Old Notes for Notes will not constitute a disposition of the Old Notes for Canadian federal income tax purposes, and therefore you will not recognize a taxable capital gain for Canadian federal income tax purposes, or otherwise be subject to Canadian federal income tax as a result of the exchange. See “Important Canadian Federal and United States Federal Income Tax Considerations” below.

This Is the Only Exchange Offer for the Old Notes that We Are Required to Make

Your participation in the Exchange Offer is voluntary, and you should carefully consider whether to accept the terms and conditions of it. You are urged to consult your financial and tax advisors in making your own decisions on what action to take with respect to the Exchange Offer. If you do not tender your Old Notes in the Exchange Offer, you will continue to hold such Old Notes and you will be entitled to all the rights and limitations applicable to the Old Notes under the indenture. All non-exchanged Old Notes will continue to be subject to the restriction on transfer set forth in the indenture. If we exchange Old Notes in the Exchange Offer, the trading market, if any, for any remaining Old Notes could be much less liquid.

We may in the future seek to acquire non-exchanged Old Notes in the open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plan to acquire any Old Notes that are not exchanged in the Exchange Offer.

Accounting Treatment

We will record the Notes at the same carrying value as the Old Notes, as reflected in our accounting records on the date of the exchange. In December 2006, we wrote off $9.3 million of capitalized deferred financing costs related to the Old Notes. We will not recognize any further gain or loss for accounting purposes. The costs of the Exchange Offer will be capitalized to deferred financing costs and amortized to interest expense over the term of the Notes.

DESCRIPTION OF THE NOTES

You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” In this description, the word “Angiotech” refers only to Angiotech Pharmaceuticals, Inc. and not to any of its subsidiaries.

Angiotech issued the Old Notes and will issue the Notes under the indenture dated as of December 11, 2006 (the “Indenture”), among itself, the Guarantors and Wells Fargo Bank N.A., as trustee. The Indenture complies with the Trust Indenture Act of 1939 (the “Trust Indenture Act”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The terms of the Notes will be substantially identical to the terms of the Old Notes. However, the Notes will not be subject to transfer restrictions or registration rights unless held by certain broker-dealers, the Company’s affiliates or certain other persons.

The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the indenture and the registration rights agreement because they, and not this description, define your rights as holders of the notes. Copies of the indenture and the registration rights agreement are available as set forth below under “—Additional Information.” Certain defined terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the indenture. Where reference is made to “notes”, such reference relates to the Old Notes and the Notes. Similarly, where reference is made to “guarantees”, such reference relates to the guarantees under both the Old Notes and the Notes.

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

Brief Description of the Notes and the Note Guarantees

The Notes

The notes:

•	will be general unsecured obligations of Angiotech;

•	will be pari passu in right of payment to all existing and future unsecured senior Indebtedness of Angiotech;

•	will be effectively subordinated in right of payment to all existing and future secured Indebtedness of Angiotech to the extent of the assets securing such Indebtedness;

•	will be senior in right of payment to any existing and future subordinated Indebtedness of Angiotech, including the 2014 Notes; and

•	will be unconditionally guaranteed by the Guarantors.

The Note Guarantees

Each guarantee of the notes:

•	will be a general unsecured obligation of the Guarantor;

•	will be pari passu in right of payment to all existing and future unsecured senior Indebtedness of that Guarantor;

•	will be effectively subordinated in right of payment to all existing and future secured Indebtedness that Guarantor to the extent of the assets securing such Indebtedness; and

•	will be senior in right of payment to any future subordinated Indebtedness of that Guarantor, including the Guarantee by that Guarantor of the 2014 Notes.

Upon completion of this offering, not all of our Subsidiaries will guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. Excluding intercompany transactions, our subsidiaries that are not guarantors of the Old Notes and that will not be guarantors of the Notes accounted for approximately $13.2 million or 14%, and $38.5 million or 12%, of our total revenues from continuing operations for the three months and year ended December 31, 2006, respectively, and approximately $184.5 million or 15% of our total assets and approximately $32.4 million or 4% of our total liabilities as of December 31, 2006.

As of the date of the indenture, all of our Subsidiaries will be “Restricted Subsidiaries.” However, under the circumstances described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate certain of our Subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Our Unrestricted Subsidiaries will not guarantee the notes.

Principal, Maturity and Interest

To the extent all of the outstanding Old Notes are exchanged for Notes in this Exchange Offer, Angiotech will issue $325 million in aggregate principal amount of Notes in this offering. Angiotech may issue additional notes under the indenture from time to time after this offering. Any issuance of additional notes is subject to all of the covenants in the indenture, including the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Angiotech will issue notes in denominations of $2,000 and integral multiples of $1,000. The notes will mature on December 1, 2013.

Interest on the notes will accrue at a rate per annum, reset quarterly, equal to LIBOR plus 3.75%, as determined by the calculation agent (the “Calculation Agent”), which shall initially be the Trustee. Interest on the notes will be payable quarterly in arrears on each March 1, June 1, September 1 and December 1, commencing March 1, 2007. Angiotech will make each interest payment to the holders of record of the notes on the immediately preceding February 15, May 15, August 15 and November 15. Interest on the notes will accrue from the date on which the notes are originally issued.

The amount of interest for each day that the notes are outstanding (the “Daily Interest Amount”) will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the notes outstanding on such day. The amount of interest to be paid on the notes for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Interest Period. For the purposes of the Interest Act (Canada), the yearly rate of interest, to which interest calculated on the basis of a year of 360 days is equivalent, is the rate of interest payable under the notes multiplied by the number of days in the year divided by 360.

All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

The interest rate on the notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application, or the maximum rate permitted by Canadian law.

The Calculation Agent will, upon request of any holder of notes, provide the interest rate then in effect with respect to the notes. All calculations made by the Calculation Agent in the absence of manifest error will be conclusive for all purposes and binding on Angiotech, the Guarantors and the holders of the notes.

Interest on overdue principal and interest and Additional Interest, if any, will accrue at a rate that is 1% per annum in excess of the Daily Interest Amount (computed on the basis of a 360-day year comprised of twelve 30-day months) and Angiotech will pay interest on overdue installments of interest at such higher rate to the extent lawful.

Methods of Receiving Payments on the Notes

If a holder of notes has given wire transfer instructions to Angiotech, Angiotech will pay all principal, interest and premium and Additional Interest, if any, on that holder’s notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless Angiotech elects to make interest payments by check mailed to the noteholders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

The trustee will initially act as paying agent and registrar. Angiotech may change the paying agent or registrar without prior notice to the holders of the notes, and Angiotech or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. Angiotech will not be required to transfer or exchange any note selected for redemption. Also, Angiotech will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Note Guarantees

The notes are and will be guaranteed by each Subsidiary that Guarantees any of our other Indebtedness, including Indebtedness under Credit Facilities. These Note Guarantees are and will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee are and will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors—U.S. federal and state statutes may restrict the enforceability of the guarantees to note holders. These statutes allow creditors, under specific circumstances, to void guarantees, restrict a subsidiary’s ability to make payments thereon or the ability of a subsidiary to pay dividends or require noteholders to return payments received from guarantors.”

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or amalgamate or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than Angiotech or another Guarantor, unless:

(1)	immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2)	either:

(a)	the Person acquiring the assets in any such sale or disposition or the Person formed by or surviving any such amalgamation, consolidation or merger assumes all the obligations of that Guarantor under the indenture, its Note Guarantee and the registration rights agreement pursuant to a supplemental indenture reasonably satisfactory to the trustee; or

(b)	the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.

The Note Guarantee of a Guarantor will be released:

(1)	in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger, amalgamation or consolidation) to a Person that is not (either before or after giving effect to such transaction) Angiotech or a Restricted Subsidiary of Angiotech, if the sale or other disposition does not violate the “Asset Sale” provisions of the indenture;

(2)	in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) Angiotech or a Restricted Subsidiary of Angiotech, if the sale or other disposition does not violate the “Asset Sale” provisions of the indenture;

(3)	if Angiotech designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture; or

(4)	upon legal defeasance or satisfaction and discharge of the indenture as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge.”

See “—Repurchase at the Option of Holders—Asset Sales.”

Optional Redemption

At any time prior to June 1, 2008, Angiotech may redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of 100% of the principal amount, plus a premium equal to the interest rate per annum on the notes applicable on the date on which the notice of redemption is given, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the net cash proceeds of one or more Public Equity Offerings; provided that:

(1)	at least 65% of the aggregate principal amount of notes originally issued under the indenture (excluding notes held by Angiotech and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)	the redemption occurs within 45 days of the date of the closing of such Public Equity Offering.

Except pursuant to the preceding paragraph and pursuant to “—Make Whole Redemption” below, the notes will not be redeemable at Angiotech’s option prior to June 1, 2008.

On or after June 1, 2008, Angiotech may redeem all or a part of the notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on the dates indicated below, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date:

Date	Percentage
June 1, 2008	104.000%
December 1, 2008	103.000%
December 1, 2009	102.000%
December 1, 2010	101.000%
December 1, 2011 and thereafter	100.000%

Unless Angiotech defaults in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

Make Whole Redemption

Angiotech may also choose to redeem the notes at any time prior to June 1, 2008, in whole or in part, on not less than 30 nor more than 60 days’ notice, by paying a redemption price equal to the sum of:

(1)	100% of the principal amount of the notes to be redeemed, plus

(2)	the Applicable Premium,

plus accrued interest thereon, if any to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

“Applicable Premium” means, at any time, the greater of:

(1)	1.0% of the principal amount of a note at such time or

(2)	the excess of (x) the present value at such time of (i) the redemption price of such note at June 1, 2008 (such redemption price being described in the table appearing in the first paragraph under the heading “Optional Redemption,” exclusive of any accrued interest) plus (ii) any required interest payments due on such note through June 1, 2008 (including any accrued and unpaid interest) computed using (a) the interest rate per annum on the notes applicable on the date on which the notice of redemption is given, and (b) a discount rate equal to the Treasury Rate plus 50 basis points, over (y) the principal amount of such note.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury Securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days (but not more than five business days) prior to the redemption date (or, if such Statistical Release is not so published or available, any publicly available source of similar market data selected by Angiotech in good faith)) most nearly equal to the period from the redemption date to June 1, 2008; provided, however, that if the period from the redemption date to June 1, 2008 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to June 1, 2008 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

Tax Redemption

Angiotech may, at its option, at any time redeem in whole but not in part the notes at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) if it has become obligated to pay any Additional Amounts (as defined herein) in respect of the notes as a result of:

(1)	any change in or amendment to the laws (or regulations promulgated thereunder) of any Taxing Jurisdiction, or

(2)	any change in or amendment to any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced or is effective on or after the date of original issuance of the notes.

See “—Additional Amounts.”

Additional Amounts

All amounts paid or credited by Angiotech under or with respect to the notes, or by any Guarantor pursuant to its Note Guarantee, will be made free and clear of and without withholding or deduction for or on account of any Taxes imposed or levied by or on behalf of a Taxing Jurisdiction, unless Angiotech or any Guarantor is required by law to withhold or deduct Taxes from any payment made under or with respect to the notes or by the interpretation or administration thereof. If, after the date on which notes are first issued and authenticated under the indenture, Angiotech or any Guarantor is so required to withhold or deduct any amount for or on account of

Taxes from any payment made under or with respect to the notes, Angiotech or such Guarantor will pay to each holder of notes that are outstanding on the date of the required payment, such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by such holder (including the Additional Amounts) after such withholding or deduction will not be less than the amount such holder would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment made to a holder of the notes (each of the following, an “Excluded Holder”):

(1)	with whom Angiotech does not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment or credit;

(2)	on which such Taxes have been imposed because of the existence of any present or former connection between the relevant holder or beneficial owner (or between a fiduciary, settler, beneficiary, or member of, or possessor of power over, the relevant holder or beneficial owner, if the relevant holder or beneficial owner is an estate, nominee, trust, or partnership) and the Taxing Jurisdiction (other than the mere receipt of such payment or the ownership or holding of such note), including without limitation such holder or beneficial owner being a resident, domiciliary or national of, or engaged in business or maintaining a permanent establishment in, the Taxing Jurisdiction;

(3)	on which such estate, inheritance, gift, sales, excise, transfer, personal property tax or similar tax have been imposed;

(4)	on which such Taxes are imposed or withheld by reason of the failure to comply by the holder or the beneficial owner of a note with a request by Angiotech addressed to the holder or such beneficial owner (i) to provide information concerning the nationality, residence, identity, entitlement to treaty benefits or present or former connection with a Taxing Jurisdiction of the holder or such treaty benefits or present or former connection with a Taxing Jurisdiction of the holder or such beneficial owner or (ii) to make any declaration or other similar claim or satisfy any certification, information or reporting requirement, which, in the case of (i) or (ii), is required or imposed by a statue, treaty, regulation or administrative practice of the Taxing Jurisdiction as a precondition to exemption from all or part of such Taxes;

(5)	which failed to duly and timely comply with a timely request by Angiotech to provide information, documents, certification or other evidence concerning such holder’s nationality, residence, entitlement to treaty benefits, identity or connection with a Taxing Jurisdiction or any political subdivision or authority thereof, if and to the extent that due and timely compliance with such request could have resulted in the reduction or elimination of any Taxes as to which Additional Amounts would otherwise have been payable to such holder of notes but for this clause (5);

(6)	which is a fiduciary, a partnership or not the beneficial owner of any payment on a note, if and to the extent that any beneficiary or settlor of such fiduciary, any partner of such partnership or the beneficial owner of such payment (as the case may be) would not have been entitled to receive Additional Amounts with respect to such payment if such beneficiary, settlor, partner or beneficial owner had been the holder of such note; or

(7)	any combination of the foregoing clauses (1) through (6).

Neither Angiotech nor a Guarantor will be required to pay Additional Amounts if the payment could have been made without deduction or withholding if, when presentation is required, the beneficiary of the payment had presented the note for payment within 30 days after the date on which such payment or such note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that such beneficiary would have been entitled to Additional Amounts had the note been presented on the last day of the 30-day period).

Angiotech and the Guarantors will also:

(1)	make such withholding or deduction, and

(2)	remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

Angiotech and the Guarantors will furnish to the trustee, or cause to be furnished to the trustee, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing that such payment has been made by Angiotech or any such Guarantor or other evidence of such payment satisfactory to the trustee. The trustee shall make such evidence available upon the written request of any holder of the notes that are outstanding on the date of any such withholding or deduction. Angiotech and the Guarantors will indemnify and hold harmless each holder of notes that are outstanding on the date of the required payment (other than an Excluded Holder) and upon written request reimburse each such holder for the amount of:

(1)	any Taxes so levied or imposed by or on behalf of a Taxing Jurisdiction and actually paid by such holder as a result of payments made under or with respect to the notes and any liability (including penalties, interest and expense) arising therefrom or with respect thereto, and

(2)	any Taxes (other than Taxes on such holder’s profits or net income) imposed with respect to any reimbursement under clause (1) above so that the net amount received by such holder after such reimbursement will not be less than the net amount such holder would have received if Taxes on such reimbursement had not been imposed.

At least 30 days prior to each date on which any payment under or with respect to the notes is due and payable, if Angiotech or any such Guarantor becomes obligated to pay Additional Amounts with respect to such payment, Angiotech or such Guarantor will deliver to the trustee an Officers’ Certificate stating the fact that such Additional Amounts will be payable, and the amounts so payable and will set forth such other information as is necessary to enable the trustee to pay such Additional Amounts to the holders of the notes on the payment date. Whenever in the indenture there is mentioned, in any context:

(1)	the payment of principal (and premium, if any);

(2)	purchase prices in connection with a repurchase of notes;

(3)	interest; or

(4)	any other amount payable on or with respect to any of the notes,

such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Mandatory Redemption

Angiotech is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each holder of notes will have the right to require Angiotech to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000) of that holder’s notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, Angiotech will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the notes repurchased to the date of purchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date. Within 20 days following any Change of Control, Angiotech will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. Angiotech will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, Angiotech will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

On the Change of Control Payment Date, Angiotech will, to the extent lawful:

(1)	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(3)	deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by Angiotech.

The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any. Angiotech will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

Future debt of Angiotech may prohibit certain events that would constitute a Change of Control or require such debt to be repurchased or repaid upon a Change of Control. If holders of notes exercise their right to require Angiotech to repurchase such notes, Angiotech could be in breach of its obligations under existing and future debt. In addition, Angiotech’s ability to pay cash to holders of notes upon a repurchase may be limited by Angiotech’s then existing financial resources. Angiotech cannot assure you that sufficient funds will be available when necessary to make any required repurchases. Angiotech’s failure to repurchase notes, as required following a Change of Control Offer, would result in a default under the indenture. Such a default may, in turn, constitute a default under other existing debt of Angiotech and may constitute a default under future debt as well. Angiotech’s obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified at any time prior to the occurrence of such Change of Control with the written consent of the holders of at least a majority in aggregate principal amount of the notes. See “—Amendment, Supplement and Waiver.”

The provisions described above that require Angiotech to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that Angiotech repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

Angiotech will not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Angiotech and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (ii) notice of redemption has been given pursuant to the indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Angiotech and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require Angiotech to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Angiotech and its Subsidiaries taken as a whole to another Person or group may be uncertain. Holders of notes may have to resort to legal action to resolve such uncertainty.

Asset Sales

Angiotech will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)	Angiotech (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)	at least 75% of the consideration received in the Asset Sale by Angiotech or such Restricted Subsidiary is in the form of cash or Cash Equivalents or a combination of the foregoing. For purposes of this provision (and not for the purpose of the definition of Net Proceeds) each of the following will be deemed to be cash:

(a)	any liabilities, as shown on Angiotech’s most recent consolidated balance sheet, of Angiotech or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Angiotech or such Restricted Subsidiary from further liability;

(b)	any securities, notes or other obligations received by Angiotech or any such Restricted Subsidiary from such transferee that are converted within 90 days of such Asset Sale by Angiotech or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion; and

(c)	any stock or assets of the kind referred to in clauses (2) or (4) of the next paragraph of this covenant.

Within 360 days after the receipt of any Net Proceeds from an Asset Sale, Angiotech (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds at its option:

(1)	to repay Indebtedness and other Obligations under a Credit Facility (but only in the event that such Indebtedness is pari passu or senior in right of payment to the notes) and to correspondingly reduce commitments with respect thereto;

(2)	to acquire Business Assets or any Capital Stock of a Permitted Business, if, after giving effect to any such acquisition of Capital Stock or Business Assets, such Capital Stock or Business Assets become part of or held or owned by a Guarantor;

(3)	to make a capital expenditure; or

(4)	to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business.

Pending the final application of any Net Proceeds, Angiotech may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant (except for Net Proceeds subject to the fifth paragraph of this “—Asset Sales” section) will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $15.0 million, within 20 days thereof, Angiotech will make an Asset Sale Offer to all holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess

Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Angiotech may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

Notwithstanding the foregoing, in the event that the Net Proceeds from an Asset Sale exceed $75.0 million in the aggregate, in lieu of applying such Net Proceeds as set forth above, within 30 days after the receipt of such Net Proceeds, Angiotech shall apply such Net Proceeds to repay Indebtedness and other Obligations under a Credit Facility (but only in the event that such Indebtedness is pari passu or senior in right of payment to the notes) and to correspondingly reduce commitments with respect thereto. Any Net Proceeds subject to this paragraph that are not applied as set forth in the preceding sentence will constitute “Excess Proceeds” solely for purposes of this paragraph. When the aggregate amount of Excess Proceeds subject to this paragraph exceeds $25.0 million, within 20 days thereof, Angiotech will make an Asset Sale Offer to all holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds subject to this paragraph. The offer price in any Asset Sale Offer pursuant to this paragraph will be equal to 101% of the principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds subject to this paragraph remain after consummation of an Asset Sale Offer, Angiotech may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds subject to this paragraph, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds subject to this paragraph will be reset at zero.

Angiotech will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, Angiotech will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such compliance.

Future agreements governing Angiotech’s other Indebtedness may contain prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale and including repurchases of or other prepayments in respect of the notes. The exercise by the holders of notes of their right to require Angiotech to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on Angiotech. In the event a Change of Control or Asset Sale occurs at a time when Angiotech is prohibited from purchasing notes, Angiotech could seek the consent of its other lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If Angiotech does not obtain a consent or repay those borrowings, Angiotech will remain prohibited from purchasing notes. In that case, Angiotech’s failure to purchase tendered notes would constitute an Event of Default under the indenture which could, in turn, constitute a default under the other indebtedness. Finally, Angiotech’s ability to pay cash to the holders of notes upon a repurchase may be limited by Angiotech’s then existing financial resources. See “Risk Factors—We must offer to repurchase these notes upon a change of control.”

Selection and Notice

If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis unless otherwise required by law or applicable stock exchange requirements.

No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.

Changes in Covenants when Notes Rated Investment Grade

If on any date following the date of the indenture:

(1)	the notes are rated Baa3 or better by Moody’s and BBB-or better by S&P; and

(2)	no Default or Event of Default shall have occurred and be continuing.

then, beginning on that day and continuing at all times thereafter regardless of any subsequent changes in the rating of the notes, the covenants specifically listed under the following captions in this offering circular will no longer be applicable to the notes:

(1)	“—Repurchase at the Option of Holders—Asset Sales”;

(2)	“—Certain Covenants—Restricted Payments”;

(3)	“—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(4)	“—Certain Covenants—Dividend, Payment and Other Restrictions Affecting Subsidiaries”;

(5)	“—Certain Covenants—Transactions with Affiliates”;

(6)	“—Certain Covenants—Limitation on Sale and Leaseback Transactions”; and

(7)	clause (4) of the covenant listed under “—Merger, Amalgamation, Consolidation or Sale of Assets.”

We cannot assure you that the notes will ever achieve or maintain an investment grade rating.

Certain Covenants

Restricted Payments

Angiotech will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)	declare or pay any dividend or make any other payment or distribution on account of Angiotech’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger, amalgamation or consolidation involving Angiotech or any of its Restricted Subsidiaries) or to the direct or indirect holders of Angiotech’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Angiotech and other than dividends or distributions payable to Angiotech or a Guarantor);

(2)	purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger, amalgamation or consolidation involving Angiotech) any Equity Interests of Angiotech or any direct or indirect parent of Angiotech;

(3)

make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of Angiotech or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among Angiotech and any of its Restricted Subsidiaries), except a payment of interest thereon (including Additional Amounts, if any, payable under the Subordinated Notes Indenture) or principal at the Stated Maturity related to such payment of interest or principal; or

(4)	make any Restricted Investment

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1)	no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2)	Angiotech would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;” and

(3)	such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Angiotech and its Restricted Subsidiaries since the date of the indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), and (7) of the next succeeding paragraph), is less than the sum, without duplication, of:

(a)	50% of the Consolidated Net Income of Angiotech for the period (taken as one accounting period) from the beginning of the fiscal quarter ended June 30, 2006 to the end of Angiotech’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(b)	100% of the aggregate net cash proceeds received by Angiotech since the date of the indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of Angiotech (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Angiotech that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Angiotech); plus

(c)	to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus

(d)	to the extent that any Unrestricted Subsidiary of Angiotech designated as such after the date of the indenture is redesignated as a Restricted Subsidiary after the date of the indenture, the lesser of (i) the Fair Market Value of Angiotech’s Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the date of the indenture; plus

(e)	50% of any dividends received by Angiotech or a Wholly-Owned Restricted Subsidiary of Angiotech that is a Guarantor after the date of the indenture from an Unrestricted Subsidiary of Angiotech, to the extent that such dividends were not otherwise included in the Consolidated Net Income of Angiotech for such period.

So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

(1)	the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the indenture;

(2)	the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Angiotech) of, Equity Interests of Angiotech (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to Angiotech; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph;

(3)	the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of Angiotech or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(4)	the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of Angiotech to the holders of its Equity Interests on a pro rata basis;

(5)	the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Angiotech or any Restricted Subsidiary of Angiotech held by any current or former officer, director or employee of Angiotech or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $3.0 million in any twelve-month period;

(6)	the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

(7)	the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of Angiotech or any Restricted Subsidiary of Angiotech issued on or after the date of the indenture in accordance with the Fixed Charge Coverage Ratio test described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(8)	any purchase or repayment of the Subordinated Notes upon a Change of Control or an Asset Sale to the extent required by the indenture governing the Subordinated Notes but only if:

(a)	in the case of a Change of Control, Angiotech shall have complied with all of its obligations described under “Repurchase at the Option of Holders—Change of Control” and purchased all the notes tendered pursuant to the Change of Control Offer required thereby prior to purchasing or repaying any Subordinated Notes; or

(b)	in the case of an Asset Sale, Angiotech shall have applied the Net Cash Proceeds from such Asset Sale in accordance with the covenant described under “Repurchase at the Option of Holders—Limitation on Asset Sales”;

provided that (i) in the case of clauses (a) and (b), the purchase price (stated as a percentage of principal amount or issue price plus accrued original discount, if less) of the Subordinated Notes shall not be greater than the price (stated as a percentage of principal amount) of the notes pursuant to any Change of Control Offer or Excess Proceeds offer, and (ii) in the case of an Asset Sale, the aggregate amount of such Subordinated Notes that Angiotech may purchase or repay shall not exceed the amount of unutilized Excess Proceeds, if any, remaining after Angiotech has purchased all notes tendered pursuant to such Excess Proceeds offer; or

(9)	other Restricted Payments in an aggregate amount not to exceed $25.0 million since the date of the indenture.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Angiotech or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors of Angiotech whose resolution with respect thereto will be delivered to the trustee. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $10.0 million.

Incurrence of Indebtedness and Issuance of Preferred Stock

Angiotech will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and Angiotech will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that Angiotech may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for Angiotech’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period;

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)	the incurrence by Angiotech and any Guarantor of Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Angiotech and its Restricted Subsidiaries thereunder) not to exceed $100.0 million, provided that not more than $25.0 million of such Indebtedness at any one time outstanding under this clause (1) shall be term indebtedness;

(2)	the incurrence by Angiotech and its Restricted Subsidiaries of the Existing Indebtedness and the Subordinated Notes;

(3)	the incurrence by Angiotech and the Guarantors of Indebtedness represented by the notes and the related Note Guarantees to be issued on the date of the indenture and the exchange notes and the related Note Guarantees to be issued pursuant to the registration rights agreement applicable to the notes;

(4)	the incurrence by Angiotech or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of Angiotech or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed $10.0 million at any time outstanding;

(5)

Indebtedness of a Subsidiary incurred and outstanding on or prior to the date on which such Subsidiary was acquired by Angiotech (other than Indebtedness incurred in contemplation of, or in connection with, the transaction or series of related transactions pursuant to which such Subsidiary became a

Subsidiary of or was otherwise acquired by Angiotech); provided, however, that for any such Indebtedness outstanding at any time under this clause (5), on the date that such Subsidiary is acquired by Angiotech, Angiotech would have been able to incur $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant after giving effect to the incurrence of such Indebtedness pursuant to this clause (5).

(6)	the incurrence by Angiotech or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), (6) or (13) of this paragraph;

(7)	the incurrence by Angiotech or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Angiotech and any of its Wholly-Owned Restricted Subsidiaries; provided, however, that:

(a)	if Angiotech or any Guarantor is the obligor on such Indebtedness and the payee is not Angiotech or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of Angiotech, or the Note Guarantee, in the case of a Guarantor; and

(b)	(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Angiotech or a Wholly-Owned Restricted Subsidiary of Angiotech and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Angiotech or a Wholly-Owned Restricted Subsidiary of Angiotech,

will be deemed, in each case, to constitute an incurrence of such Indebtedness by Angiotech or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);

(8)	the issuance by any of Angiotech’s Restricted Subsidiaries to Angiotech or to any of its Wholly-Owned Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(a)	any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than Angiotech or a Wholly-Owned Restricted Subsidiary of Angiotech; and

(b)	any sale or other transfer of any such preferred stock to a Person that is not either Angiotech or a Wholly-Owned Restricted Subsidiary of Angiotech,

will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (8);

(9)	the incurrence by Angiotech or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

(10)	the guarantee by Angiotech or any of the Guarantors of Indebtedness of Angiotech or a Restricted Subsidiary of Angiotech that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(11)	the incurrence by Angiotech or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, performance and surety bonds in the ordinary course of business;

(12)	the incurrence by Angiotech or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days; and

(13)	the incurrence by Angiotech or the Guarantors of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, not to exceed $35.0 million.

Angiotech will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of Angiotech or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of Angiotech solely by virtue of being unsecured or by virtue of holders of secured Indebtedness having entered into inter-creditor agreements giving one or more of such holders priority over the other holders in the collateral held by them or by virtue of being secured on a first or junior Lien basis.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (13) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Angiotech will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of Angiotech as accrued. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Angiotech or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)	the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)	in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)	the Fair Market Value of such assets at the date of determination; and

(b)	the amount of the Indebtedness of the other Person.

Liens

Angiotech will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

Dividend, Payment and Other Restrictions Affecting Subsidiaries

Angiotech will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)	pay dividends or make any other distributions on its Capital Stock to Angiotech or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Angiotech or any of its Restricted Subsidiaries;

(2)	make loans or advances to Angiotech or any of its Restricted Subsidiaries; or

(3)	sell, lease or transfer any of its properties or assets to Angiotech or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)	agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of the indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

(2)	the indenture, the notes and the Note Guarantees;

(3)	applicable law, rule, regulation or order;

(4)	any instrument governing Indebtedness or Capital Stock of a Person acquired by Angiotech or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

(5)	non-assignment or change in control provisions in contracts and licenses entered into in the ordinary course of business;

(6)	the license of any intellectual property of Angiotech or any of its Restricted Subsidiaries;

(7)	the release, waiver or novation of contractual, indemnification, or other legal rights;

(8)	purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

(9)	any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

(10)	Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(11)	Permitted Liens that limit the right of the debtor to dispose of the assets subject to such Liens;

(12)	provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of Angiotech’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements; and

(13)	restrictions on cash, Cash Equivalents or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Merger, Amalgamation, Consolidation or Sale of Assets

Angiotech will not, directly or indirectly: (i) amalgamate, consolidate or merge with or into another Person (whether or not Angiotech is the surviving corporation); or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Angiotech and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)	either: (a) Angiotech is the surviving corporation; or (b) the Person formed by or surviving any such amalgamation, consolidation or merger (if other than Angiotech) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States, the District of Columbia, Canada or any province or territory of Canada;

(2)	the Person formed by or surviving any such amalgamation, consolidation or merger (if other than Angiotech) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made expressly assumes all the obligations of Angiotech under the notes, the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

(3)	immediately after such transaction, no Default or Event of Default exists; and

(4)	Angiotech or the Person formed by or surviving any such amalgamation, consolidation or merger (if other than Angiotech), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock.”

In addition, Angiotech will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

This “Merger, Amalgamation, Consolidation or Sale of Assets” covenant will not apply to:

(1)	an amalgamation or merger of Angiotech with an Affiliate solely for the purpose of reincorporating Angiotech in another jurisdiction; or

(2)	any amalgamation, consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among Angiotech and any Guarantor.

Transactions with Affiliates

Angiotech will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Angiotech (each, an “Affiliate Transaction”), unless:

(1)	the Affiliate Transaction is on terms that are no less favorable to Angiotech or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Angiotech or such Restricted Subsidiary with an unrelated Person; and

(2)	Angiotech delivers to the trustee:

(a)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors of Angiotech set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of Angiotech; and

(b)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to Angiotech or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)	any employment agreement, employee benefit plan, officer or director indemnification agreement, consulting agreement, severance agreement, insurance policy or any similar arrangement entered into by Angiotech or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto, and, with respect to consulting agreements only, the terms of which have been approved by the audit committee of the Board of Directors of Angiotech;

(2)	transactions between or among Angiotech and/or its Restricted Subsidiaries;

(3)	transactions with a Person (other than an Unrestricted Subsidiary of Angiotech) that is an Affiliate of Angiotech solely because Angiotech owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4)	payment of reasonable directors’ fees to Persons who are not otherwise Affiliates of Angiotech;

(5)	any transaction pursuant to any contract in existence on the date of the original issuance of the notes;

(6)	any issuance of Equity Interests (other than Disqualified Stock) of Angiotech to Affiliates of Angiotech; and

(7)	Restricted Payments that do not violate the provisions of the indenture described above under the caption “—Restricted Payments.”

No Amendment to Subordination Provisions

Without the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding, Angiotech will not amend, modify or alter the Subordinated Note Indenture in any way to:

(1)	increase the rate of or change the time for payment of interest on any Subordinated Notes;

(2)	increase the principal of, advance the final maturity date of or shorten the Weighted Average Life to Maturity of any Subordinated Notes;
(3)	alter the redemption provisions or the price or terms at which Angiotech is required to offer to purchase any Subordinated Notes; or

(4)	amend the provisions of Article 10 of the Subordinated Note Indenture (which relate to subordination).

Business Activities

Angiotech will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Angiotech and its Restricted Subsidiaries taken as a whole.

Additional Note Guarantees

If Angiotech or any of its Restricted Subsidiaries which is not a Guarantor Guarantees any of our other Indebtedness, including Indebtedness under Credit Facilities, then that Restricted Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the trustee within 10 business days of the date on which it Guarantees such other Indebtedness.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of Angiotech may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default; provided that in no event will the business currently operated by the Hungarian Subsidiary be transferred to or held by an Unrestricted Subsidiary. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Angiotech and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “—Restricted Payments” or under one or more clauses of the definition of Permitted Investments, as determined by Angiotech. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of Angiotech may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Any designation of a Subsidiary of Angiotech as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Angiotech as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” Angiotech will be in default of such covenant. The Board of Directors of Angiotech may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of Angiotech; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Angiotech of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (ii) no Default or Event of Default would be in existence following such designation.

Limitation on Sale and Leaseback Transactions

Angiotech will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that Angiotech or any Guarantor may enter into a sale and leaseback transaction if:

(1)	Angiotech or that Guarantor, as applicable, could have (i) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” and (ii) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption “—Liens;”

(2)	the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value, as determined in good faith by the Board of Directors of Angiotech and set forth in an officers’ certificate delivered to the trustee, of the property that is the subject of that sale and leaseback transaction; and

(3)	the transfer of assets in that sale and leaseback transaction is permitted by, and Angiotech applies the proceeds of such transaction in compliance with, the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”

Payments for Consent

Angiotech will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Hungarian Subsidiary

The indenture will contain a covenant that will limit the ability of the Hungarian Subsidiary to engage in any activity or incur any obligation, except for certain specified activities and certain incidental ordinary course obligations.

Reports

Subject to the last paragraph of this section, whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, Angiotech will furnish to the holders of notes or cause the trustee to furnish to the holders of notes, within the time periods specified in the SEC’s rules and regulations all reports that would be required to be filed with the SEC pursuant to Sections 13(a) or 15(d) or any successor provision thereto if Angiotech were subject thereto.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report will include a report on Angiotech’s consolidated financial statements by Angiotech’s certified independent accountants. In addition, Angiotech will file a copy of each of the reports referred to in the paragraph above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods.

If, at any time, Angiotech is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, Angiotech will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. Angiotech will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept Angiotech’s filings for any reason, Angiotech will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if Angiotech were required to file those reports with the SEC.

If Angiotech has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of Angiotech and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Angiotech.

In addition, Angiotech and the Guarantors agree that, for so long as any notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the holders of notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

Each of the following is an “Event of Default”:

(1)	default for 30 days in the payment when due of interest on, or Additional Interest, if any, with respect to, the notes;

(2)	default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes;

(3)	failure by Angiotech or any of its Restricted Subsidiaries to comply with the provisions described under the captions “—Repurchase at the Option of Holders—Change of Control,” “—Repurchase at the Option of Holders—Asset Sales,” “—Certain Covenants—Restricted Payments,” “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” “—Certain Covenants— Merger, Amalgamation, Consolidation or Sale of Assets” or “—Certain Covenants—Hungarian Subsidiary”;

(4)	failure by Angiotech or any of its Restricted Subsidiaries for 60 days after notice to Angiotech by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with any agreements in the indenture other than those listed in the preceding clauses (1) - (3);

(5)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Angiotech or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Angiotech or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the indenture, if that default:

(a)	is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b)	results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

(6)	failure by Angiotech or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(7)	except as permitted by the indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; and

(8)	certain events of bankruptcy or insolvency described in the indenture with respect to Angiotech or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Angiotech, any Restricted Subsidiary of Angiotech that is a Significant Subsidiary or any group of Restricted Subsidiaries of Angiotech that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium or Additional Interest, if any.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest or Additional Interest, if any, when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

(1)	such holder has previously given the trustee notice that an Event of Default is continuing;

(2)	holders of at least 25% in aggregate principal amount of the then outstanding notes have requested the trustee to pursue the remedy;

(3)	such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

(4)	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)	holders of a majority in aggregate principal amount of the then outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.

The holders of a majority in aggregate principal amount of the then outstanding notes by notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or premium or Additional Interest, if any, on, or the principal of, the notes.

In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Angiotech with the intention of avoiding payment of the premium that Angiotech would have had to pay if Angiotech then had elected to redeem the notes pursuant to the optional redemption provisions of the indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes. If an Event of Default occurs prior December 1, 2011, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Angiotech with the intention of avoiding the prohibition on redemption of the notes prior to December 1, 2011, then an additional premium specified in the indenture will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes.

Angiotech is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, Angiotech is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of Angiotech or any Guarantor, as such, will have any liability for any obligations of Angiotech or the Guarantors under the notes, the indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

Angiotech may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an officers’ certificate, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1)	the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Additional Interest, if any, on, such notes when such payments are due from the trust referred to below;

(2)	Angiotech’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee, and Angiotech’s and the Guarantors’ obligations in connection therewith; and

(4)	the Legal Defeasance and Covenant Defeasance provisions of the indenture.

In addition, Angiotech may, at its option and at any time, elect to have the obligations of Angiotech and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)	Angiotech must irrevocably deposit, or cause to be deposited, with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium and Additional Interest, if any, on, the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and Angiotech must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

(2)	in the case of Legal Defeasance, Angiotech must deliver to the trustee an opinion of:

(a)	U.S. counsel reasonably acceptable to the trustee confirming that (i) Angiotech has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; and

(b)	Canadian counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize gain or loss for Canadian federal, provincial or territorial income tax purposes as a result of such Legal Defeasance and will be subject to Canadian federal, provincial or territorial income tax (including withholding tax) on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, Angiotech must deliver to the trustee an opinion of:

(a)	U.S. counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and

(b)	Canadian counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize gain or loss for Canadian federal, provincial or territorial income tax purposes as a result of such Covenant Defeasance and will be subject to Canadian federal, provincial or territorial income tax (including withholding tax) on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and

(4)	no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Angiotech or any Guarantor is a party or by which Angiotech or any Guarantor is bound;

(5)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which Angiotech or any of its Subsidiaries is a party or by which Angiotech or any of its Subsidiaries is bound;

(6)	Angiotech must deliver to the trustee an officers’ certificate stating that the deposit was not made by Angiotech with the intent of preferring the holders of notes over the other creditors of Angiotech with the intent of defeating, hindering, delaying or defrauding any creditors of Angiotech or others; and

(7)	Angiotech must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next three succeeding paragraphs, the indenture, or the notes or the Note Guarantees may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the notes), and any existing Default or Event of Default or compliance with any provision of the indenture or the notes or the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the notes).

Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

(1)	reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders”);

(3)	reduce the rate of or change the time for payment of interest, including default interest, on any note;

(4)	waive a Default or Event of Default in the payment of principal of, or interest or premium, or Additional Interest, if any, on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

(5)	make any note payable in money other than that stated in the notes;

(6)	make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium or Additional Interest, if any, on, the notes;

(7)	waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”);

(8)	release any Guarantor from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture; or

(9)	make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of notes, Angiotech, the Guarantors and the trustee may amend or supplement the indenture, the notes or the Note Guarantees:

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to provide for uncertificated notes in addition to or in place of certificated notes;

(3)	to provide for the assumption of Angiotech’s or a Guarantor’s obligations to holders of notes and Note Guarantees in the case of a amalgamation, merger or consolidation or sale of all or substantially all of Angiotech’s or such Guarantor’s assets, as applicable;

(4)	to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder;

(5)	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(6)	to conform the text of the indenture, the Note Guarantees or the notes to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the indenture, the Note Guarantees or the notes;

(7)	to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture as of the date of the indenture; or

(8)	to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1)	either:

(a)	all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to Angiotech, have been delivered to the trustee for cancellation; or

(b)	all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable at their maturity within one year and Angiotech or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;

(2)	no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Angiotech or any Guarantor is a party or by which Angiotech or any Guarantor is bound;

(3)	Angiotech or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

(4)	Angiotech has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

In addition, Angiotech must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Foreign Currency Equivalents

For purposes of determining compliance with any U.S. dollar denominated restriction or amount, the U.S. dollar equivalent principal amount of any amount denominated in a foreign currency will be the Dollar

Equivalent calculated on the date the Indebtedness was incurred or other transaction was entered into, or first committed, in the case of revolving credit debt, provided that if any Permitted Refinancing Indebtedness is incurred to refinance Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated on the date of such refinancing, such U.S. dollar denominated restriction will be deemed not have been exceeded so long as the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of such Debt being refinanced. Notwithstanding any other provision in the indenture, no restriction or amount will be exceeded solely as a result of fluctuations in the exchange rate of currencies.

Consent to Jurisdiction and Service of Process

Angiotech will irrevocably appoint National Registered Agents, Inc. as its agent for service of process in any suit, action or proceeding with respect to the indenture or the notes brought in any Federal or state court located in New York City and agree that each of the parties submits to the jurisdiction thereof.

Enforceability of Judgments

Since most of Angiotech’s assets are located outside the United States, any judgment obtained in the United States against it, including judgments with respect to the payment of any principal, premium, interest, including Additional Interest, and Additional Amounts may not be collectible within United States. The laws of the Province of British Columbia and the laws of Canada applicable therein permit an action to be brought in a court of competent jurisdiction in the Province of British Columbia on a final and conclusive judgment in personam of a federal or state court in the State of New York that is subsisting and unsatisfied and is not impeachable as void or voidable under the law of the State of New York for a sum certain if:

(1)	the court rendering such judgment had jurisdiction, as determined under the laws of the Province of British Columbia, over the judgment debtor and the subject matter of the action;

(2)	such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as that term is understood under the laws of the Province of British Columbia and the laws of Canada applicable therein, or contrary to any order made by the Attorney-General of Canada under the Foreign Extraterritorial Measures Act (Canada) or the Competition Tribunal under the Competition Act (Canada);

(3)	the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory or penal laws;

(4)	the action to enforce such judgment is commenced in compliance with the Limitations Act (British Columbia);

(5)	there has been no manifest error on the face of such judgment; and

(6)	the judgment is final and not subject to appeal.

Under the Currency Act (Canada), a court of competent jurisdiction in the Province of British Columbia may, except in limited circumstances, only give judgment in Canadian dollars.

Governing Law

The indenture and the notes are governed by the laws of the State of New York.

Concerning the Trustee

If the trustee becomes a creditor of Angiotech or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if the trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

Anyone who receives this offering memorandum may obtain a copy of the indenture and registration rights agreement without charge by writing to Angiotech Pharmaceuticals, Inc., 1618 Station Street, Vancouver, British Columbia V6A 1B6, Attention: Investor Relations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1)	DTC (a) notifies Angiotech that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, Angiotech fails to appoint a successor depositary;

(2)	Angiotech, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; provided that in no event shall the Regulation S Temporary Global Note be exchanged for Certificated Notes prior to (a) the expiration of the Restricted Period and (b) the receipt of any certificates required under the provisions of Regulation S; or

(3)	there has occurred and is continuing a Default or Event of Default with respect to the notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in “Notice to Investors,” unless that legend is not required by applicable law.

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes. See “Notice to Investors.”

Same Day Settlement and Payment

Angiotech will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and Additional Interest, if any) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. Angiotech will make all payments of principal, interest and premium, if any, and Additional Interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to be eligible to trade in The PORTAL Market and to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. Angiotech expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised Angiotech that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition” shall mean the acquisition by Angiotech Pharmaceuticals (US), Inc. pursuant to the stock purchase agreement dated as of January 31, 2006, by and among Angiotech Pharmaceuticals, Inc., Angiotech Pharmaceuticals (US), Inc., Roundtable Healthcare Partners, L.P., Roundtable Healthcare Investors, L.P., Marmon Medical Companies LLC, American Medical Instruments Holdings, Inc. and the other sellers party thereto.

“Additional Interest” means all additional interest then owing pursuant to the registration rights agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Asset Sale” means:

(1)

the sale, lease (as lessor), conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Angiotech and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Amalgamation, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2)	the issuance of Equity Interests in any of Angiotech’s Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)	any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $10.0 million;

(2)	a transfer of assets between or among Angiotech and any Guarantor, or a transfer of assets between or among any non-Guarantor that is a Restricted Subsidiary of Angiotech;

(3)	a transfer of assets to Angiotech or any Guarantor from any Restricted Subsidiary of Angiotech;

(4)	an issuance of Equity Interests by a Restricted Subsidiary of Angiotech to Angiotech or to any Guarantor;

(5)	the sale or lease of inventory, products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged surplus or, worn-out or obsolete assets in the ordinary course of business including by the discontinuation of operations or divisions;

(6)	the license of any intellectual property of Angiotech or any of its Restricted Subsidiaries;

(7)	the exchange of assets held by Angiotech or a Restricted Subsidiary of Angiotech for assets held by any Person or entity, provided that (i) the assets received by Angiotech or such Restricted Subsidiary of Angiotech in any such exchange will immediately constitute, be part of, or be used in a Permitted Business; and (ii) any such assets received are of a comparable Fair Market Value to the assets exchanged;

(8)	the surrender or waiver of contract or intellectual property rights, or the settlement, release or surrender of contract, tort or other litigation claims, but only to the extent that pursuant to such surrender, waiver, settlement or release Angiotech or any of its Restricted Subsidiaries does not receive cash or Cash Equivalents in exchange therefor;

(9)	the sale, transfer or other disposition of cash or Cash Equivalents; and

(10)	a Restricted Payment that does not violate the covenant described above under the caption “—Certain Covenants—Restricted Payments” or a Permitted Investment.

“Asset Sale Offer” has the meaning assigned to that term in the indenture governing the notes.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)	with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)	with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Asset” means assets (except in connection with the acquisition of a Subsidiary in a Permitted Business that becomes a Guarantor) other than notes, bonds, obligations and securities that, in the good faith reasonable judgment of the Board of Directors, will immediately constitute, be a part of, or be used in, a Permitted Business.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)	United States dollars, Canadian dollars, or in the case of the Company or any of its Subsidiaries, such currencies held by it from time to time in the ordinary course of business;

(2)	securities issued or directly and fully guaranteed or insured by the Canadian or United States government or any agency or instrumentality of the Canadian or United States government (provided that the full faith and credit of Canada or the United States, as the case may be, is pledged in support of those securities) having maturities of not more than 12 months from the date of acquisition;

(3)	certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding 365 days and overnight bank deposits, in each case, with any bank referred to in Schedule I or Schedule II of the Bank Act (Canada) the short term debt or deposits of which have been rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s or at least R-1 or the equivalent thereof by Dominion Bond Rating Service Limited;

(4)	repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)	commercial paper having one of the two highest ratings obtainable from Moody’s or S&P, or with respect to Canadian commercial paper, having one of the two highest ratings obtainable from Dominion Bond Rating Service Limited, and, in each case, maturing within 12 months after the date of acquisition; and

(6)	money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Change of Control” means the occurrence of any of the following:

(1)	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of amalgamation, merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Angiotech and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act);

(2)	the adoption of a plan relating to the liquidation or dissolution of Angiotech;

(3)	the consummation of any transaction (including, without limitation, any amalgamation, merger or consolidation), the result of which is that any “person” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Angiotech, measured by voting power rather than number of shares; or

(4)	Angiotech amalgamates or consolidates with, or merges with or into, any Person (other than a Restricted Subsidiary of Angiotech), or any Person (other than a Restricted Subsidiary of Angiotech) amalgamates or consolidates with, or merges with or into, Angiotech, in either case in a transaction in which any of the outstanding Voting Stock of Angiotech or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Persons that Beneficially Own the outstanding shares of Voting Stock of Angiotech immediately prior to such transaction Beneficially Own at least a majority of the outstanding shares of Voting Stock (other than Disqualified Stock) of such surviving or transferee Person (immediately after giving effect to such issuance).

“Change of Control Offer” has the meaning assigned to that term in the indenture governing the notes.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)	an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2)	provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)	the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4)	depreciation, amortization (including amortization of intangibles) and other non-cash expenses of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(5)	any non-cash charges including write-offs or write-downs of investments or in-process research and development costs (but not including write-down of accounts receivable or inventory held for sale or non-cash charges in respect of an item to the extent that it was included in Consolidated Net Income in a prior period) during such period; plus

(6)	any extraordinary, unusual or non-recurring non-cash charges during such period in connection with the Acquisition or any acquisition permitted pursuant to clause (3) of the definition of Permitted Investments, in each case, including such charges related to severance, restructuring costs or goodwill impairment and cash severance payments not to exceed $3.0 million in the aggregate; plus

(7)	non-cash expenses resulting from the grant of stock options or other equity related incentives to any current or former director, officer or employee of such Person and its Restricted Subsidiaries for such period; plus

(8)	litigation fees and expenses incurred by such Person and its Restricted Subsidiaries during such period in an aggregate amount not to exceed $15.0 million; minus

(9)	non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business and any non-cash gains for such period that represent the reversal of any accrual in a prior period for, or the reversal of any cash reserves established in a prior period for, anticipated cash charges, in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of Angiotech will be added to Consolidated Net Income to compute Consolidated Cash Flow of Angiotech only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to Angiotech by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)	the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Wholly-Owned Restricted Subsidiary of the Person;

(2)	the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; and

(3)	the cumulative effect of a change in accounting principles will be excluded.

“Credit Agreement” means that certain Credit Agreement, dated as of March 23, 2006, by and among Angiotech, Angiotech Pharmaceuticals (US) Inc., Credit Suisse, as Administrative Agent and Collateral Agent, Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Bookrunners and Joint Lead Arrangers, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Syndication Agent, and the other agents and lenders party thereto, providing for revolving credit and term loan borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Credit Facilities” means, one or more debt facilities or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing

(including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Determination Date” with respect to an Interest Period will be the second London Banking Day preceding the first day of such Interest Period.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Angiotech to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Angiotech may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that Angiotech and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Dollar Equivalent” of any amount means, at the time of determination thereof,

(1)	if such amount is expressed in U.S. dollars, such amount,

(2)	if such amount is expressed in any other currency, the equivalent of such amount in U.S. dollars determined by using the rate of exchange quoted by Citibank in New York, New York at 11:00 a.m. (New York time) on the date of determination (or, if such date is not a business day, the last business day prior thereto) to prime banks in New York for the spot purchase in the New York currency exchange market of such amount of U.S. dollars with such currency.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Existing Indebtedness” means Indebtedness of Angiotech and its Subsidiaries (other than Indebtedness under the Credit Agreement or the Subordinated Notes) in existence on the date of the indenture, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by Angiotech or, in the case of any assets valued in excess of $10.0 million, by the Board of Directors of Angiotech (unless otherwise provided in the indenture).

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)	acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through amalgamations, mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;

(2)	the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)	the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)	any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5)	any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6)	if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)	the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2)	the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)	any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)

the product of (x) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity

Interests payable solely in Equity Interests of Angiotech (other than Disqualified Stock) or to Angiotech or a Restricted Subsidiary of Angiotech, times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state (or provincial or territorial) and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means each of:

(1)	each Subsidiary of Angiotech existing on the date of original issuance of the notes that has Guaranteed or that Guarantees Indebtedness under the Subordinated Note Indenture; and

(2)	any other Subsidiary of Angiotech that executes a Note Guarantee in accordance with the provisions of the indenture,

and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the indenture.

“Hedging Obligations” means any obligation with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, fuel or other commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided, however, that no phantom stock or similar plan providing for payments and on account of services provided by current or former directors, officers, employees or consultants of the Angiotech or any Restricted Subsidiary shall be a Hedging Obligation.

“Hungarian Subsidiary” means Soldiers Field Liquidity Management LLC, an indirect subsidiary of the Company.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)	in respect of borrowed money;

(2)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)	in respect of banker’s acceptances or similar instruments;

(4)	representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(5)	representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed other than any such balance that constitutes a trade payable or similar obligation to a trade creditor in each case accrued in the ordinary course of business; or

(6)	representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

“Interest Period” means the period commencing on and including an interest payment date and ending on and including the day immediately preceding the next succeeding interest payment date, with the exception that the first Interest Period shall commence on and include the Issue Date and end on and include February 28, 2007.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Angiotech or any Subsidiary of Angiotech sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of Angiotech such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Angiotech, Angiotech will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of Angiotech’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The acquisition by Angiotech or any Subsidiary of Angiotech of a Person that holds an Investment in a third Person will be deemed to be an Investment by Angiotech or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“LIBOR”, with respect to an Interest Period, will be the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period beginning on the second London Banking Day after the Determination Date that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the Determination Date. If Telerate Page 3750 does not include such a rate or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide such bank’s offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in U.S. dollars for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such offered quotations are so provided, the rate for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide such bank’s rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York time, on such Determination Date, for loans in a Representative Amount in U.S. dollars to leading European banks for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such rates are so provided, the rate for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then the rate for the Interest Period will be the rate in effect with respect to the immediately preceding Interest Period.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes of any jurisdiction).

“London Banking Day” is any day on which dealings in U.S. dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)	any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (i) any Asset Sale; or (ii) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2)	any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

“Net Proceeds” means the aggregate cash proceeds received by Angiotech or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting, financial advisory and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness:

(1)	as to which neither Angiotech nor any of its Restricted Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (ii) is directly or indirectly liable as a guarantor or otherwise, or (iii) constitutes the lender;

(2)	no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of Angiotech or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3)	as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Angiotech or any of its Restricted Subsidiaries.

“Note Guarantee” means the Guarantee by each Guarantor of Angiotech’s obligations under the indenture and the notes, executed pursuant to the provisions of the indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Permitted Business” means (i) the business conducted by or proposed to be conducted by, Angiotech and its Restricted Subsidiaries on the date of the original issuance of the notes and (ii) businesses that are reasonably similar, ancillary or related to, or a reasonable extension or expansion of, the business conducted by Angiotech and its Restricted subsidiaries on the date of original issuance of the Notes.

“Permitted Investments” means:

(1)	any Investment in Angiotech or in a Wholly-Owned Restricted Subsidiary of Angiotech that is a Guarantor;

(2)	any Investment in Cash Equivalents;

(3)	any Investment by Angiotech or any Restricted Subsidiary of Angiotech in a Person, if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary of Angiotech and a Guarantor; or

(b)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Angiotech or a Restricted Subsidiary of Angiotech;

(4)	any Investment permitted by clause (7) of the second paragraph of “Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” and any capital contribution made in connection therewith;

(5)	any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales;”

(6)	any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Angiotech;

(7)	any Investments received in compromise or resolution of (i) obligations of trade creditors or customers that were incurred in the ordinary course of business of Angiotech or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (ii) litigation, arbitration or other disputes with Persons who are not Affiliates;

(8)	Investments represented by Hedging Obligations;

(9)	Investments in the Hungarian Subsidiary by a Guarantor which are permitted by “Certain Covenants—Hungarian Subsidiary”;

(10)	loans or advances to employees made in the ordinary course of business of Angiotech or any Restricted Subsidiary of Angiotech in an aggregate principal amount not to exceed $7.5 million at any one time outstanding;

(11)	repurchases of the notes; and

(12)	other Investments made after the date of the Indenture in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (12) that are at the time outstanding not to exceed $50.0 million, provided that any such Investment will not be deemed to be outstanding pursuant to this clause (12) if such Investment subsequently constitutes a Permitted Investment pursuant to clause (3) hereof.

“Permitted Liens” means:

(1)	Liens on assets of Angiotech or any Guarantor securing Indebtedness and other Obligations under Credit Facilities that was permitted to be incurred by clause (1) of the definition of Permitted Debt and/or securing Hedging Obligations related to such Credit Facilities;

(2)	Liens in favor of Angiotech or the Guarantors;

(3)	Liens on property of a Person existing at the time such Person is merged with or into or consolidated or amalgamated with Angiotech or any Subsidiary of Angiotech; provided that such Liens were in existence prior to the contemplation of such merger, amalgamation or consolidation and do not extend to any assets other than those of the Person merged into or amalgamated or consolidated with Angiotech or the Subsidiary;

(4)	Liens on property (including Capital Stock) existing at the time of acquisition of the property by Angiotech or any Subsidiary of Angiotech; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

(5)	Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6)	Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets acquired with or financed by such Indebtedness;

(7)	Liens existing on the date of the indenture;

(8)	Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9)	Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(10)	survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(11)	Liens created for the benefit of (or to secure) the notes (or the Note Guarantees);

(12)	Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided, however, that:

(a)	the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b)	the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(13)	Liens incurred in the ordinary course of business of Angiotech or any Subsidiary of Angiotech with respect to obligations that do not exceed $10.0 million at any one time outstanding; and

(14)	Liens securing Indebtedness permitted to be incurred by the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”, provided that the aggregate amount of outstanding Indebtedness and other obligations secured by Liens (including the Indebtedness to be incurred pursuant to this clause (14) and the amount of Indebtedness which may be incurred pursuant to clause (1) of the definition of Permitted Debt (without duplication of any outstanding Indebtedness under clause (1) of the definition of Permitted Debt)) shall not exceed 1.5 times the Consolidated Cash Flow of Angiotech for the four fiscal quarters immediately preceding the incurrence of such Indebtedness.

“Permitted Refinancing Indebtedness” means any Indebtedness of Angiotech or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of Angiotech or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)	the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2)	such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(3)	if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4)	such Indebtedness is incurred either by Angiotech or by the Restricted Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Public Equity Offering” means a primary, public or private offer and sale of Capital Stock (other than Disqualified Stock) of Angiotech (other than issuances to employees or directors or consultants (or the exercise of options issued to such persons) or issuances pursuant to a registration statement on Form F-4 or S-8 or otherwise relating to equity securities issuable under any employee benefit plan of Angiotech).

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Group.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Notes” means the 7.75% Senior Subordinated Notes due 2014 of Angiotech issued pursuant to the Subordinated Notes Indenture, including any 7.75% Senior Subordinated Notes due 2014 issued pursuant to the registration rights agreement with respect to the Subordinated Notes, in an amount not to exceed an aggregate of $250.0 million at any one time outstanding.

“Subordinated Notes Indenture” means the Indenture, dated as of March 23, 2006, among Angiotech, the guarantors party thereto and Wells Fargo Bank, N.A. as trustee.

“Subsidiary” means, with respect to any specified Person:

(1)	any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)	any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Taxing Jurisdiction” means,

(1)	with respect to any payment made under the notes, the United States and any jurisdiction (including, in each case, any political subdivision thereof or therein) in which Angiotech, or any of its successors, are organized or resident for tax purposes, or from or through which payment is made, and

(2)	with respect to any payment made by a Guarantor, any jurisdiction (or any political subdivision thereof or therein) in which such Guarantor is organized or resident for tax purposes, or from or through which payment is made.

“Taxes” means any present or future tax, duty, levy, interest, assessment or other governmental charge imposed or levied by or on behalf of any government or any political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

“Unrestricted Subsidiary” means any Subsidiary of Angiotech (other than the Hungarian Subsidiary or any successor thereto) that is designated by the Board of Directors of Angiotech as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1)	has no Indebtedness other than Non-Recourse Debt;

(2)	except as permitted by the covenant described above under the caption “—Certain Covenants— Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with Angiotech or any Restricted Subsidiary of Angiotech unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Angiotech or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Angiotech;

(3)	is a Person with respect to which neither Angiotech nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)	has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Angiotech or any of its Restricted Subsidiaries.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Restricted Subsidiary” of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) will at the time be owned by such Person or by one or more Wholly-Owned Restricted Subsidiaries of such Person.

Book-Entry System

The Notes will be initially issued in the form of one or more global securities registered in the name of The Depository Trust Company (“DTC”) or its nominee.

Upon the issuance of a global security, DTC or its nominee will credit the accounts of Persons holding through it with the respective principal amounts of the Notes represented by such global security for which Old Notes were exchanged by such Persons in the exchange offer. Ownership of beneficial interests in a global security will be limited to Persons that have accounts with DTC (“participants”) or Persons that may hold interests through participants, including through Clearstream Banking, S.A. and Euroclear Bank S.A./ N.V., as operator of the Euroclear System. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in such global security other than participants). The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

Payment of principal of and interest on Notes represented by a global security will be made in immediately available funds to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the Notes represented thereby for all purposes under the Indenture. The Company has been advised by DTC that upon receipt of any payment of principal of or interest on any global security, DTC will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of such global security as shown on the records of DTC. Payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in “street name” and will be the sole responsibility of such participants.

A global security may not be transferred except as a whole by DTC or a nominee of DTC to a nominee of DTC or to DTC. A global security is exchangeable for certificated Notes only if:

(a)	DTC notifies the Company that it is unwilling or unable to continue as a depository for such global security or if at any time DTC ceases to be a clearing agency registered under the Exchange Act,

(b)	the Company in its discretion at any time determines not to have all the Notes represented by such global security, or

(c)	there shall have occurred and be continuing a Default or an Event of Default with respect to the Notes represented by such global security.

Any global security that is exchangeable for certificated Notes pursuant to the preceding sentence will be exchanged for certificated Notes in authorized denominations and registered in such names as DTC or any successor depository holding such global security may direct. Subject to the foregoing, a global security is not exchangeable, except for a global security of like denomination to be registered in the name of DTC or any successor depository or its nominee. In the event that a global security becomes exchangeable for certificated Notes:

(a)	certificated Notes will be issued only in fully registered form in denominations of $1,000 or integral multiples thereof,

(b)	payment of principal of, and premium, if any, and interest on, the certificated Notes will be payable, and the transfer of the certificated Notes will be registrable, at the office or agency of the Company maintained for such purposes, and

(c)	no service charge will be made for any registration of transfer or exchange of the certificated Notes, although the Company may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

So long as DTC or any successor depository for a global security, or any nominee, is the registered owner of such global security, DTC or such successor depository or nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such global security for all purposes under the Indenture and the Notes. Except as set forth above, owners of beneficial interests in a global security will not be entitled to have the Notes represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of certificated Notes in definitive form and will not be considered to be the owners or holders of any Notes under such global security. Accordingly, each Person owning a beneficial interest in a global security must rely on the procedures of DTC or any successor depository, and, if such Person is not a participant, on the procedures of the participant through which such Person owns its interest, to exercise any rights of a holder under the Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of holders or that an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the Indenture, DTC or any successor depository would authorize the participants holding the relevant beneficial interest to give or take such action and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised the Company that DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (which may include the initial purchasers), banks, trust companies, clearing corporations and certain other organizations some of whom (or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in global securities among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Trustee, the initial purchasers or the Exchange Agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

REGISTRATION RIGHTS

Angiotech is making the Exchange Offer to comply with its obligations under the registration rights agreement to register the exchange of the Notes for the Old Notes. In the registration rights agreement, Angiotech also agreed under certain circumstances, described below, to file a shelf registration statement to register the resale of certain Old Notes and Notes. The following summary of the registration rights that are provided in the registration rights agreement and the Notes is not complete. You should refer to the registration rights agreement and the Notes for a full description of the registration rights that apply to the Notes.

Upon the effectiveness of the Exchange Offer Registration Statement, Angiotech and the Guarantors will offer to the holders of Old Notes pursuant to the Exchange Offer who are able to make certain representations the opportunity to exchange their Old Notes for exchange notes.

If:

(1)	Angiotech and the Guarantors are not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or SEC policy; or

(2)	any holder of Transfer Restricted Securities notifies Angiotech prior to the 20th business day following consummation of the Exchange Offer that:

(a)	it is prohibited by law or SEC policy from participating in the Exchange Offer;

(b)	it may not resell the exchange notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or

(c)	it is a broker-dealer and owns notes acquired directly from Angiotech or an affiliate of Angiotech,

Angiotech and the Guarantors will file with the SEC a Shelf Registration Statement (as defined in the registration rights agreement) to cover resales of the notes by the holders of the notes who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.

For purposes of the preceding, “Transfer Restricted Securities” means each Old Note until the earliest to occur of:

(1)	the date on which such Old Note has been exchanged by a Person other than a broker-dealer for a Note in the Exchange Offer;

(2)	following the exchange by a broker-dealer in the Exchange Offer of an Old Note for a Note, the date on which such Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement;

(3)	the date on which such Old Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or

(4)	the date on which such Old Note is distributed to the public pursuant to Rule 144 under the Securities Act.

The registration rights agreement provides that:

(1)	unless the Exchange Offer would not be permitted by applicable law or SEC policy, Angiotech and the Guarantors will:

(a)	commence the Exchange Offer; and

(b)	use all commercially reasonable efforts to issue on or prior to 30 business days, or longer, if required by the federal securities laws, after the date on which the Exchange Offer Registration Statement was declared effective by the SEC, Notes in exchange for all notes tendered prior thereto in the Exchange Offer; and

(2)	if obligated to file the Shelf Registration Statement, Angiotech and the Guarantors will use all commercially reasonable efforts (a) to file the Shelf Registration Statement with the SEC on or prior to 60 days after such filing obligation arises and (b) to cause the Shelf Registration to be declared effective by the SEC on or prior to 90 days after such obligation arises.

If:

(1)	Angiotech and the Guarantors fail to file any of the registration statements required by the registration rights agreement on or before June 10, 2007;

(2)	any of such registration statements is not declared effective by the SEC on or prior September 8, 2007 (the “Effectiveness Target Date”);

(3)	Angiotech and the Guarantors fail to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement; or

(4)	the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the registration rights agreement (each such event referred to in clauses (1) through (4) above, a “Registration Default”), then Angiotech and the Guarantors will pay Additional Interest to each holder of Transfer Restricted Securities.

With respect to the first 90-day period immediately following the occurrence of the first Registration Default, Additional Interest will be paid in an amount equal to $.05 per week per $1,000 principal amount of Transfer Restricted Securities. The amount of the Additional Interest will increase by an additional $.05 per week per $1,000 principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Additional Interest for all Registration Defaults of $.30 per week per $1,000 principal amount of Transfer Restricted Securities.

All accrued Additional Interest will be paid by Angiotech and the Guarantors on the next scheduled interest payment date to DTC or its nominee by wire transfer of immediately available funds or by federal funds check and to holders of Certificated Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

Following the cure of all Registration Defaults, the accrual of Additional Interest will cease.

Holders of Old Notes will be required to make certain representations to Angiotech (as described in the registration rights agreement) in order to participate in the Exchange Offer and will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the registration rights agreement in order to have their Old Notes included in the Shelf Registration Statement and benefit from the provisions regarding Additional Interest set forth above. By acquiring Transfer Restricted Securities, a holder will be deemed to have agreed to indemnify Angiotech and the Guarantors against certain losses arising out of information furnished by such holder in writing for inclusion in any Shelf Registration Statement. Holders of Old Notes will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from Angiotech.

IMPORTANT CANADIAN FEDERAL AND

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

Certain Canadian Federal Income Tax Considerations

In the opinion of Borden Ladner & Gervais LLP, Canadian counsel to Angiotech, this section describes the principal Canadian federal income tax considerations of acquiring, owning and disposing of the Notes we are offering. It applies to you only if you acquire the Notes in exchange for the Old Notes pursuant to this exchange offer.

This summary is based on the current provisions of the Income Tax Act (Canada) (the “Tax Act”), the regulations under the Tax Act (the “Regulations”), and the current administrative and assessing practices and policies of the Canada Revenue Agency published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act and the Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not take into account or anticipate any changes in law or administrative or assessing practice whether by legislative, regulatory, administrative or judicial action nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may be different from those discussed herein.

This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular holder. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, please consult your own tax advisor concerning the consequences of owning the Notes in your particular circumstances.

Residents of Canada

This portion of the summary applies to you only if you, at all relevant times, for purposes of the Tax Act:

•	are, or are deemed to be, resident in Canada,

•	deal at arm’s length with, and are not affiliated with, us, and

•	hold the Notes as capital property (a “Resident Holder”).

Generally, the Notes will be capital property to you provided you do not acquire or hold the Notes in the course of carrying on a business or as part of an adventure or concern in the nature of trade. Certain holders, whose Notes might not otherwise be capital property, may, in certain circumstances, be entitled to have the Notes and all other “Canadian securities”, as defined in the Tax Act, owned by such holder in the taxation year in which the election is made, and in all subsequent taxation years, deemed to be capital property by making the irrevocable election permitted by subsection 39(4) of the Tax Act. This summary does not address the Canadian federal income tax considerations applicable to an investor an interest in which is a “tax shelter investment”, as defined in the Tax Act, or to holders of the Notes that are “financial institutions” as defined in the “mark-to-market” rules contained in the Tax Act. Such investors should consult their own tax advisors.

Exchange of Notes

The exchange of Old Notes for the Notes will not constitute a disposition and will not give rise to a capital gain or a capital loss.

Interest

A Resident Holder of the Notes that is a corporation, partnership, unit trust or a trust of which a corporation or partnership is a beneficiary will be required to include in computing its income for a taxation year all interest that accrues or is deemed to accrue to such Resident Holder on the Notes to the end of that year or that becomes receivable or is received by it before the end of that year, to the extent that such interest was not included in computing the Resident Holder’s income for a preceding taxation year.

Any other Resident Holder of the Notes, including an individual, will be required to include in computing its income for a taxation year all interest on the Notes that is received or receivable by such Resident Holder in that year (depending on the method regularly followed by the Resident Holder in computing income) to the extent that such interest was not included in computing the Resident Holder’s income for a preceding taxation year.

Any premium that we pay a Resident Holder because of the redemption or purchase by us of a Note before the maturity thereof will generally be deemed to be interest received at that time by the Resident Holder, and will be required to be included in computing the Resident Holder’s income as described above, to the extent that such premium can reasonably be considered to relate to, and does not exceed the value at the time of redemption or purchase of, the interest that, but for the redemption or purchase, would have been paid or payable by us on the Notes for a taxation year ending after the redemption or purchase.

Dispositions

On a disposition or a deemed disposition of a Note (including a redemption or purchase by us, or a repayment at maturity), a Resident Holder will generally be required to include in computing its income for the taxation year in which the disposition occurs all interest that accrued on the Note from the date of the last interest payment to the date of disposition, except to the extent that such interest has otherwise been included in the Resident Holder’s income for that year or a preceding taxation year.

In addition, the disposition or deemed disposition will generally result in a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition, net of any amount included in the Resident Holder’s income as interest and any reasonable costs of disposition, exceed (or are exceeded by) the adjusted cost base of the Note to the Resident Holder immediately before the disposition. Generally, one-half of a capital gain (a “taxable capital gain”) will be included in the Resident Holder’s income, and, subject to and in accordance with the provisions of the Tax Act, one-half of a capital loss (an “allowable capital loss”) will be deducted against taxable capital gains realized by such Resident Holder in the same taxation year. Any excess of allowable capital losses over taxable capital gains may be carried back to prior taxation years or forward to subsequent taxation years and applied against net taxable capital gains in those years in accordance with the detailed rules contained in the Tax Act. Capital gains realized by an individual or a trust (other than certain specified trusts) may give rise to liability for alternative minimum tax.

Additional Refundable Tax

A Resident Holder that is a “Canadian-controlled private corporation” (as defined in the Tax Act) may be liable to pay an additional refundable tax of 6 2/3% on certain investment income, including interest and taxable capital gains earned or realized in respect of the Notes.

Foreign Exchange

The Notes are denominated in U.S. dollars. All amounts relating to the acquisition, holding or disposition of the Notes must be converted into Canadian dollars based on the prevailing U.S. dollar exchange rate at the relevant time for the purposes of the Tax Act and the Regulations. A Resident Holder may realize a capital gain or a capital loss by virtue of fluctuations in the Canadian/U.S. dollar exchange rate.

The amount of interest on the Notes required to be included in computing the Resident Holder’s income for a taxation year will also be affected by fluctuations in the Canadian/U.S. dollar exchange rate.

Qualified Investments

The Notes when issued will be “qualified investments” under the Tax Act for a trust governed by a registered retirement savings plan, a registered retirement income fund, a deferred profit sharing plan (other than a trust governed by a deferred profit sharing plan for which any employer is Angiotech or a corporation which does not deal with Angiotech at arm’s length within the meaning of the Tax Act) or a registered education savings plan.

Non-Residents of Canada

This portion of the summary applies to you only if you, at all relevant times, for purposes of the application of the Tax Act:

•	are not, and are not deemed to be, a resident of Canada,

•	deal at arm’s length with us, and

•	do not use or hold the Notes in a business carried on in Canada (a “Non-Resident Holder”).

Special rules, which are not discussed in this summary, may apply to a non-Canadian holder that is insurer that carries on an insurance business in Canada and elsewhere.

Exchange of Notes

The exchange of Old Notes for the Notes will not constitute a disposition for Canadian federal income tax purposes. A Non-Resident Holder will therefore not recognize a taxable capital gain, or otherwise be subject to Canadian federal income tax, as a result of the exchange.

Ownership of Notes

No Canadian withholding tax will apply to interest, principal or premium we pay or credit to you, or to the proceeds you receive on the disposition of a Note including a redemption, payment on maturity or repurchase. No other tax on income or gains will be payable by you under the Tax Act on interest, principal or premium, or on the proceeds you receive on the disposition of a Note including a redemption, payment on maturity or repurchase.

United States Taxation

This section describes the material United States federal income tax consequences to a U.S. holder (as defined below) of acquiring, owning and disposing of the Notes we are offering. It applies to you only if you hold your Notes as capital assets for United States federal income tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•	a partnership,

•	a person that owns Notes that are a hedge or that are hedged against interest rate risks,

•	a person that owns Notes as part of a straddle or conversion transaction for tax purposes,

•	a person that actually or constructively owns 10% or more of our voting stock, or

•	a person whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Please consult your own tax advisor concerning the consequences of owning these Notes in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.

If a partnership or other pass-through entity holds Notes, the tax treatment of a partner or owner in the partnership or pass-through entity will generally depend upon the status of the partner and the activities of the partnership or pass-through entity. If you are a partner or owner in a partnership or other pass-through entity that is considering holding Notes, you should consult your tax advisor.

You are a United States holder if you are a beneficial owner of a note and you are for United States federal income tax purposes:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an entity treated as a United States corporation for United States federal income tax purposes,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Tax Consequences of the Exchange

The exchange of Old Notes for Notes will not result in a “significant modification” of the Old Notes for United States federal income tax purposes, and therefore the exchange will not be treated as a taxable event for United States federal income tax purposes. You will not recognize any gain or loss upon the exchange and will have a tax basis in the Notes equal to your tax basis in the Old Notes exchanged as of immediately before the exchange. The holding period of the Notes received in the exchange will include the holding period of the exchanged Old Notes.

Tax Consequences of Holding Notes

Payments of Interest. You will generally be taxed on interest on your Note as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

If you purchase Notes at a price other than the offering price, the amortizable bond premium or market discount rules may also apply to you. You should consult your tax advisor regarding this possibility.

Purchase, Sale and Retirement of the Notes. Your tax basis in your Note generally will be its cost. You will generally recognize capital gain or loss on the sale or retirement of your Note equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest (which will generally be taxable as ordinary income if not previously included in income), and your tax basis in your Note. Such gain or loss generally will be from sources within the United States for purposes of the foreign tax credit rules. Capital gain of a noncorporate United States holder that is recognized in taxable years beginning before January 1, 2011 is generally taxed at a maximum rate of 15% where the holder has a holding period greater than one year. The deductibility of losses is subject to limitations.

Backup Withholding and Information Reporting

If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

•	payments of principal and interest on a Note within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and

•	the payment of the proceeds from the sale of a Note effected at a United States office of a broker.

Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

•	fails to provide an accurate taxpayer identification number,

•	is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or

•	in certain circumstances, fails to comply with applicable certification requirements.

PLAN OF DISTRIBUTION

We have filed a registration statement with the SEC on Forms F-10, F-4 and S-4 in connection with the Exchange Offer to register the Notes under the Securities Act. We have also filed a short form prospectus under the British Columbia Securities Act (the “B.C. Prospectus”). The B.C. Prospectus was filed in connection with our Form F-10 registration statement under the Multijurisdiction Disclosure System. The B.C. Prospectus does not qualify the distribution of the Notes under the securities laws of the Province of British Columbia or any other Province or territory of Canada. For the purposes of Canadian Securities laws, the Exchange Offer is being effected pursuant to exemptions from the prospectus requirements of those laws.

Based on interpretations by the Staff set forth in no-action letters issued to third parties, including “Exxon Capital Holdings Corporation,” available May 13, 1988, “Morgan Stanley & Co. Incorporated,” available June 5, 1991, “Mary Kay Cosmetics, Inc.,” available June 5, 1991, and “Warnaco, Inc.,” available October 11, 1991, we believe that Notes issued in exchange for the Old Notes may be offered for resale, resold and otherwise transferred by holders so long as such holder is not (i) our affiliate, (ii) a broker-dealer who acquired Old Notes directly from us or our affiliate or (iii) a broker-dealer who acquired Old Notes as a result of market-making or other trading activities. Offers, sales and transfers may be made without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Notes are acquired in the ordinary course of such holders’ business, and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such Notes and that participating broker-dealers receiving Notes in the exchange offer will be subject to a prospectus delivery requirement with respect to resales of such Notes. To date, the staff of the SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as the exchange pursuant to the exchange offer (other than a resale of an unsold allotment from the sale of the Old Notes to the initial purchasers) with the prospectus contained in the registration statement relating to the Exchange Offer. Each holder of the Old Notes who wishes to exchange its Old Notes for Notes in the Exchange Offer will be required to make certain representations to us as set forth in “The Exchange Offer.”

In addition, each broker-dealer that receives Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the expiration date of the Exchange Offer we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until the 40th day after the effective date of the registration statement to which this prospectus relates, all dealers effecting transactions in the Notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of the Notes by broker-dealers. Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker dealer or the purchasers of any such Notes. Any broker-dealer that resells Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 90 days after the expiration date of the Exchange Offer we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

Following consummation of the exchange offer, we may, in our sole discretion, commence one or more additional exchange offers to holders of Old Notes who did not exchange their Old Notes for Notes in the exchange offer, on terms that may differ from those contained in the registration statement. This prospectus, as it may be amended or supplemented from time to time, may be used by us in connection with any such additional exchange offers. Such additional exchange offers will take place from time to time until all outstanding Old Notes have been exchanged for Notes pursuant to the terms and conditions herein.

STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION

Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces, securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission or damages are exercised by the purchasers within the time limit prescribed the securities legislation of the purchaser’s province. The purchaser should refer to any applicable provisions of the securities legislation of the province in which the purchaser resides for the particulars of these rights or consult with a legal advisor. Rights and remedies also may be available to purchasers under U.S. laws. Purchasers may wish to consult with a U.S. legal advisor for particulars of these rights.

VALIDITY OF THE SECURITIES

The validity of the Notes and guarantees offered hereby will be passed upon for us by Sullivan & Cromwell LLP, Los Angeles, California. Certain Canadian tax matters in connection with the offering of the Notes and guarantees will be passed upon for us by Borden Ladner & Gervais LLP.

The partners and associates of Borden Ladner & Gervais LLP, as a group, beneficially own, directly and indirectly, less than 1% of the outstanding securities of Angiotech and its affiliates and associates.

INDEPENDENT ACCOUNTANTS

Our financial statements, as of December 31, 2006 and for the year ended December 31, 2006, incorporated by reference in this prospectus, have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm.

Our financial statements, as of December 31, 2005 and 2004 and for each of the periods ended December 31, 2005, 2004 and 2003, incorporated by reference in this prospectus, have been audited by Ernst & Young LLP, an independent registered public accounting firm.

The Quill financial statements, as of December 31, 2005 and 2004 and for each of the years then ended, incorporated by reference in this prospectus have been audited by Hughes, Pittman & Gupton LLP, an independent public accounting firm.

$325,000,000

Angiotech Pharmaceuticals, Inc.

Offer to Exchange new Senior Floating Rate Notes due 2013 for any and all of its

outstanding Senior Floating Rate Notes due 2013.

PROSPECTUS

All tendered Old Notes, executed letters of transmittal and other related documents should be directed to the exchange agent at the numbers and address below. Requests for assistance and for additional copies of the prospectus, the letter of transmittal and other related documents should also be directed to the exchange agent.

The exchange agent for the Exchange Offer is:

Wells Fargo Bank, N.A.

707 Wilshire Blvd., 17th Floor

Los Angeles, CA 90017

Attn: Madeliena J. Hall

To Confirm by Telephone: (213) 614-2588	Facsimile Transmissions (eligible institutions only): (213) 614-3355

, 2007

FORM F-10

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

Angiotech Pharmaceuticals, Inc.

Angiotech Investment Partnership

0741693 B.C. Ltd.

0761717 B.C. Ltd.

Each of the companies listed above is incorporated under the laws of the Province of British Columbia. Sections 159, 160, 161, 162 and 163 of the Business Corporation Act (British Columbia), or the BCA, provide:

(1) A company may:

(a) indemnify an eligible party against all eligible penalties to which the eligible party is or may be liable;

(b) after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding.

(2) An eligible party is defined to include a director or officer of a company, a director or officer of another corporation at a time when the corporation is or was an affiliate of the company or at the request of the company, or at the request of the company is or was or holds a position equivalent to that of a director or officer of a partnership, trust, joint venture or other unincorporated entity, and includes (subject so some restrictions), the heirs and other legal representatives of that person.

(3) An eligible proceeding includes a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, the company or an associated corporation is or may be joined as a party or is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

(4) Subject to (5) below, a company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party has not been reimbursed for those expenses and is wholly successful on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

(5) A company must not indemnify an eligible party or pay any expenses of that eligible party if:

(a) the company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles at the time that any agreement for the payment of such indemnity or expenses was entered into;

(b) the company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles at the time that the payment of such indemnity or expenses was made;

(c) if in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, as the case may be;

(d) in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

(6) If an eligible proceeding is brought against an eligible party by or on behalf of the company or by or on behalf of an associated corporation, the company must not indemnify an eligible party against all eligible penalties to which the eligible party is or may be liable in respect of the proceeding or pay the expenses of the eligible party in respect of the proceeding.

In accordance with the BCA, the Articles of Angiotech Pharmaceuticals, Inc., or Angiotech, provide that:

21.2 Mandatory Indemnification of Directors and Former Directors

Subject to the Business Corporations Act, the Company must indemnify a director, former director or alternate director of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with the Company on the terms of the indemnity contained in this Article 21.2.

21.3 Indemnification of Other Persons

Subject to any restrictions in the Business Corporations Act, the Company may indemnify any person.

21.4 Non-Compliance with Business Corporations Act

The failure of a director, alternate director or officer of the Company to comply with the Business Corporations Act or these Articles does not invalidate any indemnity to which he or she is entitled under this Part.

21.5 Company May Purchase Insurance

The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

(1) is or was a director, alternate director, officer, employee or agent of the Company;

(2) is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company;

(3) at the request of the Company, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity;

(4) at the request of the Company, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

A policy of directors’ and officers’ liability insurance is maintained by Angiotech which insures directors and officers for certain losses as a result of claims, other than those excluded by the insurance policy, against the directors and officers of the company in their capacity as directors and officers and also reimburses the company for payments made pursuant to the indemnity provisions under the articles and the BCA. Angiotech has also entered into indemnity agreements with its directors and certain executive officers which require the company to indemnify the director or executive officer and his or her heirs or personal representatives against all costs, charges and expenses actually and reasonably incurred by the indemnified person arising out of or relating to any civil, criminal or administrative action or proceeding to which the indemnified person is or was made a party or is or was threatened to be made a party, by reason of having been a director or officer of the company or any subsidiary of the company, including without limitation any action brought by the company or any subsidiary of the company. Angiotech is not required to indemnify the indemnified person pursuant to the indemnity agreement if the indemnified person did not with respect to the act or matter giving rise to the proposed indemnification:

•	act honestly and in good faith with a view to the best interests of the company or the subsidiary of the company, or

•	in the case of a criminal or administrative action or proceeding, have reasonable grounds for believing that his or her conduct was lawful.

In accordance with the BCA, the Articles of 0741693 B.C. Ltd. and 0761717 B.C. Ltd. provide:

Mandatory Indemnification of Directors and Former Directors

Subject to the Business Corporations Act, the Company must indemnify a director, former director or alternate director of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with the Company on the terms of the indemnity contained in this Article 21.2.

Indemnification of Other Persons

Subject to any restrictions in the Business Corporations Act, the Company may indemnify any person.

Non-Compliance with Business Corporations Act

The failure of a director, alternate director or officer of the Company to comply with the Business Corporations Act or these Articles does not invalidate any indemnity to which he or she is entitled under this Part.

Company May Purchase Insurance

The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

(1) is or was a director, alternate director, officer, employee or agent of the Company;

(2) is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company;

(3) at the request of the Company, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity;

(4) at the request of the Company, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

Angiotech Investment Partnership is a general partnership registered under the laws of the Province of British Columbia. The partnership agreement of Angiotech Investment Partnership does not provide for the indemnification of the partners by the partnership.

3091796 Nova Scotia Company

3091797 Nova Scotia Company

3091798 Nova Scotia Company

3091799 Nova Scotia Company

3129537 Nova Scotia Company

3129538 Nova Scotia Company

3129539 Nova Scotia Company

3129540 Nova Scotia Company

3129541 Nova Scotia Company

3132933 Nova Scotia Company

3132934 Nova Scotia Company

3132935 Nova Scotia Company

3132936 Nova Scotia Company

Angiotech International Holdings, Corp.

Tercentenary Holdings, Corp.

(collectively, the “Nova Scotia Companies”)

Each of the companies listed above is incorporated under the laws of the Province of Nova Scotia. Under applicable Nova Scotia law, each company is permitted to indemnify its officers and directors on terms acceptable to its shareholders subject only to the general common law restrictions based on public policy and restrictions residing under specific legislation of relevant jurisdictions.

In accordance with the Companies Act (Nova Scotia), each of the Articles of Association of the Nova Scotia Companies provide that:

Every director or officer, former director or officer, or person who acts or acted at the Company’s request, as a director or officer of the Company, a body corporate, partnership or other association of which the Company is or was a shareholder, partner, member or creditor, and the heirs and legal representatives of such person, in the absence of any dishonesty on the part of such person, shall be indemnified by the Company against, and it shall be the duty of the directors out of the funds of the Company to pay, all costs, losses and expenses, including an amount paid to settle an action or claim or satisfy a judgment, that such director, officer or person may incur or become liable to pay in respect of any claim made against such person or civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of the Company or such body corporate, partnership or other association, whether the Company is a claimant or party to such action or proceeding or otherwise; and the amount for which such indemnity is proved shall immediately attach as a lien on the property of the Company and have priority as against the shareholders over all other claims.

No director or officer, former director or officer, or person who acts or acted at the Company’s request, as a director or officer of the Company, a body corporate, partnership or other association of which the Company is or was a shareholder, partner, member or creditor, in the absence of any dishonesty on such person’s part, shall be liable for the acts, receipts, neglects or defaults of any other director, officer or such person, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Company through the insufficiency or deficiency of title to any property acquired for or on behalf of the Company, or through the insufficiency or deficiency of any security in or upon which any of the funds of the Company are invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any funds, securities or effects are deposited, or for any loss occasioned by error of judgment or oversight on the part of such person, or for any other loss, damage or misfortune whatsoever which happens in the execution of the duties of such person or in relation thereto.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Exhibits

Exhibit Number	Description

4.1	Annual Information Form of Angiotech Pharmaceuticals, Inc. dated March 27, 2006 (incorporated herein by reference to Angiotech Pharmaceuticals, Inc.’s Annual Report on Form 40-F, filed with the Commission on April 3, 2006)

4.2	Audited consolidated balance sheets of Angiotech Pharmaceuticals, Inc. as at December 31, 2006 and 2005, and the audited consolidated statements of income, stockholders’ equity and cash flows of Angiotech Pharmaceuticals, Inc. for the years ended December 31, 2006, 2005 and 2004, together with the notes thereto and the auditors’ report thereon (furnished to the Commission on Form 6-K/A on March 1, 2007 and incorporated herein by reference)

4.3	Management’s Discussion and Analysis for the year ended December 31, 2006 (furnished to the Commission on Form 6-K/A on March 1, 2007 and incorporated herein by reference)

4.4	The portions of the periodic report on Form 6-K (furnished to the Commission on October 25, 2006 and incorporated herein by reference) noted in this Item 4.4 below (provided, that, other than the items listed in this Item 4.4 below, no other part of the Form 6-K should be deemed to be or is otherwise intended to be incorporated by reference into this prospectus): (a) The page from Exhibit 1 containing the Report of Independent Registered Public Accounting Firm on the consolidated balance sheets of Angiotech Pharmaceuticals, Inc. as of December 31, 2005 and 2004 and the consolidated statements of income, stockholders’ equity and cash flows of Angiotech Pharmaceuticals, Inc. for the years ended December 31, 2005 and 2004 and fifteen months ended December 31, 2003, dated February 10, 2006, except as to note 17 b (iii), as to which the date is February 24, 2006 and as to note 22, as to which the date is September 13, 2006; (b) Exhibit 4, which contains the audited financial statements of Quill Medical, Inc. as of December 31, 2005 and 2004 and for the years then ended and the report of Quill Medical, Inc.’s independent accounting firm regarding such financial statements; and (c) Exhibit 5, which contains the unaudited financial statements of Quill Medical, Inc. as of March 31, 2006 and December 31, 2005 and for the quarters ended March 31, 2006 and 2005

4.5.1	Periodic Report on Form 6-K, furnished to the Commission on February 2, 2006 and incorporated herein by reference

4.5.2	Periodic Report on Form 6-K, furnished to the Commission on February 24, 2006 and incorporated herein by reference

4.5.3	Periodic Report on Form 6-K, furnished to the Commission on April 3, 2006 and incorporated herein by reference

4.5.4	Periodic Report on Form 6-K, furnished to the Commission on May 5, 2006 and incorporated herein by reference

4.5.5	Periodic Report on Form 6-K, furnished to the Commission on June 2, 2006 and incorporated herein by reference

4.5.6	Periodic Report on Form 6-K, furnished to the Commission on December 7, 2006 and incorporated herein by reference

4.5.7	Periodic Report on Form 6-K, furnished to the Commission on December 15, 2006 and incorporated herein by reference

4.6	Management Information Circular dated May 5, 2006 (furnished to the Commission on Form 6-K on May 11, 2006 and incorporated herein by reference)

5.1	Consent of Ernst & Young LLP (incorporated by reference to the registration statement filed on Forms S-4 and F-4 concurrently herewith)

Exhibit Number	Description

5.2	Consent of PricewaterhouseCoopers LLP (incorporated by reference to the registration statement filed on Forms S-4 and F-4 concurrently herewith)

5.3	Consent of Hughes Pittman & Gupton LLP (incorporated by reference to the registration statement filed on Forms S-4 and F-4 concurrently herewith)

6.1	Powers of Attorney (included on the signature pages of the Registration Statement)

7.1	Indenture dated as of December 11, 2006 by and among Angiotech Pharmaceuticals, Inc., the Subsidiary Guarantors identified therein and Wells Fargo Bank, N.A. (incorporated by reference to the registration statement filed on Forms S-4 and F-4 concurrently herewith)

7.2	Statement of Eligibility of the Trustee on Form T-1 (incorporated by reference to the registration statement filed on Forms S-4 and F-4 concurrently herewith)

99.1	Letter of Transmittal (incorporated by reference to the registration statement filed on Forms S-4 and F-4 concurrently herewith)

99.2	Notice of Guaranteed Delivery (incorporated by reference to the registration statement filed on Forms S-4 and F-4 concurrently herewith)

Form F-4 and Form S-4

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

Surgical Specialties UK Holdings Limited

Surgical Specialties UK Holdings Limited (“SSUKH”) is organised under the Companies Act 1985 of England and Wales.

Section 309A of the Companies Act 1985 as amended (“CA 1985”) states that any provision by which a company directly or indirectly purports to exempt (to any extent) a director from any liability in connection with any negligence, default, breach of duty or breach of trust by him in relation to the company (or an associated company) is void, except in certain instances.

Instances in which such a provision would not be considered void include where a company purchases or maintains insurance for a director in respect of any such liability or where the indemnity provision constitutes a qualifying third party indemnity provision (“QTPIP”) under section 309B of the CA 1985. To qualify as a QTPIP, a provision must not indemnify the director against any liability owed to the company (or any associated company), nor must it indemnify against any liability incurred by the director as a result of an unfavourable outcome in criminal or regulatory proceedings.

The provisions do, therefore, permit a company to grant an indemnity to its directors or the directors of any associated company in regards to any liabilities owed to third parties provided they are not the company or an associated company save for fines in criminal proceedings, costs of criminal proceedings where the director is found guilty and penalties payable to regulatory authorities. These provisions are supplemented by section 337A of the CA 1985 which permits companies to fund a director for costs incurred in defending certain very specified proceedings provided that, if convicted or not provided relief in civil proceedings or if judgment is given against the director, the money loaned to the director, is repaid.

For the purposes of the sections referred to above, an associated company in relation to SSUKH will include a company which is SSUKH’s subsidiary or holding company or a subsidiary of SSUKH’s holding company.

Section 310 of the Companies Act provides that any provision, whether contained in a company’s articles or in a contract with a company or otherwise, exempting a company’s auditor from, or indemnifying such auditor against, any liability which by virtue of any rule of law would otherwise attach to its auditor in respect of any negligence, default, breach of duty or breach of trust of which its auditor may be guilty in relation to such company is void, except in certain instances. Instances in which such a provision would not be considered void include where a company purchases or maintains insurance against such liability, or where a company indemnifies its auditor against liability incurred by such auditor in defending civil or criminal proceedings for which the auditor receives a favourable judgment or is acquitted, or in connection with an application under Section 727 of the CA 1985, in which the court grants the auditor relief.

In accordance with the CA 1985, SSUKH’s Articles of Association provide that:

11.1 Every director or other officer or auditor of the Company shall be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or abut the execution of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, or in connection with any application under section 144 or section 727 of the Act in which relief is granted to him by the Court, and no director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto. But this article shall only have effect in so far as its provisions are not avoided by section 310 of the Act.

11.2 The directors shall have power to purchase and maintain for any director, officer or auditor of the Company insurance against any such liability as is referred to in section 310(1) of the Act.

Surgical Specialties Puerto Rico, Inc.

Surgical Specialties Puerto Rico, Inc. is organized under the Puerto Rico General Corporation Law. The Puerto Rico General Corporation Law empowers a Puerto Rico corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or business association against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under any bylaw, agreement, vote of stockholders or otherwise.

The Certificate of Incorporation of Surgical Specialties Puerto Rico, Inc. provides:

Each Director and Officer of the Corporation shall be indemnified by the Corporation to the fullest extent permitted by the General Corporation Law of 1995 of Puerto Rico as the same exists or may hereafter be amended. Any amendment, modification, or repeal of the foregoing sentences shall not adversely affect any right or protection of a Director of the Corporation hereunder in respect to any act or omission occurring prior to the time of such amendment, modification or repeal.

Additionally, Surgical Specialties Puerto Rico, Inc.’s amended and restated by-laws provides that the corporation may indemnify and advance expenses to its directors, officers, employees and agents to the fullest extent permitted by applicable law.

Afmedica, Inc.

American Medical Instruments Holdings, Inc.

American Medical Instruments, Inc.

B.G. Sulzle, Inc.

Manan Medical Products, Inc.

Medical Device Technologies, Inc.

Neucoll, Inc.

Surgical Specialties Corporation

Quill Medical, Inc.

Each of the companies listed above is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys’ fees) incurred by them as a result of suits brought against them in their capacity as directors or officers, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue, or matter as to which they shall have been adjudged to be liable to us, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Any such indemnification may be made by us only as authorized in each specific case upon a determination by the stockholders, disinterested directors or independent legal counsel that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit.

In accordance with the DGCL, Article XI of Afmedica, Inc.’s restated certificate of incorporation provides:

To the fullest extent permitted by applicable law, this corporation is authorized to provide indemnification of (and advancement of expenses to) agents of this corporation (and any other persons to which General Corporation Law permits this corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law, subject only to limits created by applicable General Corporation Law (statutory or non-statutory), with respect to actions for breach of duty to this corporation, its stockholders, and others.

Any amendment, repeal or modification of the foregoing provisions of this Article XI shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any director of this corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.

Afmedica, Inc.’s bylaws further provide:

6.1 Indemnification of Directors and Officers.

Each person who was or is made a party to or is threatened to be made a party to, witness or other participant in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation (an “Indemnitee”), whether the basis of the Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL or other applicable state law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide before such amendment), against all expense, liability and loss (including attorneys’ fees, judgment, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by Indemnitee in connection therewith; provided, however, the Corporation shall not indemnify any such Indemnitee in connection with a Proceeding (or part thereof) (i) initiated by such Indemnitee against the Corporation or any director or officer of the Corporation unless the Corporation has joined in or consented to the initiation of such Proceeding or (ii) made on account of Indemnitee’s conduct which constitutes a breach of Indemnitee’s duty of loyalty to the Corporation or its stockholders, or is an act or omission not in good faith which involves intentional misconduct or a knowing violation of the law. For purposes of this Section 6.1, a “director” or “officer” of the Corporation includes any person who (i) is or was a director or officer of the Corporation, (ii) is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) was a director or officer of a corporation that was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

6.2 Indemnification Of Others

The Corporation shall have the power, to the maximum extent and in the manner permitted by the DGCL or other applicable state law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide before such amendment), to indemnify each of its employees and agents against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such employees and agents in connection therewith; provided, however, the Corporation shall not indemnify any such employee or agent in connection with a Proceeding (or part thereof) (i) initiated by such employee or agent against the Corporation or any director or officer of the Corporation unless the Corporation has joined in or consented to the initiation of such Proceeding or (ii) made on account of such employee’s or agent’s conduct which constitutes a breach of such employee’s or agent’s duty of loyalty to the Corporation or its stockholders, or is an act or omission not in good faith which involves intentional misconduct or a knowing violation of the law. For purposes of this Section 6.2, an “employee” or “agent” of the Corporation includes any person other than a director or officer who (i) is or was an employee or agent of the Corporation, (ii) is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) was an employee or agent of a corporation that was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

6.3 Payment Of Expenses In Advance

Expenses incurred in defending any Proceeding for which indemnification is required pursuant to Section 6.1 shall be, or for which indemnification is permitted pursuant to Section 6.2 following authorization thereof by the Board of Directors may be, paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that the indemnified party is not entitled to be indemnified as authorized in this Article VI.

6.4 Indemnity Not Exclusive

The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

6.5 Insurance

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

In accordance with the DGCL, American Medical Instruments, Inc.’s certificate of incorporation provides for the elimination of the personal liability of Directors of the Corporation to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the DGCL, as the same may be amended and supplemented. American Medical Instruments, Inc.’s bylaws further provide the corporation may indemnify and advance expenses to its directors, officers, employees and agents to the fullest extent permitted by applicable law.

In accordance with the DGCL, American Medical Instruments Holdings, Inc.’s certificate of incorporation provides that the corporation shall indemnify all directors and officers of the corporation, and advance expenses reasonably incurred by such directors and officers in defending any civil, criminal, administrative or investigative action, suit or proceeding, in accordance with and to the fullest extent permitted by Section 145 of Delaware Law. Additionally, to the fullest extent permitted by Delaware Law, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. American Medical Instruments Holdings, Inc.’s bylaws further provide:

The corporation shall indemnify all directors and officers of the corporation, and advance expenses reasonably incurred by such directors and officers in defending any civil, criminal, administrative or investigative action, suit or proceeding, in accordance with and to the fullest extent permitted by Section 145 of Delaware Law. Such indemnification and expense advance shall not be deemed exclusive of any other rights to which a person may be entitled under any by-law, agreement, vote of disinterested directors, or as a matter of law or otherwise. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

In accordance with the DGCL, Medical Device Technologies, Inc.’s certificate of incorporation provides that the corporation shall, to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto. The Medical Device Technologies, Inc.’s bylaws further provide that the corporation may indemnify and advance expenses to its directors, officers, employees and agents to the fullest extent permitted by applicable law.

In accordance with the DGCL, Manan Medical Products, Inc.’s certificate of incorporation provides that the personal liability of directors of the corporation is eliminated to the fullest extent permitted by Section 102(b)(7) of the DGCL, as amended from time to time. Manan Medical Products, Inc.’s bylaws further provide that the corporation may indemnify and advance expenses to its directors, officers, employees and agents to the fullest extent permitted by applicable law.

In accordance with the DGCL, Surgical Specialties Corporation’s certificate of incorporation provides that the personal liability of directors of the corporation is eliminated to the fullest extent permitted by Section 102(b)(7) of the DGCL, as amended from time to time. Surgical Specialties Corporation’s bylaws further provide that the corporation may indemnify and advance expenses to its directors, officers, employees and agents to the fullest extent permitted by applicable law.

In accordance with the DGCL, B.G. Sulzle, Inc.’s certificate of incorporation provides that the personal liability of directors of the corporation is eliminated to the fullest extent permitted by Section 102(b)(7) of the DGCL, as amended from time to time. B.G. Sulzle, Inc.’s bylaws further provide that the corporation may indemnify and advance expenses to its directors, officers, employees and agents to the fullest extent permitted by applicable law.

In accordance with the DGCL, Neucoll, Inc.’s certificate of incorporation provides that, to the fullest extent permitted by the DGCL, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Additionally, the certificate of incorporation provides that the corporation “shall indemnify, to the fullest extent permitted by law, any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.” Neucoll, Inc.’s bylaws further provide that the corporation “shall indemnify its officers, directors, employees and agents to the full extent permitted by the General Corporation Law of the State of Delaware.”

In accordance with the DGCL, Quill Medical, Inc.’s certificate of incorporation provides:

No director of the Corporation shall have personal liability arising out of an action whether by or in the right of the Corporation or otherwise for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not limit or eliminate the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General

Corporation Law of Delaware or any successor provision, (iv) for any transaction from which such director derived an improper personal benefit, or (v) acts or omissions occurring prior to the date of the effectiveness of this provision.

Furthermore, notwithstanding the foregoing provision, in the event that the General Corporation Law of Delaware is amended or enacted to permit further limitation or elimination of the personal liability of the director, the personal liability of the Corporation’s directors shall be limited or eliminated to the fullest extent permitted by the applicable law.

Quill Medical, Inc.’s bylaws further provide:

Each person who was or is made a party to or is threatened to be made a party to, witness or other participant in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation (an “Indemnitee”), whether the basis of the Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL or other applicable state law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide before such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by Indemnitee in connection therewith; provided, however, the Corporation shall not indemnify any such Indemnitee in connection with a Proceeding (or part thereof) (i) initiated by such Indemnitee against the Corporation or any director or officer of the Corporation unless the Corporation has joined in or consented to the initiation of such Proceeding or (ii) made on account of Indemnitee’s conduct which constitutes a breach of Indemnitee’s duty of loyalty to the Corporation or its stockholders, or is an act or omission not in good faith which involves intentional misconduct or a knowing violation of the law. For purposes of this Section 6.1, a “director” or “officer” of the Corporation includes any person who (i) is or was a director or officer of the Corporation, (ii) is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) was a director or officer of a corporation that was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

Expenses incurred in defending any Proceeding for which indemnification is required pursuant to Section 6.1 [shall be . . . paid] by the Corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that the indemnified party is not entitled to be indemnified as authorized in this Article VI.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

Angiotech Capital, LLC

Crimson Cardinal Capital, LLC

Each of the companies listed above is organized under the laws of the State of Nevada. Section 86.411 of the Nevada Revised Statutes (the “NRS”) permits a limited liability company to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the company), by reason of being or having been a manager, member, employee or agent of the limited liability company or serving in certain capacities at the request of the limited liability company. Indemnification may include attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified. A limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the limited liability company to procure a judgment in its favor by reason of being or having been a manager, member, employee or agent of the limited liability company or serving in certain capacities at the request of the limited liability company except that indemnification may not be made for any claim, issue or matter as to which such a person has been finally adjudged by a court of competent jurisdiction to be liable to the limited liability company or for amounts paid in settlement to the limited liability company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. In either case, however, to be entitled to indemnification, the person to be indemnified must not be found to have breached his or her fiduciary duties with such breach involving intentional misconduct, fraud or a knowing violation of the law or must have acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the limited liability company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 86.431 of the NRS also provides that to the extent a manager, member, employee or agent of a limited liability company has been successful on the merits or otherwise in defense of any such action, he or she must be indemnified by the limited liability company against expenses, including attorneys’ fees actually and reasonably incurred in connection with the defense.

Section 86.431 of the NRS permits a limited liability company, in its articles of organization, operating agreement or other agreement, to provide for the payment of expenses incurred by a manager or member in defending any civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by the manager or member to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification.

Section 86.461 of the NRS permits a limited liability company to purchase and maintain insurance or make other financial arrangements on behalf of the limited liability company’s managers, members, employees or agents, or any persons serving in certain capacities at the request of the limited liability company, for any liability and expenses incurred by them in their capacities as managers, members, employees or agents or arising out of their status as such, whether or not the limited liability company has the authority to indemnify him, her or them against such liability and expenses.

Angiotech Capital LLC’s operating agreement provides that the “[m]anagers and officers if any, of the Company (“Managing Persons”) and Member shall not be liable as such for the Company’s liabilities, debts or obligations. The failure by the Company to observe any formalities or requirements relating to the exercise of its powers or the management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability on any Managing Person or Member.” Additionally, its operating agreement provides that that company shall “indemnify a Managing Person or Member for all costs, losses, liabilities and damages paid by the Managing Person in connection with the Company’s business, to the fullest extent provided or allowed by Nevada law.”

Crimson Cardinal Capital, LLC’s operating agreement provides that the liability of its members shall be limited as set forth in the operating agreement, the Nevada Limited Liability Company Act and other applicable law. The operating agreement further provides that a member “will not personally be liable for any debts or losses of the Company, except as provided in the [Nevada Limited Liability Company] Act.” Additionally, with regard to indemnification of members, the operating agreement provides that:

The Company agrees to indemnify, pay, protect and hold harmless any Member (on demand and to the satisfaction of the Member) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever in any way relating to any agreement, liability, commitment, expense or obligation of the Company which may be imposed on, incurred by, or asserted against the Member solely as a result of such Member being a Member (including, without limitation, all reasonable costs and expenses of defense, appeal and settlement of any and all suits, actions or proceedings instituted against the Member and all costs of investigation in connection therewith). The satisfaction of the obligations of the Company under this Section shall be from and limited to the assets of the Company and no Member shall have any personal liability on account thereof. The foregoing rights of indemnification are in addition to and shall not be a limitation of any rights that may be provided in the [Nevada Limited Liability Company] Act.

Point Technologies, Inc.

Point Technologies, Inc. is incorporated under the laws of the State of Colorado. The Colorado Business Corporation Act (the “Colorado Act”) permits the Company to indemnify a person who is or was an officer or director who was or is a party to any proceeding (whether threatened, pending or completed) against liability incurred in the proceeding because of his or her position, if: (i) the officer or director acted in good faith; (ii) the person reasonably believed, in the case of conduct in an official capacity with the Company, that his or her conduct was in the best interests of the Company, or in all other cases, that his or her conduct was at least not opposed to the Company’s best interests; and, (iii) in the case of a criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. If the officer or director is wholly successful, on the merits or otherwise, in such a proceeding, the Colorado Act requires the Company to indemnify the officer or director against all reasonable expenses, including attorneys’ fees incurred in connection with any such proceeding. The Colorado Act authorizes the Company to advance expenses incurred in defending any such proceeding under certain circumstances. The Colorado Act does not permit the Company to indemnify a director (a) in connection with a proceeding by or in the right of the Company in which the director was adjudicated liable to the Company, or (b) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director is adjudicated liable on the basis that the director derived an improper personal benefit. Point Technologies, Inc.’s articles of incorporation and bylaws do not currently provide any additional rights of indemnification.

Angiotech Pharmaceuticals (US), Inc.

Angiotech Pharmaceuticals (US), Inc. is incorporated under the laws of the State of Washington. The Washington Business Corporation Act and certain provisions of the company’s Articles of Incorporation under certain circumstances provide for indemnification of the company’s officers, directors and controlling persons against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to the company’s charter documents and to the statutory provisions.

In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person’s actions were in good faith, were believed to be in the company’s best interest, and were not unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of the Board of Directors, by legal counsel, or by a vote of the shareholders, that the applicable standard of conduct was met by the person to be indemnified.

The Articles of Incorporation of Angiotech Pharmaceuticals (US), Inc. provides:

Article X. Limitation on Liability of Directors

A director shall have no liability to the Corporation or its shareholders for monetary damages for conduct as a director, except for acts or omissions that involve intentional misconduct by the director, or a knowing violation of law by the director, or for conduct violating Section 23B.08.310 of the Act, or for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If the Act is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the full extent permitted by the Act, as so amended. Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification for or with respect to an act or omission of such director occurring prior to such repeal or modification.

Article XI. Indemnification of Directors, Officers, Employees and Agents

Section 1. Right to Indemnification. The Corporation shall indemnify each person who is or was, or is threatened to be made, a party to or is otherwise involved (including, without limitation, as a witness) in any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer, he or she is or was serving at the request of the Corporation as a director, officer, partner, member, trustee, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise (whether the basis of such proceeding is alleged action in an official capacity as a director, officer, partner, member, trustee, employee or agent or in any other capacity while serving as a director, officer, partner, member, trustee, employee or agent), against all obligations to pay any judgment, settlement, penalty, fine (including any excise tax assessed with respect to an employee benefit plan) and reasonable expenses (including attorneys fees) incurred or suffered by such person in connection therewith; provided, however, that (i) except as provided in Section 2 of this Article with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation, and (ii) the Corporation shall not indemnify any person from or on account of: (a) acts or omissions of the person finally adjudged to be intentional misconduct or a knowing violation of law, (b) conduct finally adjudged to be in violation of RCW 23B.08.310, or (c) any transaction with respect to which it was finally adjudged that such person personally received a benefit in money, property or services to which the person was not legally entitled. The right to indemnification conferred in this Section 1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 1 or otherwise.

Section 2. Right of Claimant to Bring Suit. If a claim under Section 1 of this Article is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty (20) days, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. The claimant shall be presumed to be entitled to indemnification under this Article upon submission of a written claim (and, in an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition, where the required undertaking has been tendered to the Corporation), and thereafter the Corporation shall have the burden of proof to overcome the presumption that the claimant is not so entitled. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its shareholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses shall be a defense to the action or create a presumption that the claimant is not so entitled.

Section 3. Contracts. The Corporation may, without further shareholder action, enter into contracts with any director or officer of the Corporation in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

Section 4. Indemnification of Employees and Agents of the Corporation. The Corporation may, by action of its Board of Directors from time to time, provide indemnification and pay expenses in advance of the final disposition of a proceeding to employees and agents of the Corporation with the same scope and effect as the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation or pursuant to rights granted pursuant to, or provided by, the Act or otherwise.

Section 5. Nonexclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

Angiotech BioCoatings Corp.

Angiotech BioCoatings Corp. is incorporated under the laws of the State of New York. BCL Section 721-726 provide that a director or officer of a New York corporation who was or is a party or a threatened party to any threatened, pending or completed action, suit or proceeding (i) shall be entitled to indemnification by the corporation for all expenses of litigation when he is successful on the merits, (ii) may be indemnified by the corporation for judgments, fines, and amounts paid in settlement of, and reasonable expenses incurred in, litigation (other than a derivative suit), even if he is not successful on the merits, if he acted in good faith and for a purpose he reasonably believed to be in or not opposed to the best interest of the corporation (and, in criminal proceedings, had no reasonable cause to believe that his conduct was unlawful), and (iii) may be indemnified by the corporation for amounts paid in settlement and reasonable expenses incurred in a derivative suit (i.e., a suit by a shareholder alleging a breach of a duty owed to the corporation by a director or officer) even if he is not successful on the merits, if he acted in good faith, for a purpose which he believed to be in, or not opposed to, the best interest of the corporation. However, no indemnification may be made in accordance with clause (iii) if he is adjudged liable to the corporation, unless a court determines that, despite the adjudication of liability and in view of all of the circumstances, he is entitled to indemnification. The indemnification described in clauses (ii) and (iii) above and the advancement of litigation expenses, may be made only upon a determination by (i) a majority of a quorum of disinterested directors, (ii) independent legal counsel, or (iii) the shareholders that indemnification is proper because the applicable standard of conduct has been met. In addition, litigation expenses to a director or officer may only be made upon receipt of an undertaking by the director or officer to repay the expenses if it is ultimately determined that he is not entitled to be indemnified. The indemnification and advancement of expenses provided for by BCL Section 721-726 are not deemed exclusive of any rights the indemnitee may have under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise. When any action with respect to indemnification of directors is taken by amendment to the by-laws, resolution of directors, or agreement, the corporation must mail a notice of the action taken to its shareholders of record by the earlier of (i) the date of the next annual meeting, or (ii) fifteen months after the date of the action taken.

In accordance with New York law, Angiotech BioCoatings Corp.’s certificate of incorporation provides that no director of the corporation shall be personally liable to the corporation of its shareholder for damages for any breach of duty in such capacity except where a judgment of other final adjudication adverse to said director establishes that the director’s acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law; that the director personally gained a profit or advantage to which the director was not entitled; or that the director’s acts violated Section 719 of the New York Business Corporation Law.

Additionally, Angiotech BioCoatings Corp.’s certificate further provides that the corporation shall, to the fullest extent legally permissible under the provisions of Article 7 of the Business Corporation Law, as the same may be amended and supplemented, shall indemnify and hold harmless any and all persons whom it shall have power to indemnify under said provisions from and against any and all liabilities (including expenses) imposed upon or reasonably incurred by him in connection with any action, suit or other proceeding in which he may be involved or with which he may be threatened, or other matters referred to in or covered by said provisions both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer of the corporation. Such indemnification provided shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, Agreement or Resolution adopted by the shareholders entitled to vote thereon after notice. Lastly, the certificate of incorporation provides that the personal liability of all of the directors corporation is eliminated to the fullest extent permitted by the Business Corporations Law, as the same may be supplemented and amended.

Item 21. Exhibits.

Exhibit Number	Description
3.1	Articles of Angiotech Pharmaceuticals, Inc.*

3.2	Articles of 0741693 B.C. Ltd.*

3.3	Articles of 0761717 B.C. Ltd.*

3.4	Memorandum and Articles of Association of 3091796 Nova Scotia Company*

3.5	Memorandum and Articles of Association of 3091799 Nova Scotia Company*

3.6	Memorandum and Articles of Association of 3129537 Nova Scotia Company*

3.7	Memorandum and Articles of Association of 3129538 Nova Scotia Company*

3.8	Memorandum and Articles of Association of 3129539 Nova Scotia Company*

3.9	Memorandum and Articles of Association of 3129540 Nova Scotia Company*

3.10	Memorandum and Articles of Association of 3129541 Nova Scotia Company*

3.11	Memorandum and Articles of Association of 3132933 Nova Scotia Company*

3.12	Memorandum and Articles of Association of 3132934 Nova Scotia Company*

3.13	Memorandum and Articles of Association of 3132935 Nova Scotia Company*

3.14	Memorandum and Articles of Association of 3132936 Nova Scotia Company*

3.15	Order of Amalgamation of Angiotech International Holdings, Corp.*

3.16	Partnership Agreement of Angiotech Investment Partnership*

3.17	Order of Amalgamation of Tercentenary Holdings, Corp.*

3.18	Certificate of Merger of Afmedica, Inc.*

3.19	Bylaws of Afmedica, Inc.*

3.20	Certificate of Incorporation of American Medical Instruments Holdings, Inc.*

3.21	Amended and Restated Bylaws of American Medical Instruments Holdings, Inc.*

3.22	Certificate of Incorporation of American Medical Instruments, Inc.*

3.23	Bylaws of American Medical Instruments, Inc.*

3.24	Certificate of Incorporation of Angiotech BioCoatings Corp.*

3.25	Bylaws of Angiotech BioCoatings Corp.*

Exhibit Number	Description
3.26	Articles of Organization of Angiotech Capital, LLC*

3.27	Operating Agreement of Angiotech Capital, LLC*

3.28	Amended and Restated Articles of Incorporation of Angiotech Pharmaceuticals (US), Inc.*

3.29	Bylaws of Angiotech Pharmaceuticals (US), Inc.*

3.30	Certificate of Incorporation of B.G. Sulzle, Inc.*

3.31	Bylaws of B.G. Sulzle, Inc.*

3.32	Articles of Organization of Crimson Cardinal Capital, LLC*

3.33	Operating Agreement of Crimson Cardinal Capital, LLC*

3.34	Certificate of Incorporation of Manan Medical Products, Inc.*

3.35	Bylaws of Manan Medical Products, Inc.*

3.36	Certificate of Incorporation of Medical Device Technologies, Inc.*

3.37	Bylaws of Medical Device Technologies, Inc.*

3.38	Certificate of Merger of NeuColl, Inc.*

3.39	Bylaws of NeuColl, Inc.*

3.40	Articles of Incorporation of Point Technologies, Inc.*

3.41	Bylaws of Point Technologies, Inc.*

3.42	Certificate of Incorporation of Surgical Specialties Corporation*

3.43	Bylaws of Surgical Specialties Corporation*

3.44	Certificate of Incorporation of Quill Medical, Inc.*

3.45	Bylaws of Quill Medical, Inc.*

3.46	Certificate of Incorporation of Surgical Specialties Puerto Rico, Inc.*

3.47	Amended and Restated Bylaws of Surgical Specialties Puerto Rico, Inc.*

3.48	Memorandum and Amended Articles of Association and Certificate of Incorporation of Surgical Specialties UK Holdings Limited*

3.49	Memorandum and Articles of Association of 3091797 Nova Scotia Company*

3.50	Memorandum and Articles of Association of 3091798 Nova Scotia Company*

4.1	Indenture dated as of March 23, 2006 by and among Angiotech Pharmaceuticals, Inc., the Subsidiary Guarantors identified therein and Wells Fargo Bank, N.A.*

4.2	Supplemental Indenture dated as of August 18, 2006 by and among Angiotech Pharmaceuticals, Inc., the Subsidiary Guarantors identified therein and Wells Fargo Bank, N.A.*

4.3	Indenture dated as of December 11, 2006 by and among Angiotech Pharmaceuticals, Inc., the Subsidiary Guarantors identified therein and Wells Fargo Bank, N.A.

5.1	Opinion of Sullivan & Cromwell LLP, special U.S. counsel, as to the legality of the Notes and guarantees.

5.2	Opinion of Borden Ladner Gervais LLP, British Columbia counsel, as to the legality of the Notes and guarantees.

5.3	Opinion of Stewart McKelvey, Nova Scotia counsel, as to the legality of the guarantees.

Exhibit Number	Description
5.4	Opinion of Lionel Sawyer & Collins, Nevada counsel, as to the legality of the guarantees.

5.5	Opinion of Heller Ehrman LLP, Washington counsel, as to the legality of the guarantees.

5.6	Opinion of Faegre & Benson LLP, Colorado counsel, as to the legality of the guarantees.

5.7	Opinion of McConnell Valdes, Puerto Rico counsel, as to the legality of the guarantees.

5.8	Opinion of Herbert Smith LLP, England & Wales counsel, as to the legality of the guarantees.

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Ernst & Young LLP

23.3	Consent of Hughes Pittman & Gupton LLP

24.1	Powers of Attorney (included on the signature pages of the Registration Statement)

25.1	Statement of Eligibility of the Trustee on Form T-1

99.1	Letter of Transmittal

99.2	Notice of Guaranteed Delivery

*	Previously filed as an exhibit to the Company’s Registration Statement on Forms F-10, F-4 and S-4 filed with the Securities and Exchange Commission on October 25, 2006.

Item 22. Undertakings.

(1) The undersigned registrants hereby undertake:

(i) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(a) to include any prospectus required by Section10(a)(3) of the Securities Act of 1933;

(b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(ii) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(2) The undersigned registrants hereby undertake:

(i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Forms S-4 and F-4, within one business day of receipt of such requests, and to send the incorporated documents by first class mail or other equally prompt means; and

(ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Form F-10

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

Each of the Registrants on Form F-10 undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

Concurrent with the filing of this Registration Statement, the Registrants have each filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

Any change to the name or address of the agent for service of process of the Registrants shall be communicated promptly to the Commission by an amendment to the Form F-X referencing the file number of the relevant registration statement.

III-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form F-10 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, in the Province of British Columbia, Country of Canada, on March 8, 2007.

ANGIOTECH PHARMACEUTICALS, INC.

By:	/S/ WILLIAM HUNTER
Name:	William Hunter
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints K. Thomas Bailey and David M. Hall, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/S/ WILLIAM HUNTER William Hunter	President, Chief Executive Officer and Director (Principal Executive Officer)

/S/ K. THOMAS BAILEY K. Thomas Bailey	Chief Financial Officer (Principal Financial & Accounting Officer)

/S/ DAVID T. HOWARD David T. Howard	Director

/S/ HARTLEY RICHARDSON Hartley Richardson	Director

/S/ GLEN D. NELSON Glen D. Nelson	Director

/S/ NED BROWN Ned Brown	Director

/S/ ARTHUR H. WILLMS Arthur H. Willms	Director

Signature	Title

/S/ GREGORY PEET Gregory Peet	Director

/S/ DAVID M. HALL Angiotech Pharmaceuticals (US), Inc. Name: David M. Hall Title: Secretary, Treasurer and Chief Financial Officer	Authorized Representative in the United States of America

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form F-10 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, in the Province of British Columbia, Country of Canada, on March 8, 2007.

0741693 B.C. LTD.

By:	/S/ DAVID M. HALL
Name:	David M. Hall
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints K. Thomas Bailey and David M. Hall, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/S/ DAVID M. HALL David M. Hall	President and Director (Principal Executive Officer)

/S/ JAY DENT Jay Dent	Vice President, Finance & Accounting (Principal Financial & Accounting Officer)

/S/ WILLIAM STANGER William Stanger	Secretary and Director

/S/ DAVID M. HALL Angiotech Pharmaceuticals (US), Inc. Name: David M. Hall Title: Secretary, Treasurer and Chief Financial Officer	Authorized Representative in the United States of America

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form F-10 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, in the Province of British Columbia, Country of Canada, on March 8, 2007.

0761717 B.C. LTD.

By:	/S/ DAVID M. HALL
Name:	David M. Hall
Title:	President and Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints K. Thomas Bailey and David M. Hall, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/S/ DAVID M. HALL David M. Hall	President, Secretary and Director (Principal Executive, Financial & Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form F-10 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, in the Province of British Columbia, Country of Canada, on March 8, 2007.

3091796 NOVA SCOTIA COMPANY

By:	/S/ DAVID M. HALL
Name:	David M. Hall
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints K. Thomas Bailey and David M. Hall, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/S/ DAVID M. HALL David M. Hall	President and Director (Principal Executive Officer)

/S/ JAY DENT Jay Dent	Vice President, Finance & Accounting and Director (Principal Financial & Accounting Officer)

/S/ WILLIAM STANGER William Stanger	Secretary and Director

/S/ DAVID M. HALL Angiotech Pharmaceuticals (US), Inc. Name: David M. Hall Title: Secretary, Treasurer and Chief Financial Officer	Authorized Representative in the United States of America

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form F-10 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, in the Province of British Columbia, Country of Canada, on March 8, 2007.

3091797 NOVA SCOTIA COMPANY

By:	/S/ DAVID MCMASTERS
Name:	David McMasters
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints K. Thomas Bailey and David M. Hall, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/S/ DAVID MCMASTERS David McMasters	President and Director (Principal Executive, Financial & Accounting Officer)

/S/ DAVID PHINNEY David Phinney	Secretary and Director

/S/ DAVID PARKER David Parker	Director

/s/ DAVID M. HALL Angiotech Pharmaceuticals (US), Inc. Name: David M. Hall Title: Secretary, Treasurer and Chief Financial Officer	Authorized Representative in the United States of America

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form F-10 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, in the Province of British Columbia, Country of Canada, on March 8, 2007.

3091798 NOVA SCOTIA COMPANY

By:	/S/ DAVID M. HALL
Name:	David M. Hall
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints K. Thomas Bailey and David M. Hall, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/S/ DAVID M. HALL David M. Hall	President and Director (Principal Executive, Financial & Accounting Officer)

/S/ WILLIAM STANGER William Stanger	Secretary and Director

/S/ JAY DENT Jay Dent	Director

/S/ DAVID M. HALL Angiotech Pharmaceuticals (US), Inc. Name: David M. Hall Title: Secretary, Treasurer and Chief Financial Officer	Authorized Representative in the United States of America

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form F-10 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, in the Province of British Columbia, Country of Canada, on March 8, 2007.

3091799 NOVA SCOTIA COMPANY

By:	/S/ DAVID M. HALL
Name:	David M. Hall
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints K. Thomas Bailey and David M. Hall, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/S/ DAVID M. HALL David M. Hall	President and Director (Principal Executive, Financial & Accounting Officer)

/S/ WILLIAM STANGER William Stanger	Secretary and Director

/S/ JAY DENT Jay Dent	Director

/S/ DAVID M. HALL Angiotech Pharmaceuticals (US), Inc. Name: David M. Hall Title: Secretary, Treasurer and Chief Financial Officer	Authorized Representative in the United States of America

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form F-10 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, in the Province of British Columbia, Country of Canada, on March 8, 2007.

3129537 NOVA SCOTIA COMPANY

By:	/S/ DAVID M. HALL
Name:	David M. Hall
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints K. Thomas Bailey and David M. Hall, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/S/ DAVID M. HALL David M. Hall	President and Director (Principal Executive, Financial & Accounting Officer)

/S/ WILLIAM STANGER William Stanger	Secretary and Director

/S/ JAY DENT Jay Dent	Director

/S/ DAVID M. HALL Angiotech Pharmaceuticals (US), Inc. Name: David M. Hall Title: Secretary, Treasurer and Chief Financial Officer	Authorized Representative in the United States of America

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form F-10 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, in the Province of British Columbia, Country of Canada, on March 8, 2007.

3129538 NOVA SCOTIA COMPANY

By:	/S/ DAVID M. HALL
Name:	David M. Hall
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints K. Thomas Bailey and David M. Hall, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/S/ DAVID M. HALL David M. Hall	President and Director (Principal Executive, Financial & Accounting Officer)

/S/ WILLIAM STANGER William Stanger	Secretary and Director

/S/ JAY DENT Jay Dent	Director

/S/ DAVID M. HALL Angiotech Pharmaceuticals (US), Inc. Name: David M. Hall Title: Secretary, Treasurer and Chief Financial Officer	Authorized Representative in the United States of America

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form F-10 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, in the Province of British Columbia, Country of Canada, on March 8, 2007.

3129539 NOVA SCOTIA COMPANY

By:	/s/ DAVID M. HALL
Name:	David M. Hall
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints K. Thomas Bailey and David M. Hall, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ DAVID M. HALL David M. Hall	President and Director (Principal Executive, Financial & Accounting Officer)

/s/ WILLIAM STANGER William Stanger	Secretary and Director

/s/ JAY DENT Jay Dent	Director

/s/ DAVID M. HALL Angiotech Pharmaceuticals (US), Inc. Name: David M. Hall Title: Secretary, Treasurer and Chief Financial Officer	Authorized Representative in the United States of America

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form F-10 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, in the Province of British Columbia, Country of Canada, on March 8, 2007.

3129540 NOVA SCOTIA COMPANY

By:	/s/ DAVID M. HALL
Name:	David M. Hall
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints K. Thomas Bailey and David M. Hall, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ DAVID M. HALL David M. Hall	President and Director (Principal Executive, Financial & Accounting Officer)

/s/ WILLIAM STANGER William Stanger	Secretary and Director

/s/ JAY DENT Jay Dent	Director

/s/ DAVID M. HALL Angiotech Pharmaceuticals (US), Inc. Name: David M. Hall Title: Secretary, Treasurer and Chief Financial Officer	Authorized Representative in the United States of America

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form F-10 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, in the Province of British Columbia, Country of Canada, on March 8, 2007.

3129541 NOVA SCOTIA COMPANY

By:	/s/ DAVID M. HALL
Name:	David M. Hall
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints K. Thomas Bailey and David M. Hall, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ DAVID M. HALL David M. Hall	President and Director (Principal Executive, Financial & Accounting Officer)

/s/ WILLIAM STANGER William Stanger	Secretary and Director

/s/ JAY DENT Jay Dent	Director

/s/ DAVID M. HALL Angiotech Pharmaceuticals (US), Inc. Name: David M. Hall Title: Secretary, Treasurer and Chief Financial Officer	Authorized Representative in the United States of America

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form F-10 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, in the Province of British Columbia, Country of Canada, on March 8, 2007.

3132933 NOVA SCOTIA COMPANY

By:	/s/ DAVID M. HALL
Name:	David M. Hall
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints K. Thomas Bailey and David M. Hall, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ DAVID M. HALL David M. Hall	President and Director (Principal Executive, Financial & Accounting Officer)

/s/ WILLIAM STANGER William Stanger	Secretary and Director

/s/ JAY DENT Jay Dent	Director

/s/ DAVID M. HALL Angiotech Pharmaceuticals (US), Inc. Name: David M. Hall Title: Secretary, Treasurer and Chief Financial Officer	Authorized Representative in the United States of America

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form F-10 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, in the Province of British Columbia, Country of Canada, on March 8, 2007.

3132934 NOVA SCOTIA COMPANY

By:	/s/ DAVID M. HALL
Name:	David M. Hall
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints K. Thomas Bailey and David M. Hall, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ DAVID M. HALL David M. Hall	President and Director (Principal Executive, Financial & Accounting Officer)

/s/ WILLIAM STANGER William Stanger	Secretary and Director

/s/ JAY DENT Jay Dent	Director

/s/ DAVID M. HALL Angiotech Pharmaceuticals (US), Inc. Name: David M. Hall Title: Secretary, Treasurer and Chief Financial Officer	Authorized Representative in the United States of America

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form F-10 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, in the Province of British Columbia, Country of Canada, on March 8, 2007.

3132935 NOVA SCOTIA COMPANY

By:	/S/ DAVID M. HALL
Name:	David M. Hall
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints K. Thomas Bailey and David M. Hall, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/S/ DAVID M. HALL David M. Hall	President and Director (Principal Executive, Financial & Accounting Officer)

/S/ WILLIAM STANGER William Stanger	Secretary and Director

/S/ JAY DENT Jay Dent	Director

/S/ DAVID M. HALL Angiotech Pharmaceuticals (US), Inc. Name: David M. Hall Title: Secretary, Treasurer and Chief Financial Officer	Authorized Representative in the United States of America

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form F-10 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, in the Province of British Columbia, Country of Canada, on March 8, 2007.

3132936 NOVA SCOTIA COMPANY

By:	/S/ DAVID M. HALL
Name:	David M. Hall
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints K. Thomas Bailey and David M. Hall, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/S/ DAVID M. HALL David M. Hall	President and Director (Principal Executive, Financial & Accounting Officer)

/S/ WILLIAM STANGER William Stanger	Secretary and Director

/S/ JAY DENT Jay Dent	Director

/S/ DAVID M. HALL Angiotech Pharmaceuticals (US), Inc. Name: David M. Hall Title: Secretary, Treasurer and Chief Financial Officer	Authorized Representative in the United States of America

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-4 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, in the Province of British Columbia, Country of Canada, on March 8, 2007.

AFMEDICA, INC.

By:	/S/ DAVID MCMASTERS
Name:	David McMasters
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints K. Thomas Bailey and David M. Hall, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/S/ DAVID MCMASTERS David McMasters	President, Chief Executive Officer and Director (Principal Executive Officer)

/S/ DAVID M. HALL David M. Hall	Treasurer, Secretary and Chief Financial Officer (Principal Financial & Accounting Officer)

/S/ DAVID PARKER David Parker	Vice President, Intellectual Property and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-4 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, in the Province of British Columbia, Country of Canada, on March 8, 2007.

AMERICAN MEDICAL INSTRUMENTS HOLDINGS, INC.

By:	/S/ K. THOMAS BAILEY
Name:	K. Thomas Bailey
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints K. Thomas Bailey and David M. Hall, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/S/ K. THOMAS BAILEY K. Thomas Bailey	President and Director (Principal Executive, Financial & Accounting Officer)

/S/ DAVID PHINNEY David Phinney	Director and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-4 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, in the Province of British Columbia, Country of Canada, on March 8, 2007.

AMERICAN MEDICAL INSTRUMENTS, INC.

By:	/S/ K. THOMAS BAILEY
Name:	K. Thomas Bailey
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints K. Thomas Bailey and David M. Hall, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/S/ K. THOMAS BAILEY K. Thomas Bailey	President and Director (Principal Executive, Financial & Accounting Officer)

/S/ DAVID PHINNEY David Phinney	Director and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-4 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, in the Province of British Columbia, Country of Canada, on March 8, 2007.

ANGIOTECH BIOCOATINGS CORP.

By:	/S/ WILLIAM HUNTER
Name:	William Hunter
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints K. Thomas Bailey and David M. Hall, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/S/ WILLIAM HUNTER William Hunter	President and Chief Executive Officer (Principal Executive Officer)

/S/ DAVID MCMASTERS David McMasters	Vice President, Secretary and Director

/S/ DAVID M. HALL David M. Hall	Vice President, Treasurer and Director (Principal Financial & Accounting Officer)

/S/ DAVID PARKER David Parker	Vice President, Intellectual Property and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-4 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, in the Province of British Columbia, Country of Canada, on March 8, 2007.

ANGIOTECH CAPITAL, LLC

By:	/S/ DAVID PARKER
Name:	David Parker
Title:	Vice President, Intellectual Property

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints K. Thomas Bailey and David M. Hall, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/S/ DAVID PARKER David Parker	Vice President, Intellectual Property

/S/ DAVID MCMASTERS David McMasters	Manager (Principal Executive Officer)

/S/ DAVID M. HALL David M. Hall	Manager (Principal Financial & Accounting Officer)

/S/ DAVID PHINNEY David Phinney	Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form F-10 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, in the Province of British Columbia, Country of Canada, on March 8, 2007.

ANGIOTECH INTERNATIONAL HOLDINGS, CORP.

By:	/S/ DAVID M. HALL
Name:	David M. Hall
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints K. Thomas Bailey and David M. Hall, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/S/ DAVID M. HALL David M. Hall	President and Director (Principal Executive, Financial & Accounting Officer)

/S/ WILLIAM STANGER William Stanger	Secretary and Director

/S/ JAY DENT Jay Dent	Director

/S/ DAVID M. HALL Angiotech Pharmaceuticals (US), Inc. Name: David M. Hall Title: Secretary, Treasurer and Chief Financial Officer	Authorized Representative in the United States of America

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form F-10 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, in the Province of British Columbia, Country of Canada, on March 8, 2007.

ANGIOTECH INVESTMENT PARTNERSHIP

By:	/S/ WILLIAM HUNTER
ANGIOTECH PHARMACEUTICALS, INC.
Name:	William Hunter
Title:	President and Chief Executive Officer

By:	/S/ DAVID M. HALL
3091796 NOVA SCOTIA COMPANY
Name:	David M. Hall
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints K. Thomas Bailey and David M. Hall, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

ANGIOTECH PHARMACEUTICALS, INC.

/S/ DAVID T. HOWARD David T. Howard	Director

/S/ HARTLEY RICHARDSON Hartley Richardson	Director

/S/ GLEN D. NELSON Glen D. Nelson	Director

/S/ NED BROWN Ned Brown	Director

Signature	Title

/S/ ARTHUR H. WILLMS Arthur H. Willms	Director

/S/ GREGORY PEET Gregory Peet	Director

3091796 NOVA SCOTIA COMPANY

/S/ DAVID M. HALL David M. Hall	Director

/S/ JAY DENT Jay Dent	Director

/S/ WILLIAM STANGER William Stanger	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-4 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, in the Province of British Columbia, Country of Canada, on March 8, 2007.

ANGIOTECH PHARMACEUTICALS (US), INC.

By:	/S/ WILLIAM HUNTER
Name:	William Hunter
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints K. Thomas Bailey and David M. Hall, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/S/ WILLIAM HUNTER William Hunter	President and Chief Executive Officer (Principal Executive Officer)

/S/ DAVID M. HALL David M. Hall	Secretary, Treasurer, Chief Financial Officer and Director (Principal Financial & Accounting Officer)

/S/ DAVID PARKER David Parker	Director

/S/ DAVID MCMASTERS David McMasters	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-4 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, in the Province of British Columbia, Country of Canada, on March 8, 2007.

B.G. SULZLE, INC.

By:	/S/ K. THOMAS BAILEY
Name:	K. Thomas Bailey
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints K. Thomas Bailey and David M. Hall, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/S/ K. THOMAS BAILEY K. Thomas Bailey	President and Director (Principal Executive, Financial & Accounting Officer)

/S/ DAVID PHINNEY David Phinney	Director and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-4 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, in the Province of British Columbia, Country of Canada, on March 8, 2007.

CRIMSON CARDINAL CAPITAL, LLC

By:	/S/ DAVID MCMASTERS
Name:	David McMasters
Title:	Manager

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints K. Thomas Bailey and David M. Hall, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/S/ DAVID MCMASTERS David McMasters	Manager (Principal Executive Officer)

/S/ DAVID M. HALL David M. Hall	Manager (Principal Financial & Accounting Officer)

/S/ DAVID PHINNEY David Phinney	Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-4 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, in the Province of British Columbia, Country of Canada, on March 8, 2007.

MANAN MEDICAL PRODUCTS, INC.

By:	/S/ K. THOMAS BAILEY
Name:	K. Thomas Bailey
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints K. Thomas Bailey and David M. Hall, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/S/ K. THOMAS BAILEY K. Thomas Bailey	President and Director (Principal Executive, Financial & Accounting Officer)

/S/ DAVID PHINNEY David Phinney	Director and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-4 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, in the Province of British Columbia, Country of Canada, on March 8, 2007.

MEDICAL DEVICE TECHNOLOGIES, INC.

By:	/S/ K. THOMAS BAILEY
Name:	K. Thomas Bailey
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints K. Thomas Bailey and David M. Hall, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/S/ K. THOMAS BAILEY K. Thomas Bailey	President and Director (Principal Executive, Financial & Accounting Officer)

/S/ DAVID PHINNEY David Phinney	Director and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-4 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, in the Province of British Columbia, Country of Canada, on March 8, 2007.

NEUCOLL, INC.

By:	/S/ DAVID MCMASTERS
Name:	David McMasters
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints K. Thomas Bailey and David M. Hall, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/S/ DAVID MCMASTERS David McMasters	President, Chief Executive Officer and Director (Principal Executive Officer)

/S/ DAVID M. HALL David M. Hall	Chief Financial Officer, Secretary and Director (Principal Financial & Accounting Officer)

/S/ DAVID PARKER David Parker	VP, Intellectual Property and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-4 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, in the Province of British Columbia, Country of Canada, on March 8, 2007.

POINT TECHNOLOGIES, INC.

By:	/S/ K. THOMAS BAILEY
Name:	K. Thomas Bailey
Title:	President and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints K. Thomas Bailey and David M. Hall, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/S/ K. THOMAS BAILEY K. Thomas Bailey	President, Treasurer and Director (Principal Executive, Financial & Accounting Officer)

/S/ DAVID PHINNEY David Phinney	Director and Secretary

/S/ DAVID MCMASTERS David McMasters	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-4 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, in the Province of British Columbia, Country of Canada, on March 8, 2007.

QUILL MEDICAL, INC.

By:	/S/ DAVID D. MCMASTERS
Name:	David D. McMasters
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints K. Thomas Bailey and David M. Hall, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/S/ DAVID D. MCMASTERS David D. McMasters	Director, President & Chief Executive Officer (Principal Executive Officer)

/S/ DAVID M. HALL David M. Hall	Director and Chief Compliance Officer (Principal Financial & Accounting Officer)

/S/ DAVID W. PARKER David W. Parker	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-4 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, in the Province of British Columbia, Country of Canada, on March 8, 2007.

SURGICAL SPECIALTIES CORPORATION

By:	/S/ K. THOMAS BAILEY
Name:	K. Thomas Bailey
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints K. Thomas Bailey and David M. Hall, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/S/ K. THOMAS BAILEY K. Thomas Bailey	President and Director (Principal Executive, Financial & Accounting Officer)

/S/ DAVID PHINNEY David Phinney	Director and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form F-4 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, in the Province of British Columbia, Country of Canada, on March 8, 2007.

SURGICAL SPECIALTIES PUERTO RICO, INC.

By:	/S/ K. THOMAS BAILEY
Name:	K. Thomas Bailey
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints K. Thomas Bailey and David M. Hall, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/S/ K. THOMAS BAILEY K. Thomas Bailey	President and Director (Principal Executive, Financial & Accounting Officer)

/S/ DAVID PHINNEY David Phinney	Director and Secretary

/S/ DAVID M. HALL Angiotech Pharmaceuticals (US), Inc. Name: David M. Hall Title: Secretary, Treasurer and Chief Financial Officer	Authorized Representative in the United States of America

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form F-4 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, in the Province of British Columbia, Country of Canada, on March 8, 2007.

SURGICAL SPECIALTIES UK HOLDINGS LIMITED

By:	/S/ K. THOMAS BAILEY
Name:	K. Thomas Bailey
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints K. Thomas Bailey and David M. Hall, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/S/ K. THOMAS BAILEY K. Thomas Bailey	President and Director (Principal Executive, Financial & Accounting Officer)

/S/ DAVID PHINNEY David Phinney	Director and Secretary

/S/ DAVID M. HALL Angiotech Pharmaceuticals (US), Inc. Name: David M. Hall Title: Secretary, Treasurer and Chief Financial Officer	Authorized Representative in the United States of America

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form F-10 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, in the Province of British Columbia, Country of Canada, on March 8, 2007.

TERCENTENARY HOLDINGS, CORP.

By:	/S/ DAVID M. HALL
Name:	David M. Hall
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints K. Thomas Bailey and David M. Hall, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/S/ DAVID M. HALL David M. Hall	President and Director (Principal Executive, Financial & Accounting Officer)

/S/ WILLIAM STANGER William Stanger	Secretary and Director

/S/ JAY DENT Jay Dent	Director

/S/ DAVID M. HALL Angiotech Pharmaceuticals (US), Inc. Name: David M. Hall Title: Secretary, Treasurer and Chief Financial Officer	Authorized Representative in the United States of America